--------------------------------------------------------------------------------





                    WELLS FARGO ASSET SECURITIES CORPORATION
                                    (Seller)



                                       and



                   WELLS FARGO MINNESOTA, NATIONAL ASSOCIATION
                                (Master Servicer)



                                       and



                     UNITED STATES TRUST COMPANY OF NEW YORK
                                    (Trustee)



                                       and



                            FIRST UNION NATIONAL BANK
                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT


                          Dated as of October 27, 2000

                                 $146,421,394.41

                 Mortgage Asset-Backed Pass-Through Certificates
                                  Series 2000-1





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trust Administrator.............................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller...................................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trust Administrator...........
Section 3.04  Trust Administrator to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trust Administrator; Annual Compliance
               Statements...................................................
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan.........................................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trust Administrator and the Seller.............
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer.....................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others..........................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee, the Trust Administrator and
               Seller by Master Servicer....................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trust Administrator to Act; Appointment of Successor..........
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator.................
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator................................................
Section 8.03  Neither the Trustee Nor the Trust Administrator Required
               to Make Investigation........................................
Section 8.04  Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans...............................
Section 8.05  Trustee and Trust Administrator May Own Certificates..........
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement......................................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law; Jurisdiction...................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Special Notices to Rating Agencies............................
Section 10.08 Covenant of Seller............................................
Section 10.09 Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date..................................................
Section 11.02 Cut-Off Date Aggregate Principal Balance......................
Section 11.03 Original Group I-A Percentage.................................
Section 11.04 Original Group II-A Perce.tage................................
Section 11.05 Original Group III-A Percentage...............................
Section 11.06 Original Principal Balances of the Classes of Class A
               Certificates.................................................
Section 11.07 Original Aggregate Non-PO Principal Balance...................
Section 11.08 Original Aggregate Subordinate Percentage.....................
Section 11.09 Original Class B Principal Balance............................
Section 11.10 Original Group I Subordinated Principal Balance...............
Section 11.11 Original Group II Subordinated Principal Balance..............
Section 11.12 Original Group III Subordinated Principal Balance.............
Section 11.13 Original Principal Balances of the Classes of Class B
               Certificates.................................................
Section 11.14 Original Class B-1 Fractional Interest........................
Section 11.15 Original Class B-2 Fractional Interest........................
Section 11.16 Original Class B-3 Fractional Interest........................
Section 11.17 Original Class B-4 Fractional Interest........................
Section 11.18 Original Class B-5 Fractional Interest........................
Section 11.19 Closing Date..................................................
Section 11.20 Right to Purchase.............................................
Section 11.21 Wire Transfer Eligibility.....................................
Section 11.22 Single Certificate............................................
Section 11.23 Servicing Fee Rate............................................
Section 11.24 Master Servicing Fee Rate.....................................

                                    EXHIBITS
                                    --------

EXHIBIT A-I-A-1     -   Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-PO    -   Form of Face of Class I-A-PO Certificate
EXHIBIT A-II-A-1    -   Form of Face of Class II-A-1 Certificate
EXHIBIT A-I-A-PO    -   Form of Face of Class II-A-PO Certificate
EXHIBIT A-II-A-R    -   Form of Face of Class II-A-R Certificate
EXHIBIT A-III-A-1   -   Form of Face of Class III-A-1 Certificate
EXHIBIT A-III-A-2   -   Form of Face of Class III-A-2 Certificate
EXHIBIT A-III-A-3   -   Form of Face of Class III-A-3 Certificate
EXHIBIT A-III-A-PO  -   Form of Face of Class III-A-PO Certificate
EXHIBIT B-1         -   Form of Face of Class B-1 Certificate
EXHIBIT B-2         -   Form of Face of Class B-2 Certificate
EXHIBIT B-3         -   Form of Face of Class B-3 Certificate
EXHIBIT B-4         -   Form of Face of Class B-4 Certificate
EXHIBIT B-5         -   Form of Face of Class B-5 Certificate
EXHIBIT B-6         -   Form of Face of Class B-6 Certificate
EXHIBIT C           -   Form of Reverse of Series 2000-1 Certificates
EXHIBIT D           -   Reserved
EXHIBIT E           -   Custodial Agreement
EXHIBIT F-1A        -   Schedule of Group II Mortgage Loans Serviced by WFHM
                        from locations other than Frederick, Maryland
EXHIBIT F-1B        -   Schedule of Group III Mortgage Loans Serviced by WFHM
                        from locations other than Frederick, Maryland
EXHIBIT F-2A        -   Schedule of Group I Mortgage Loans Serviced by WFHM in
                        Frederick, Maryland
EXHIBIT F-2B        -   Schedule of Group II Mortgage Loans Serviced by WFHM in
                        Frederick, Maryland
EXHIBIT F-2C        -   Schedule of Group III Mortgage Loans Serviced by WFHM in
                        Frederick, Maryland
EXHIBIT F-3A        -   Schedule of Group I Mortgage Loans Serviced by Other
                        Servicers
EXHIBIT F-3B        -   Schedule of Group II Mortgage Loans Serviced by Other
                        Servicers
EXHIBIT F-3C        -   Schedule of Group III Mortgage Loans Serviced by Other
                        Servicers
EXHIBIT G           -   Request for Release
EXHIBIT H           -   Affidavit Pursuant to Section 860E(e)(4) of the Internal
                        Revenue Code of 1986, as amended, and for Non-ERISA
                        Investors
EXHIBIT I           -   Letter from Transferor of Residual Certificates
EXHIBIT J           -   Transferee's Letter (Class [B-4] [B-5] [B-6]
                        Certificates)
EXHIBIT K           -   Transferee's Letter (Class [B-1] [B-2] [B-3]
                        Certificates)
EXHIBIT L           -   Servicing Agreements
EXHIBIT M           -   Form of Special Servicing Agreement
SCHEDULE I          -   Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of October 27, 2000 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                        W I T N E S S E T H     T H A T:
                        - - - - - - - - - -     - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount and Group III Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance, Group II-A Principal Balance and Group III-A Principal Balance.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Group III-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group III-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance, the Group III-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion), the Group II Pool Balance (Non-PO Portion) and Group III Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of
Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance, Group II Apportioned Principal Balance or Group III Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance, Group II Apportioned Principal Balance or Group III Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and
(i) any Distribution Date occurring prior to the Cross-Over Date and on or after the Distribution Date on which the Principal Balance of each Class of one or two Groups (other than the Class A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group Optimal Principal Amount or the sum of the Class B Loan Group Optimal Amounts relating to the Loan Group or Loan Groups for which the corresponding Class A Certificates (other than the Class A-PO Certificates) are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of August 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $164,012.41 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class II-A-1 Certificates, Class III-A-1 Certificates, Class III-A-2 Certificates and Class III-A-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Certificateholder: The registered holder of a Class I-A-PO Certificate.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (A) of Section 4.01(a) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class I-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (A) of Section 4.01(a). On and after the Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the Cross-Over Date, the lesser of (a) the Class I-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Cross-Over Date, the amount determined in accordance with clause (b) above.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class II-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (B) of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum of, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the Cross-Over Date, the lesser of (a) the Class II-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Cross-Over Date, the amount determined in accordance with clause (b) above.

            Class II-A-R Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-R and Exhibit C hereto.

            Class II-A-R Certificateholder: The registered holder of a Class II-A-R Certificate.

            Class III-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-1 and Exhibit C hereto.

            Class III-A-1 Certificateholder: The registered holder of a Class III-A-1 Certificate.

            Class III-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-2 and Exhibit C hereto.

            Class III-A-2 Certificateholder: The registered holder of a Class III-A-2 Certificate.

            Class III-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-2 and Exhibit C hereto.

            Class III-A-3 Certificateholder: The registered holder of a Class III-A-3 Certificate.

            Class III-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-PO and Exhibit C hereto.

            Class III-A-PO Certificateholder: The registered holder of a Class III-A-PO Certificate.

            Class III-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class III-A-PO Optimal Principal Amounts for the Class III-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class III-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (C) of Section 4.01(a) and (y) the sum of the product for each Group III Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group III Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class III-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class III-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (C) of Section 4.01(a). On and after the Cross-Over Date, the Class III-A-PO Deferred Amount will be zero. No interest will accrue on any Class III-A-PO Deferred Amount.

            Class III-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group III Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group III Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group III Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group III Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group III Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group III Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group III Mortgage Loan substituted for a Group III Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group III Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group III Mortgage Loan; and

      (II) the Class III-A-PO Recovery for such Distribution Date.

            Class III-A-PO Recovery: As to any Distribution Date prior to the Cross-Over Date, the lesser of (a) the Class III-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class III-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group III Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group III Mortgage Loan and (y) the amount of the Recovery with respect to such Group III Mortgage Loan. As to any Distribution Date on or after the Cross-Over Date, the amount determined in accordance with clause (b) above.

            Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Pass-Through Rate: As to the Class I-A-1, Class II-A-1, Class II-A-R, Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, 7.500% per annum. The Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts, Group II-A Interest Shortfall Amounts or Group III-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

            Class A-PO Certificates: Any of the Class I-A-PO Certificates, Class II-A-PO Certificates or Class III-A-PO Certificates.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group III Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group III Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount, Class B Loan Group II Optimal Principal Amount or Class B Loan Group III Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance`of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 7.500% per annum.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraphs first, second and third of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-1 Loan Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-1 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-1 Loan Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage, Group II Class B-1 Prepayment Percentage, Group III Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of Section 4.01(a).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-2 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-2 Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-2 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-2 Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group III Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of Section 4.01(a).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-3 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-3 Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-3 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-3 Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-3 Prepayment Percentage, Group II Class B-3 Prepayment Percentage or Group III Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of Section 4.01(a).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month Period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-4 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month Period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-4 Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-4 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month Period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-4 Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

      (II) the Group I Class B-4 Prepayment Percentage, Group II Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-5 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-5 Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-5 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-5 Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-5 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group III Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragbaph fourteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that w%re received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-6 Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II Class B-6 Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Class B-6 Loan Group III Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan in Loan Group III, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group III Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group III Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group III Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group III Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III Class B-6 Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-6 Prepayment Percentage, Group II Class B-6 Prepayment Percentage or Group III Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on`prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.19.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28202 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Cross-Over Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage, Group II-A Percentage and Group III-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

            Current Group III-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group III-A Certificates pursuant to Clause (i) Paragraph first Clause (C) of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii) Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional`Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan, Group II Discount Mortgage Loan or Group III Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1A Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-1B Mortgage Loan: Any of the Group III Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2C Mortgage Loan: Any of the Group III Mortgage Loans identified in Exhibit F-2C hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-3A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Exhibit F-3B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Exhibit F-3C Mortgage Loan: Any of the Group III Mortgage Loans identified in Exhibit F-3C hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group II-A Certificates and Group III-A Certificates and Class B Certificates is November 25, 2030, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group I-A Certificates is November 25, 2015.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described above, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (a) 7.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,392,641.83 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: The Group I-A Certificates, the Group II-A Certificates or the Group III-A Certificates.

            Group Subordinate Amount: Either of the Group I Subordinate Amount, the Group II Subordinate Amount or the Group III Subordinate Amount.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-2A and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation Profits in respect of Group I Mortgage Loans;

            (k)   Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1A, F-2B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)   Liquidation  Profits in  respect of Group II  Mortgage
      Loans;

                  (k) Month End Interest in respect of Group II Mortgage Loans; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group III Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group III Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group III Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group III Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group III Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group III Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group III Mortgage Loans: the product of (i) the PO Fraction for each such Group III Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group III Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group III Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group III Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group III Apportioned Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group III-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group III Apportioned Principal Balance of such Class by (b) the Group III Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group III Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount.

            Group III Class B Percentage: Any one of the Group III Class B-1 Percentage, Group III Class B-2 Percentage, Group III Class B-3 Percentage, Group III Class B-4 Percentage, Group III Class B-5 Percentage or Group III Class B-6 Percentage.

            Group III Class B Prepayment Percentage: Any of the Group III Class B-1 Prepayment Percentage, Group III Class B-2 Prepayment Percentage, Group III Class B-3 Prepayment Percentage, Group III Class B-4 Prepayment Percentage, Group III Class B-5 Prepayment Percentage or Group III Class B-6 Prepayment Percentage.

            Group III Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group III Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group III Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-2 Percentage for such Distribution Date will be zero.

            Group III Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-3 Percentage for such Distribution Date will be zero.

            Group III Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-4 Percentage for such Distribution Date will be zero.

            Group III Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-5 Percentage for such Distribution Date will be zero.

            Group III Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-6 Percentage for such Distribution Date will be zero.

            Group III Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group III Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group III Discount Mortgage Loan: A Group III Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

            Group III Interest Accrual Amount: As to any Distribution Date, the sum of the Group III-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group III Apportioned Principal Balances of the Class B Certificates.

            Group III Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B, F-2C and F-3C attached hereto.

            Group III Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group III Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group III Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group III Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group III Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group III-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group III Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group III Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group III Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group III Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts with respect to a Group III Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group III Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group III Mortgage Loan by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Group III Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group III Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group III Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group III Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group III Mortgage Loan substituted for a Group III Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group III Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group III Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group III Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)   Liquidation  Profits in respect of Group III  Mortgage
      Loans;

                  (k) Month End Interest in respect of Group III Mortgage Loans; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group III Mortgage Loans.

            Group III Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group III Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group III Subordinate Amount: As to any Distribution Date, the excess of (i) the Group III Pool Balance (Non-PO Portion) over (ii) the Group III-A Non-PO Principal Balance.

            Group III Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Percentage for such date.

            Group III Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1 or Class I-A-PO Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause
(i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof)`by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss
` Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph third Clause (A)(1) of
Section 4.01(a).

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2005, 100%. As to any Distribution Date subsequent to October 2005 to and including the Distribution Date in October 2006, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2006 to and including the Distribution Date in October 2007, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2007 to and including the Distribution Date in October 2008, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2008 to and including the Distribution Date in October 2009, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2009, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage, Group II-A Percentage or Group III-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage, Original Group II-A Percentage or Original Group III-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage, the Group II-A Prepayment Percentage or the Group III-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" or "Group II-A Prepayment Percentage," as applicable, shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount, Group II Subordinate Amount or Group III Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans, the Group II Mortgage Loans or Group III Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2005 and October 2006 (2) 35% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance if such Distribution Date occurs between and including November 2006 and October 2007, (3) 40% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2007 and October 2008,
(4) 45% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2008 and October 2009, and (5) 50% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after November 2009. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates and Class I-A-PO Certificates.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1, Class II-A-PO and Class II-A-R Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (B), second Clause (B) and third Clause
(B)(1) of Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of
Section 4.01(a).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2005, 100%. As to any Distribution Date subsequent to October 2005 to and including the Distribution Date in October 2006, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2006 to and including the Distribution Date in October 2007, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2007 to and including the Distribution Date in October 2008, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2008 to and including the Distribution Date in October 2009, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2009, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage, Group II-A Percentage or Group III-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage, Original Group II-A Percentage or, Original Group III-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage, the Group II-A Prepayment Percentage or the Group III-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" or "Group III-A Prepayment Percentage" as applicable, shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount, Group II Subordinate Amount or Group III Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans, the Group II Mortgage Loans or Group III Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2005 and October 2006 (2) 35% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance if such Distribution Date occurs between and including November 2006 and October 2007, (3) 40% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2007 and October 2008,
(4) 45% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2008 and October 2009, and (5) 50% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after November 2009. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and Class II-A-PO Certificates.

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group III-A Certificate: Any Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-PO Certificate.

            Group III-A Distribution Amount: As to any Distribution Date and any Class of Group III-A Certificates (other than the Class III-A-PO Certificates), the amount distributable to such Class of Group III-A Certificates pursuant to Clause (i) Paragraphs first Clause (C), second Clause (C) and third Clause
(C)(1) of Section 4.01(a). As to any Distribution Date and the Class III-A-PO Certificates, the amount distributable to the Class III-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (C)(2) and fourth Clause (C) of
Section 4.01(a) on such Distribution Date.

            Group III-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group III-A Certificates with respect to such Distribution Date.

            Group III-A Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group III-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group III-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (C) of Section 4.01(a).

            Group III-A Loss Denominator: As to any Determination Date, an amount equal to the Group III-A Non-PO Principal Balance.

            Group III-A Loss Percentage: As to any Determination Date and any Class of Group III-A Certificates (other than the Class III-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group III-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group III-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group III-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group III-A Interest Accrual Amount,
(ii) the Aggregate Group III-A Unpaid Interest Shortfall and (iii) the Group III-A Non-PO Optimal Principal Amount.

            Group III-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group III Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group III-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group III-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group III-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group III-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group III-A Prepayment Percentage of the Non-PO Recovery for Loan Group III for such Distribution Date.

            Group III-A Non-PO Principal Balance: As of any date, an amount equal to the Group III-A Principal Balance less the Principal Balance of the Class III-A-PO Certificates.

            Group III-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group III-A Certificates pursuant to Clause (i) Paragraph third Clause (C)(1) of
Section 4.01(a).

            Group III-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group III-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group III Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group III-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group III-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2005, 100%. As to any Distribution Date subsequent to October 2005 to and including the Distribution Date in October 2006, the Group III-A Percentage as of such Distribution Date plus 70% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2006 to and including the Distribution Date in October 2007, the Group III-A Percentage as of such Distribution Date plus 60% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2007 to and including the Distribution Date in October 2008, the Group III-A Percentage as of such Distribution Date plus 40% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2008 to and including the Distribution Date in October 2009, the Group III-A Percentage as of such Distribution Date plus 20% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2009, the Group III-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group III-A Certificates on any Distribution Date of the Group III-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group III-A Non-PO Principal Balance below zero, the Group III-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group III-A Non-PO Principal Balance to zero and thereafter the Group III-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage, Group II-A Percentage or Group III-A Percentage as of any Distribution Date is greater than the Original Group II-A Percentage, Original Group II-A Percentage or Original Group III-A Percentage, respectively, the Group III-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group III-A Prepayment Percentage described in the second through sixth sentences of this definition of Group III-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group III-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group III-A Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Group III-A Prepayment Percentage for the current Distribution Date, the current Group III-A Percentage and Group III Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage, the Group II-A Prepayment Percentage or the Group III-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" or "Group II-A Prepayment Percentage," as applicable, shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans, Group II Mortgage Loans or Group III Discount Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount, Group II Subordinate Amount or Group III Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans, the Group II Mortgage Loans or the Group III Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2005 and October 2006
(2) 35% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance if such Distribution Date occurs between and including November 2006 and October 2007, (3) 40% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2007 and October 2008, (4) 45% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including November 2008 and October 2009, and (5) 50% of the Original Group I Subordinated Principal Balance, Original Group II Subordinated Principal Balance or Original Group III Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after November 2009. With respect to any Distribution Date on which the Group III-A Prepayment Percentage is reduced below the Group III-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group III-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class III-A-1 Certificates, Class III-A-2 Certificates, Class III-A-3 Certificates and Class III-A-PO Certificates.

            Group III-A Shortfall Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group III-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance, Group II-A Non-PO Principal Balance and Group III-A Non-PO Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO Certificates, Class II-A-PO Certificates and Class III-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage, Group II Apportioned Interest Percentage or Group III Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, respectively, with respect to such Distribution Date pursuant to
Section 4.02(e), (B) the Group I-A Interest Percentage, Group II-A Interest Percentage or Group III-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage, Group II-A Interest Percentage or Group III-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage, Group II Apportioned Interest Percentage or Group III Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group III: The Group III Mortgage Loans.

            Loan Group: Any of Loan Group I, Loan Group II or Loan Group III.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.24.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Additional Collateral: The Additional Collateral, as defined in the MLCC Servicing Agreement.

            MLCC Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the MLCC Servicing Agreement.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement, dated April 1, 1998 between Merrill Lynch Credit Corporation, as Servicer and WFHM, as owner.

            MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing Agreement.

            Mortgage 100sm Pledge Agreement: As defined in the MLCC Servicing Agreement.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of October 27, 2000 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A, F-2B, F-2C, F-3A, F-3B and F-3C, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv) the Mortgage Interest Rate;

            (v) the Net Mortgage Interest Rate;

            (vi) the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix) the Cut-Off Date Principal Balance;

            (x) the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the applicable Servicing Fee Rate;

            (xiv) the Master Servicing Fee Rate;

            (xv) Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3A, F-3B or F-3C Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.24 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.500%.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgages Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class I-A-PO Recovery, Class II-A-PO Recovery or Class III-A-PO Recovery, as applicable, for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trust Administrator, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates, Group II-A Certificates and Group III-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance, Group II-A Non-PO Principal Balance or Group III-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

            Original Group III Subordinated Principal Balance: The aggregate of the Group III Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.12.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Group III-A Percentage: The Group III-A Percentage as of the Cut-Off Date, as set forth in Section 11.05.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.09.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.14.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.15.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.16.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.17.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.18.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.13.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.06; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.13.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

            Parent Power(R)Guaranty and Security Agreement for Security Account:
As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion), Group II Pool Balance (Non-PO Portion) or Group III Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance, Group II Pool Scheduled Principal Balance and Group III Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clauses
(A)(1), (B)(1) and (C)(1) of Section 4.01(a), (ii) pursuant to Clause (iii) of
Section 4.01(b) and (iii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage, Group II-A Loss Percentage or Group III-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance, Group II Non-PO Principal Balance or Group III Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount or Group III Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion), Group II Adjusted Pool Amount (PO Portion) or Group III Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (A)(2) and fourth Clause (A) of Section 4.01(a), all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a) or all amounts previously distributed in respect of the Class III-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (C)(2) and fourth Clause (C) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates, as applicable, pursuant to
Section 4.02(b). After the Cross-Over Date, the Group I Adjusted Pool Amount (PO Portion), Group II Adjusted Pool Amount (PO Portion) or, Group III Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) of Paragraph third Clauses (A)(1), (B)(1) or (C)(1) of Section 4.01(a), Clause (i) of Paragraph third Clauses (A)(2), (B)(2) or (C)(2) of
Section 4.01(a), or Clause (ii) Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated October 23, 2000 as supplemented by the prospectus supplement dated October 23, 2000, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class II-A-R Certificate) are Moody's and Fitch. The Rating Agency for the Class II-A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1 in the case of Moody's and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, Merrill Lynch Credit Corporation, National City Mortgage Co., Downey Savings & Loan Association, F.A., Countrywide Home Loans, Inc., Bank of America, N.A., Bank United, First Union Mortgage Corporation, ABN AMRO Mortgage Group, Inc., First Nationwide Mortgage Corporation and First Horizon Home Loan Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.23.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.22.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,003,901.83 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group III-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1A Mortgage Loans, Exhibit F-1B Mortgage Loans, Exhibit F-2A Mortgage Loans, Exhibit F-2B Mortgage Loans and Exhibit F-2C Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, in the states as to which the Trust Administrator has received an Opinion of Counsel acceptable to it that such recording is not required to make an assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trust Administrator in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trust Administrator, on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i)The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i)The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x)To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trust Administrator, on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class II-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class II-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is November 25, 2030 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I, Group II or Group III Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate, or any amounts received pursuant to the MLCC Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to made Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trest Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any ProhibitedpTransaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            MLCC Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the MLCC Additional Collateral unless the Trustee and the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates, Group II-A Certificates and Group III-A Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date; or (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group III-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall or (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group III-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount; (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount; or
(C) concurrently, to the Group III-A Certificates (other than the Class III-A-PO Certificates) and the Class III-A-PO Certificates, pro rata, based on their respective Group III-A Non-PO Optimal Principal Amount and Class III-A-PO Optimal Principal Amount, (1) to the Classes of Group III-A Certificates (other than the Class III-A-PO Certificates), in an aggregate amount up to the Group III-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iii) or Section 4.01(c), as applicable, and (2) to the Class III-A-PO Certificates in an amount up to the Class III-A-PO Optimal Principal Amount;

            fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; or (C) to the Class III-A-PO Certificates in an amount up to the Class III-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount, the Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class II-A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class II-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed to the Class I-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

            (ii) On each Distribution Date prior to the Cross-Over Date, the Group II-A Non-PO Principal Distribution Amount will be distributed in reduction of the Principal Balances of the Classes of Group II-A Certificates (other than the Principal Balance of the Class II-A-PO Certificates) as follows:

            first, to the Class II-A-R Certificate, until the Principal Balance thereof has been reduced to zero; and

            second, to the Class II-A-1 Certificates, until the Principal Balance thereof has been reduced to zero.

            (iii) On each Distribution Date prior to the Cross-Over Date, the Group III-A Non-PO Principal Distribution Amount will be distributed in reduction of the Principal Balances of the Classes of Group III-A Certificates (other than the Principal Balance of the Class III-A-PO Certificates) as follows:

            first, to the Class III-A-1 Certificates, until the Principal Balance thereof has been reduced to zero;

            second, to the Class III-A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and

            third, to the Class III-A-3 Certificates, until the Principal Balance thereof has been reduced to zero.

            (iv) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates), the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) or the Principal Balances of the Group III-A Certificates (other than the Class III-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 8.25% or
      (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Group or Groups of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii) or (iii) above and until the aggregate Principal Balance of each such Group or Groups of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iv)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of 4.01 (a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and
      (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance, Group II-A Non-PO Principal Balance or Group III-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution
      Date) is greater than the Group I-A Pool Balance (Non-PO Portion), Group II-A Pool Balance (Non-PO Portion) or Group III-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount, Group II Interest Shortfall Amount or Group III Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii) or (iii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion), Group II Pool Balance (Non-PO Portion) or Group III Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of 4.01(a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above (less any amounts used to pay any Class I-A-PO Deferred Amounts, Class II-A-PO Deferred Amounts or Class III-A-PO Deferred Amounts). If two Groups (other than the Class A-PO Certificates) remain outstanding, the distributions described in this Section 4.01(b)(iv)(X) will be made between two Groups in proportion to the Group A Non-PO Principal Balances of such Groups (after distributions pursuant to Section 4.01(a)). If two Groups of Class A Certificates are Undercollateralized Groups, the distributions described in this Section 4.01(b)(iv)(Y) shall be made to such Groups pro rata in proportion to the amount by which the Group A Non-PO Principal Balance of each such Group exceeds the Pool Balance (Non-PO Portion) of the related Loan Group.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) and (z) the Group III-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group III-A Certificates (other than the Class III-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i),
(ii) and (iii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage and Group III Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage, Group II Percentage and Group III Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentages and Group III Subordinated Prepayment Percentages and Group I Subordinated Percentage, Group II Subordinated Percentage and Group III Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage or Group III Subordinated Prepayment Percentage or Group I Subordinated Percentage, Group II Subordinated Percentage or Group III Subordinated Percentage, as the case may be, and
      (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group I Class B Percentage, Group II Class B Percentage and Group III Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage and Group III Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages, Group II Class B Prepayment Percentages and Group III Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage, Group II Subordinated Percentage and Group III Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages, Group II Class B Percentages and Group III Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group III Class B Percentage, Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage or Group III Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.21, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class II-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount, Group II-A Distribution Amount or Group III-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class II-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans will be allocated as follows:

                  first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

                  second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

                  third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

                  fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

                  fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

                  sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

                  seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (iii) with respect to such losses occurring with respect to Group III Mortgage Loans, concurrently, to the Group III-A Certificates (other than the Class III-A-PO Certificates) and Class III-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I, Loan Group II or Loan Group III, respectively, remaining after allocation to the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates), Group II-A Certificates (other than the Class II-A-PO Certificates) or Group III-A Certificates (other than the Class III-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance, Group II-A Non-PO Principal Balance or Group III-A Non-PO Principal Balance in the case of such Group I-A Certificates, Group II-A Certificates or Group III-A Certificates and the Group I Apportioned Principal Balance, Group II Apportioned Principal Balance or Group III Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date, any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date, and any such loss allocated to the Group III-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group III-A Certificates (other than the Class III-A-PO Certificates) in accordance with the Group III-A Loss Percentages as of such Determination Date.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates, Group II-A Certificates or Group III-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage, Group II Apportioned Interest Percentage or Group III Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates, Group II-A Certificates and Group III-A Certificates, respectively, based on their Group I-A Interest Percentages, Group II-A Interest Percentages and Group III-A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE TRUST ADMINISTRATOR AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates, Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates and Current Group III-A Interest Distribution Amount allocated to each Class of Group III-A Certificates, (c) any Group I Interest Shortfall Amounts, Group II Interest Shortfall Amounts or Group III Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Group III-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group III Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group III Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the Group III Pool Scheduled Principal Balance of the Group III Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group III Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x)the Group I-A Percentage, Group II-A Percentage and Group III-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Group I-A Prepayment Percentage, Group II-A Prepayment Percentage and Group III-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; and Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value`of any real estate with respect to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class I-A-PO Deferred Amount, Class II-A-PO Deferred Amount and Class III-A-PO Deferred Amount, if any; and

            (xxiv) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group; and

            (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class II-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class II-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount, Group II-A Distribution Amount or Group III-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class II-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class II-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-PO, A-II-A-1, A-II-A-PO, A-II-A-R, A-III-A-1, A-III-A-2, A-III-A-3, A-III-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class II-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class II-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class II-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class II-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class II-A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class II-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class II-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class II-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class II-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class II-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class II-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class II-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class II-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class II-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class II-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or the Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Trust Administrator in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator and conforming to the requirements of this Agreement;

            (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

            (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither of the Trustee nor the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER THE TRUSTEE NOR THE TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports;
(vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-PO, Class II-A-1, Class II-A-PO, Class II-A-R, Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class II-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class II-A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.20. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class II-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

            (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is October 1, 2000.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $146,421,394.41.

            SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 92.93822844%.

            SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 92.99211680%.

            SECTION 11.05 ORIGINAL GROUP III-A PERCENTAGE.

            The Original Group III-A Percentage is 92.98088687%.

            SECTION 11.06 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                Original
                 Class                     Principal Balance
                 -----                     -----------------

              Class I-A-1                  $ 10,476,000.00
              Class I-A-PO                 $     92,074.83
              Class II-A-1                 $ 89,128,000.00
              Class II-A-PO                $    101,003.52
              Class II-A-R                 $        100.00
              Class III-A-1                $ 34,000,000.00
              Class III-A-2                $  1,647,000.00
              Class III-A-3                $    624,000.00
              Class III-A-PO               $    102,429.62

            SECTION 11.07 ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

            The   Original    Aggregate    Non-PO    Principal    Balance   is
$146,125,886.44.

            SECTION 11.08 ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 7.01503799%.

            SECTION 11.09 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $10,250,786.44.

            SECTION 11.10 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is $796,003.11.

            SECTION 11.11 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is
$6,716,691.01.

            SECTION 11.12 ORIGINAL GROUP III SUBORDINATED PRINCIPAL BALANCE.

            The Original Group III Subordinated Principal Balance is $2,738,092.32.

            SECTION 11.13 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                Original
                Class                      Principal Balance
                -----                      -----------------

              Class B-1                    $  3,880,000.00
              Class B-2                    $  2,343,000.00
              Class B-3                    $  1,903,000.00
              Class B-4                    $    952,000.00
              Class B-5                    $    366,000.00
              Class B-6                    $    806,786.44

            SECTION 11.14 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 4.35979318%.

            SECTION 11.15 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 2.75638118%.

            SECTION 11.16 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 1.45407941%.

            SECTION 11.17 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.80258636%.

            SECTION 11.18 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.55211739%.

            SECTION 11.19 CLOSING DATE.

            The Closing Date is October 27, 2000.

            SECTION 11.20 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $14,642,139.44 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.21 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class II-A-R Certificate) and the Class B Certificates (other than the Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class II-A-R and Class B-5 Certificates are not eligible for wire transfer.

            SECTION 11.22 SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class I-A-PO, Class II-A-1, Class II-A-PO, Class III-A-1 and Class III-A-PO Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class III-A-2 and Class III-A-3 Certificates represents a $1,000 Denomination. A Single Certificate for the Class B-5 Certificates represents a Denomination equal to the Original Principal Balance for such Class. A Single Certificate for the Class II-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.23 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.24 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES CORPORATION
                                            as Seller


                                       By:
                                          --------------------------------------
                                          Name:  Alan S. McKenney
                                          Title: Vice President


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer


                                       By:
                                          --------------------------------------
                                          Name:  Nancy E. Burgess
                                          Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                             as Trustee


                                       By:
                                          --------------------------------------
                                          Name
                                          Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of October, 2000, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of October, 2000, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                      )
                              ) ss.:
COUNTY OF                     )

            On this 27th day of October, 2000, before me, a notary public in and for ____________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, ____________________; that s/he is a ____________________ of
United States Trust Company of New York, a ___________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of October, 2000, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, North Carolina; that he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of October, 2000, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that s/he resides at __________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

                                   SCHEDULE I

                  Wells Fargo Asset Securities Corporation,
        Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1
               Applicable Unscheduled Principal Receipt Period

                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts
--------                                 ------------------        -------------------

WFHM (Exhibits F-1A and F-1B)                Prior Month               Prior Month
WFHM (Exhibits F-2A, F-2B and F-2C)           Mid-Month                 Mid-Month
Bank of America, N.A.                        Prior Month               Prior Month
Bank United                                   Mid-Month                Prior Month
Downey Savings & Loan Association,            Mid-Month                Prior Month
   F.A.
First Union Mortgage Corporation              Mid-Month                Prior Month
ABN AMRO Mortgage Group , Inc.                Mid-Month                Prior Month
First Nationwide Mortgage Corporation         Mid-Month                Prior Month
National City Mortgage Co.                    Mid-Month                Prior Month
First Horizon Home Loan Corporation           Mid-Month                Prior Month
Countrywide Home Loans, Inc.                 Prior Month               Prior Month
Merrill Lynch Credit Corporation             Prior Month               Prior Month

                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
   IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
   OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AA 7         First Distribution Date:  November 27, 2000

                                Denomination: $

Percentage Interest evidenced
by this Certificate:%           Final Scheduled Maturity Date: November 25, 2015

                  THIS CERTIFIES THAT ___________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                                     A-I-A-52

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                   A-I-A-5-3

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          ----------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:
   ----------------------------------
     Authorized Officer

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate,
               conventional, monthly pay, fully amortizing, first
              lien, one- to four-family residential mortgage loans,
                             which may include loans

          secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AB 5        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate: %         Final Scheduled Maturity Date:  November 25, 2015

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.


                                   A-I-A-5-2

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                   A-I-A-5-3

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          ------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ------------------------------------
   Authorized Officer


                                   A-I-A-5-4

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
   IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AC 3        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate: %         Final Scheduled Maturity Date:  November 25, 2030


                                   A-I-A-5-5

                  THIS CERTIFIES THAT ___________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.


                                   A-I-A-5-6

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-I-A-5-7

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:
   ----------------------------------
   Authorized Officer


                                   A-I-A-5-8

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS II-A-PO

            evidencing an interest in a pool of fixed interest rate,
               conventional, monthly pay, fully amortizing, first
              lien, one- to four-family residential mortgage loans,
                             which may include loans
      secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AD 1        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.


                                   A-I-A-PO-2

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-I-A-PO-3

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   -----------------------------------------
     Authorized Officer


                                   A-I-A-PO-4

                                EXHIBIT A-II-A-R
                   [Form of Face of Class II-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS II-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS II-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AE 9        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                   A-II-A-R-2
                                     ------

                  THIS CERTIFIES THAT __________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class II-A-R Certificate with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-R Certificate required to be distributed to Holders of the Class II-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-R Certificate applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-R Certificate, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                   A-II-A-R-3
                                     ------

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-II-A-R-4
                                     ------

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ----------------------------------
   Authorized Officer


                                   A-II-A-R-5
                                     ------

                                EXHIBIT A-III-A-1
                   [FORM OF FACE OF CLASS III-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
   IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
        REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
     MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
     OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS III-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AF 6        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ___________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-1 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-1 Certificates required to be distributed to Holders of the Class III-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-1 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.


                                   A-II-A-R-2
                                     ------

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-II-A-R-3
                                     ------

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   --------------------------------
   Authorized Officer


                                   A-II-A-R-4
                                     ------

                                EXHIBIT A-III-A-2
                   [FORM OF FACE OF CLASS III-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
   IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE
      TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE

                          SERIES 2000-1, CLASS III-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AG 4        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ___________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-2 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-2 Certificates required to be distributed to Holders of the Class III-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-2 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-2 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.


                                   A-II-A-R-2
                                     ------

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-II-A-R-3
                                     ------

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ------------------------------
   Authorized Officer


                                   A-II-A-R-4
                                     ------

                                EXHIBIT A-III-A-3
                   [FORM OF FACE OF CLASS III-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
   IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS III-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AH 2        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ___________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-3 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-3 Certificates required to be distributed to Holders of the Class III-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-3 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-3 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.


                                   A-II-A-1-2
                                     ------

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-II-A-1-3

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ------------------------------------
     Authorized Officer


                                   A-II-A-1-4

                               EXHIBIT A-III-A-PO
                  [FORM OF FACE OF CLASS III-A-PO CERTIFICATE]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS III-A-PO

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
                   first lien, one- to four-family residential
        mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AJ 8        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-PO Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively) formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-PO Certificates required to be distributed to Holders of the Class III-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class III-A-PO Certificates are not entitled to distributions in respect of interest.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.


                                  A-II-A-PO-2

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  A-II-A-PO-3

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   -------------------------------------------
     Authorized Officer


                                  A-II-A-PO-4

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-1

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AK 5        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to


                                  B-1-3
certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-1-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ---------------------------------------
   Authorized Officer


                                  B-1-5

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-2

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AL 3        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                  B-2-2

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not


                                  B-2-3
acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate`set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-2-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   -----------------------------------
     Authorized Officer


                                  B-2-5

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-3

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747 AM 1        First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                  B-3-2

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not


                                  B-3-3
acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-3-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   -------------------------------------
     Authorized Officer


                                  B-3-5

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-4

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747             First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                  B-4-2

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a


                                  B-4-3
transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-4-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   -----------------------------
   Authorized Officer


                                  B-4-5

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-5

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747             First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                  B-5-2

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be


                                  B-5-3
transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-5-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ---------------------------------
     Authorized Officer


                                  B-5-5

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-6

                 evidencing an interest in three pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                Cut-Off Date:  October 1, 2000

CUSIP No.:  949747             First Distribution Date:  November 27, 2000

                               Denomination: $

Percentage Interest evidenced

by this Certificate:   %       Final Scheduled Maturity Date:  November 25, 2030


                                  B-6-2

                  THIS CERTIFIES THAT ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of three pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans", "Group II Mortgage Loans" and "Group III Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a


                                  B-6-3
transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                  B-6-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:
                                          --------------------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator



By:
   ---------------------------------
     Authorized Officer


                                  B-6-5

                                    EXHIBIT C
                 [Form of Reverse of Series 2000-1 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:



                                   -------------------------------------------
                                     Signature by or on behalf of assignor



                                   -------------------------------------------
                                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

                  Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________________________________for the account of
_______________________________________________ account number _____________, or, if mailed by check, to____________________________________________________.
Applicable statements should be mailed to_______________________________________
____________________________________________________________________________.

                  This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H T H A T

                  WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of October 27, 2000 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

   Section 2.1  CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES.
The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders. Section

   2.2 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian. Section

   2.3 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

   Section 2.4 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

   Section 2.5 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

   From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

   Section 2.6 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

   Section 3.1  CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR.
With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

   Section 3.3 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

   Section 3.4 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

   Section 3.5  CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE
CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

   The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

   Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

   Section 3.6 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

   Section 3.7 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

   Section 4.1 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

   Section 4.2 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

   SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

   Section 4.4 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

   For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

   Section 4.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                     FIRST UNION NATIONAL BANK
401 South Tryon Street                       By:
Charlotte, North Carolina, 28202                  Name:___________________________________________
                                                  Title:__________________________________________


Address:                                     WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                         By:
Frederick, Maryland 21703                         Name:___________________________________________
                                                  Title:__________________________________________


Address:                                     WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION



7485 New Horizon Way                         By:
Frederick, Maryland 21703                         Name:___________________________________________
                                                  Title:__________________________________________


Address:                                     [CUSTODIAN]



                                             By:
                                                  Name:___________________________________________
                                                  Title:__________________________________________

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


                  On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Wells Fargo Asset Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                -------------------------------
                                                           Notary Public

                     [NOTARIAL SEAL]

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


                  On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                -------------------------------
                                                           Notary Public
                     [NOTARIAL SEAL]

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


                  On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                                -------------------------------
                                                           Notary Public

                     [NOTARIAL SEAL]

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


                  On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association

                                                -------------------------------
                                                           Notary Public
                     [NOTARIAL SEAL]

                                  EXHIBIT F-1A

              [Schedule of Group II Mortgage Loans Serviced by WFHM
                 from locations other than Frederick, Maryland]


WFALT
WFALT 2000-01 EXHIBIT F-1A
30 YEAR FIXED RATE CONFORMING LIMIT LOANS

(i)       (ii)                     (iii)     (iv)      (v)        (vi)        (vii)     (viii)     (ix)         (x)    (xi)
--------  ----       -----  ----   --------  --------  --------   -------     --------  ---------  ---------    ---    -------
                                                       NET                                         CUT-OFF
MORTGAGE                                     MORTGAGE  MORTGAGE   CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                        ZIP    PROPERTY  INTEREST  INTEREST   MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY       STATE  CODE   TYPE      RATE      RATE       PAYMENT     MATURITY  DATE       BALANCE      LTV    SUBSIDY
--------  ----       -----  ----   ----      --------  --------   -------     --------  ---------  ---------    ---    -------

6965243  RENTON      WA     98058   LCO       6.500     6.233      $1,121.92   360      1-Dec-28   $173,761.48   97.00
7841332  DURHAM      NC     27704   SFD       9.625     7.500        $367.20   360      1-Apr-30    $43,073.29   90.00

                                                                                                   $216,834.77



TABLE (CONTINUED)

(i)       (xii)      (xiii)   (xv)     (xvi)
--------  ---------  -------  -------  --------

MORTGAGE  MORTGAGE            MASTER   FIXED
LOAN      INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    CODE       FEE      FEE      YIELD
--------  ---------  -------  -------  --------
6965243   06         0.250    0.017    0.000
7841332   11         0.250    0.017    1.858




COUNT:                      2
WAC:              7.120767745
WAM:              341.1783309
WALTV:            95.60948025

                                  EXHIBIT F-1B

             [Schedule of Group III Mortgage Loans Serviced by WFHM
                 from locations other than Frederick, Maryland]



WFALT
WFALT   2000-01 EXHIBIT F-1B
15 YEAR RELOCATION AND NON RELOCATION LOANS AND 30 YEAR FIXED RATE RELOCATION NON RELOCATION LOANS


(i)       (ii)                                 (iii)      (iv)       (v)        (vi)        (vii)      (viii)     (ix)
--------  ----                  -----  -----   -------    --------   --------   -------     --------   ---------  -----------
                                                                     NET                                          CUT-OFF
MORTGAGE                                                  MORTGAGE   MORTGAGE   CURRENT     ORIGINAL   SCHEDULED  DATE
LOAN                                   ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO    MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE    TYPE       RATE       RATE       PAYMENT     MATURITY   DATE       BALANCE
--------  ----                  -----  -----   --------   --------   --------   -------     --------   ---------  -----------
8009955   RANCHO MIRAGE         CA     92270   SFD        8.250      7.500      $1,911.97   360        1-Feb-30   $253,170.07

                                                                                                                  $253,170.07


(i)          (x)         (xi)      (xii)      (xiii)    (xv)          (xvi)
--------     ----      --------  ---------    -----    -------      --------

MORTGAGE                          MORTGAGE             MASTER       FIXED
LOAN                              INSURANCE   SERVICE  SERVICE      RETAINED
NUMBER       LTV       SUBSIDY    CODE        FEE      FEE          YIELD
--------     -----     --------   ---------   -------  -------      --------
8009955      70.01                            0.250    0.017        0.483


COUNT:             1
WAC:            8.25
WAM:             352
WALTV:         70.01

                                  EXHIBIT F-2A

  [Schedule of Group I Mortgage Loans Serviced by WFHM in Frederick, Maryland]


WFALT
WFALT   2000-01 EXHIBIT F-2A
15 YEAR RELOCATION AND NON RELOCATION LOANS AND 30 YEAR FIXED RATE RELOCATION NON RELOCATION LOANS


(i)        (ii)                               (iii)      (iv)       (v)        (vi)        (vii)      (viii)      (ix)
--------   ----               -----   ----    --------   --------   --------   -------     --------   ---------   ---------
                                                                    NET                                           CUT-OFF
MORTGAGE                                                 MORTGAGE   MORTGAGE   CURRENT     ORIGINAL   SCHEDULED   DATE
LOAN                                  ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO    MATURITY    PRINCIPAL
NUMBER     CITY               STATE   CODE    TYPE       RATE       RATE       PAYMENT     MATURITY   DATE        BALANCE
--------   ----               -----   ----    --------   --------   --------   -------     --------   ---------   ---------
5124473    FOREST HILLS         NY    11375   COP        8.500      7.500     $1,688.83     180       1-Apr-15    $168,559.76
5150618    ROCHESTER            NY    14621   SFD        9.000      7.500       $248.50     180       1-Apr-15     $24,104.15
5155255    BUTLER               PA    16001   SFD        9.750      7.500       $667.40     180       1-Mar-15     $61,884.43
5162101    STEVENS POINT        WI    54481   MF4        8.875      7.500       $845.75     180       1-Apr-15     $82,627.84
5168461    PALESTINE            TX    75801   SFD        9.625      7.500       $942.40     180       1-Apr-15     $88,230.39
5715694    JACKSONVILLE         FL    32206   SFD        8.500      7.500       $457.90     180       1-Apr-15     $45,715.05
5726843    GATLINBURG           TN    37738   LCO        9.375      7.500       $522.50     180       1-May-15     $49,746.11
5732605    NEW YORK             NY    10028   COP        9.250      7.500     $1,466.60     180       1-May-15    $140,630.59
5735288    MOYOCK               NC    27958   SFD        9.750      7.500     $2,648.41     180       1-Jun-15    $247,422.38
7123047    ROCK HILL            NY    12775   PUD        7.250      6.983       $445.02     180       1-Nov-13     $45,048.69
7138958    WESTMORELAND         TN    37186   SFD        7.375      7.108     $1,241.90     180       1-Feb-14    $126,256.19
7324242    OAK HILLS            CA    92371   SFD        7.375      7.108     $1,140.70     180       1-Apr-14    $116,816.95
7611360    MORNINGVIEW          KY    41063   SFD        7.500      7.233       $602.56     180       1-Mar-14     $61,020.42
7939685    STATEN ISLAND        NY    10306   SFD        8.500      7.500     $1,221.08     180       1-Mar-15    $121,549.19
7971395    SHAWNEE ON DELAWA    PA    18356   MF3        8.875      7.500     $1,308.90     180       1-Dec-14    $126,407.65
8019254    YUMA                 AZ    85364   SFD        8.625      7.500       $884.94     180       1-May-15     $87,963.28
8019941    BULLHEAD CITY        AZ    86429   SFD        9.375      7.500     $1,119.63     180       1-Jun-15    $106,883.47
8020698    CHESAPEAKE           VA    23320   SFD        8.375      7.500       $428.11     180       1-Feb-15     $42,796.36
8020761    WALDORF              MD    20603   PUD        8.750      7.500       $854.53     180       1-Feb-15     $83,603.39
8036922    BERLIN               NH    03570   MF3       10.000      7.500       $435.22     180       1-Mar-15     $39,798.62
8045789    COLUMBUS             OH    43202   MF2        9.250      7.500     $1,164.02     180       1-Feb-15    $107,842.05
8047605    LAS VEGAS            NV    89118   SFD        9.000      7.500     $1,906.82     180       1-Feb-15    $132,933.19
8047713    HOUSTON              TX    77048   SFD        8.875      7.500       $543.70     180       1-Mar-15     $52,967.03
8064140    CANTON               OH    44708   SFD        9.875      7.500       $666.86     180       1-Mar-15     $61,405.51
8084146    CASSELBERRY          FL    32707   SFD        9.250      7.500     $1,749.63     180       1-Apr-15    $167,313.42
8097181    WASHINGTON           DC    20011   MF4        9.750      7.500       $858.08     180       1-May-15     $79,983.85
8111281    INDIANAPOLIS         IN    46205   MF2       10.250      7.500       $217.99     180       1-May-15     $19,655.56
8119724    SLIDELL              LA    70458   MF4        9.250      7.500     $1,963.70     180       1-May-15    $188,296.95
8153345    ST. PETERSBURG       FL    33706   MF4        9.875      7.500     $1,280.37     180       1-Jun-15    $118,813.98

                                                                                                                $2,796,276.45



TABLE (CONTINUED)


MORTGAGE                   MORTGAGE              MASTER    FIXED
LOAN                       INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER    LTV    SUBSIDY   CODE        FEE       FEE       YIELD
--------  ---    -------   ---------   -------   -------   --------
(i)       (x)    (xi)      (xii)       (xiii)    (xv)      (xvi)
--------  ---    -------   ---------   -------   -------   --------

5124473   70.00                         0.250     0.017     0.733
5150618   70.00                         0.250     0.017     1.233
5155255   70.00                         0.250     0.017     1.983
5162101   79.25                         0.250     0.017     1.108
5168461   80.00                         0.250     0.017     1.858
5715694   75.00                         0.250     0.017     0.733
5726843   80.00                         0.250     0.017     1.608
5732605   75.00                         0.250     0.017     1.483
5735288   74.63                         0.250     0.017     1.983
7123047   75.00                         0.250     0.017     0.000
7138958   75.84                         0.250     0.017     0.000
7324242   80.00                         0.250     0.017     0.000
7611360   74.71                         0.250     0.017     0.000
7939685   55.36                         0.250     0.017     0.733
7971395   65.00                         0.250     0.017     1.108
8019254   79.82                         0.250     0.017     0.858
8019941   63.53                         0.250     0.017     1.608
8020698   81.11             01          0.250     0.017     0.608
8020761   90.00             11          0.250     0.017     0.983
8036922   90.00             01          0.250     0.017     2.233
8045789   79.97                         0.250     0.017     1.483
8047605   80.00                         0.250     0.017     1.233
8047713   90.00             01          0.250     0.017     1.108
8064140   69.44                         0.250     0.017     2.108
8084146   61.04                         0.250     0.017     1.483
8097181   90.00             06          0.250     0.017     1.983
8111281   80.00                         0.250     0.017     2.483
8119724   90.00             01          0.250     0.017     1.483
8153345   80.00                         0.250     0.017     2.108



COUNT:                     29
WAC:              8.975779272
WAM:              172.2857372
WALTV:            75.73063087

                                  EXHIBIT F-2B

  [Schedule of Group II Mortgage Loans Serviced by WFHM in Frederick, Maryland]




WFALT
WFALT   2000-01 EXHIBIT F-2B
30 YEAR FIXED RATE CONFORMING LIMIT LOANS

(i)       (ii)                            (iii)     (iv)      (v)        (vi)     (vii)     (viii)     (ix)         (x)    (xi)
--------  ----              -----  ----   --------  --------  --------   -------  --------  ---------  ---------    ---    -------
                                                              NET                                      CUT-OFF
MORTGAGE                                            MORTGAGE  MORTGAGE   CURRENT  ORIGINAL  SCHEDULED  DATE
LOAN                               ZIP    PROPERTY  INTEREST  INTEREST   MONTHLY  TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY              STATE  CODE   TYPE      RATE      RATE       PAYMENT  MATURITY  DATE       BALANCE      LTV    SUBSIDY
--------  ----              -----  ----   ----      --------  --------   -------  --------  ---------  ---------    ---    -------

 5018088  MOUNTAIN VIEW        CA   94043  MF2         7.750    7.483   $1,719.39    360   1-Sep-29   $237,710.56   56.60
 5045055  ELIZABETH            CO   80107  SFD         7.875    7.500   $1,210.87    360   1-Mar-29   $164,682.39   60.73
 5045478  SALEM                NH   03079  SFD         8.125    7.500     $920.70    360   1-Aug-29   $122,425.56   80.00
 5073813  NAPLES               FL   34113  SFD         8.250    7.500   $1,769.98    360   1-Sep-29   $233,564.40   79.98
 5080798  KNOXVILLE            TN   37922  MF4         8.750    7.500   $1,125.76    360   1-Sep-29   $141,981.70   90.00
 5090863  BROOKLYN             NY   11215  COP         8.500    7.500   $1,345.60    360   1-Dec-29   $173,905.38   70.00
 5115721  NEW YORK             NY   10128  COP         8.875    7.500   $1,253.14    360   1-Jan-30   $156,681.40   75.00
 5122446  ANCHORAGE            AK   99503  MF4         8.750    7.500   $1,544.69    360   1-Dec-29   $193,226.22   85.00
 5134798  VIRGINIA BEACH       VA   23456  SFD         9.125    7.500   $1,845.97    360   1-Jul-30   $226,515.03   80.00
 5142611  SCHWENKSVILLE        PA   19473  SFD         9.750    7.500     $601.41    360   1-Apr-30    $69,800.02   31.53
 5143777  BEACON               NY   12508  MF3         8.875    7.500   $1,095.61    360   1-Mar-30   $137,147.45   90.00
 5143779  BEACON               NY   12508  MF3         8.875    7.500   $1,074.13    360   1-Apr-30   $134,515.24   90.00
 5143781  BEACON               NY   12509  MF2         8.875    7.500     $802.02    360   1-Mar-30   $100,395.48   90.00
 5145661  SCOTTSDALE           AZ   85251  SFD         9.125    7.500     $626.50    360   1-Mar-30    $76,706.53   70.00
 5148539  FARMINGTON           AR   72730  SFD         8.375    7.500     $456.04    360   1-Dec-29    $59,615.17   79.47
 5148769  ANCHORAGE            AK   99504  MF2         9.125    7.500   $1,265.20    360   1-Feb-30   $153,535.58   74.76
 5149123  ASTORIA              NY   11102  MF2         9.000    7.500   $1,333.67    360   1-Mar-30   $165,101.75   85.00
 5153966  EAST NORTHPORT       NY   11731  SFD         9.375    7.500   $1,663.50    360   1-Feb-30   $199,169.56   80.00
 5153972  EAST NORTHPORT       NY   11731  SFD         9.375    7.500   $1,297.53    360   1-Feb-30   $155,352.24   65.00
 5156968  SAUGERTIES           NY   12477  MF3         9.250    7.500     $617.01    360   1-Feb-30    $74,594.78   62.50
 5157534  PORT ARANSAS         TX   78373  SFD         8.875    7.500     $673.12    360   1-Mar-30    $83,256.83   90.00
 5157872  BROOKLYN             NY   11233  SFD         9.500    7.500     $916.54    360   1-Apr-30   $108,263.84   66.06
 5159541  HERMOSA BEACH        CA   90254  LCT         9.500    7.500   $1,352.73    360   1-Mar-30   $160,307.72   64.35
 5160061  MIAMI                FL   33196  SFD         9.250    7.500     $789.77    360   1-Apr-30    $95,695.57   80.00
 5162924  LAKEWOOD             OH   44107  MF4         8.500    7.500   $1,058.28    360   1-Apr-30   $137,122.74   80.00
 5164424  NORWOOD              MA   02062  MF3         9.625    7.500   $1,189.99    360   1-Mar-30   $139,519.04   52.83
 5164458  ANCHORAGE            AK   99503  MF4         9.500    7.500   $1,778.41    360   1-Mar-30   $210,754.22   90.00
 5164527  AMAGANSETT           NY   11930  COP         9.625    7.500   $1,189.99    360   1-Apr-30   $139,589.41   70.00
 5165165  STATEN ISLAND        NY   10312  PUD         9.875    7.500     $738.10    360   1-Apr-30    $84,763.45   63.43
 5165552  FAIRFIELD            OH   45014  LCO        10.000    7.500     $473.10    360   1-Apr-30    $53,763.88   90.00
 5165807  EAST ORLEANS         MA   02653  SFD         8.625    7.500     $987.80    360   1-Apr-30   $126,541.91   53.59
 5167856  ANCHORAGE            AK   99503  MF4         9.500    7.500   $1,778.41    360   1-Mar-30   $210,754.22   90.00
 5167909  CORPUS CHRISTI       TX   78413  MF2         9.500    7.500     $605.42    360   1-Jun-30    $71,856.63   90.00
 5706780  CLEVELAND            OH   44105  MF2         9.500    7.500     $584.40    360   1-Apr-30    $69,290.74   84.76
 5710128  LAWRENCEVILLE        GA   30045  MF2         9.250    7.500     $969.94    360   1-Apr-30   $117,526.10   90.00
 5711129  ENFIELD              NH   03748  MF3         9.875    7.500     $625.22    360   1-Apr-30    $71,799.60   90.00
 5711868  YONKERS              NY   10703  MF3         9.625    7.500   $1,912.48    360   1-May-30   $224,452.32   90.00
 5712208  ORLAND               FL   32825  SFD         8.875    7.500     $779.73    360   1-Mar-30    $97,536.26   79.96
 5713382  WINSLOW TWP          NJ   08081  MF2         9.375    7.500     $648.77    360   1-Apr-30    $77,758.97   89.91
 5714250  HAWLEY               PA   18428  SFD         9.125    7.500     $618.37    360   1-Jun-30    $75,432.60   80.00
 5715111  PALM CITY            FL   34990  SFD         9.375    7.500   $1,921.34    360   1-Apr-30   $230,286.28   60.00
 5715175  CLEVELAND            OH   44103  MF4         9.750    7.500     $764.65    360   1-Apr-30    $88,745.74   89.99
 5716350  GREENWOOD            IN   46142  LCO         9.500    7.500     $370.82    360   1-Mar-30    $43,944.48   90.00
 5717738  MOORESTOWN           NJ   08057  MF2         9.250    7.500   $1,073.60    360   1-Apr-30   $129,120.63   90.00
 5717757  NEW CANAAN           CT   06840  MF3         9.000    7.500   $2,287.54    360   1-May-30   $283,511.82   64.98
 5717956  EASTPORT             NY   11941  MF4         9.250    7.500   $1,776.98    360   1-Jun-30   $215,546.88   90.00
 5719582  BIDDEFORD            ME   04005  MF3         9.375    7.500     $838.41    360   1-May-30   $100,033.57   90.00
 5720980  EAST FALMOUTH        MA   02536  SFD         8.875    7.500     $795.65    360   1-Jun-30    $99,773.23   51.95
 5723076  ANCHORAGE            AK   99508  MF4         9.375    7.500     $967.32    360   1-Apr-30   $115,940.68   89.88
 5723618  ATLANTA              GA   30311  SFD         9.500    7.500     $508.30    360   1-Dec-29    $59,889.42   65.00
 5723829  ANCHORAGE            AK   99518  MF4         9.375    7.500   $2,036.12    360   1-Apr-30   $244,043.64   90.00
 5725238  GOODYEAR             AZ   85338  SFD         9.375    7.500     $838.40    360   1-Apr-30   $100,488.57   90.00
 5725847  PROVIDENCE           RI   02906  MF2         9.250    7.500   $1,132.82    360   1-May-30   $137,135.22   90.00
 5726411  NAPLES               FL   34116  SFD         9.250    7.500     $510.14    360   1-May-30    $61,846.77   90.00
 5727213  DORCHESTER           MA   02124  MF3         9.750    7.500   $1,434.79    360   1-Jun-30   $166,684.52   59.64
 5727218  BONAIRE              GA   31005  SFD         9.375    7.500     $489.07    360   1-Apr-30    $58,618.32   80.00
 5729150  LEOMINSTER           MA   01453  MF3         9.125    7.500     $805.50    360   1-Jun-30    $98,548.55   90.00
 5730371  ALPHARETTA           GA   30022  SFD         9.000    7.500   $1,665.57    360   1-May-30   $206,426.11   79.92
 5732861  BRADENTON            FL   34203  MF2         9.875    7.500     $461.10    360   1-May-30    $52,977.34   90.00
 5733746  BUDA                 TX   78610  SFD        10.000    7.500     $592.37    360   1-Jun-30    $67,379.02   90.00
 5735148  CORPUS CHRISTI       TX   78413  MF2         9.500    7.500     $605.42    360   1-Jun-30    $71,856.63   90.00
 5735152  CORPUS CHRISTI       TX   78413  MF2         9.500    7.500     $605.42    360   1-Jun-30    $71,856.63   90.00
 5735607  COVINGTON            GA   30016  SFD         9.375    7.500     $824.68    360   1-Apr-30    $98,843.65   89.97
 5738731  SPRINGFIELD GARDENS  NY   11434  MF2         9.000    7.500   $1,412.11    360   1-Feb-30   $174,300.50   90.00
 5739630  LAWRENCE             KS   66044  MF4         9.250    7.500   $1,332.73    360   1-Jun-30   $161,660.17   90.00
 5740657  BROOKLYN             NY   11226  MF2         9.250    7.500   $1,804.54    360   1-Aug-30   $219,121.69   78.34
 5746067  HOUSTON              TX   77019  MF4         9.000    7.500   $1,834.54    360   1-Jun-30   $227,496.21   80.00
 5747273  DOVER                NJ   08751  LCO        10.125    7.500     $540.97    360   1-Jun-30    $60,893.54   89.71
 5748007  CLEVELAND            OH   44105  MF4         9.500    7.500     $832.45    360   1-Jul-30    $98,852.74   90.00
 5748857  RALEIGH              NC   27606  LCO         9.125    7.500     $423.09    360   1-Dec-29    $51,613.19   80.00
 5748963  BROOKLYN             NY   11223  MF3        10.125    7.500   $2,695.94    360   1-Jul-30   $303,603.86   80.00
 5749197  ANCHORAGE            AK   99504  LCO         9.375    7.500     $344.34    360   1-Jun-30    $41,315.40   90.00
 5749903  OLNEY                MD   20832  SFD         8.375    7.500   $1,520.14    360   1-Dec-29   $198,717.16   80.00
 5749915  MESA                 AZ   85215  SFD         9.250    7.500   $1,114.73    360   1-Apr-30   $135,070.29   84.69
 5749923  CRESTVIEW            FL   32539  MF3         9.000    7.500     $865.37    360   1-Oct-29   $106,630.79   90.00
 5749932  SANDSTON             VA   23150  SFD         8.625    7.500     $700.01    360   1-Jan-30    $89,507.81   47.72
 5749950  HANCOCK              ME   04640  MAN         9.875    7.500   $1,035.51    360   1-Apr-30   $118,918.15   75.00
 5749960  AURORA               CO   80014  SFD         9.250    7.500   $1,326.56    360   1-Apr-30   $160,738.70   75.00
 5749984  PROVO                UT   84601  SFD         9.625    7.500     $594.99    360   1-Apr-30    $69,794.73   63.64
 5749988  ALBUQUERQUE          NM   87111  SFD         8.750    7.500   $1,414.09    360   1-Apr-30   $179,118.11   71.90
 5750016  LAS CRUCES           NM   88001  SFD         9.625    7.500   $1,317.48    360   1-May-30   $154,622.74   70.45
 5750058  QUAKERTOWN           PA   18951  SFD         8.500    7.500     $615.13    360   1-Jan-30    $79,128.33   80.00
 5750060  PROVO                UT   84601  LCO         8.625    7.500     $933.35    360   1-Apr-30   $119,567.20   80.00
 5750075  CHICAGO              IL   60618  MF2         8.750    7.500   $1,298.06    360   1-May-30   $164,518.36   75.00
 5750083  HOUSTON              TX   77006  SFD         9.375    7.500   $1,204.37    360   1-May-30   $144,306.31   69.99
 5750086  ST LOUIS             MO   63110  MF4         9.500    7.500     $678.57    360   1-Apr-30    $80,457.07   89.97
 5750103  MANHATTAN            IL   60442  SFD         8.750    7.500     $966.07    360   1-May-30   $120,292.20   56.85
 5750114  BOISE                ID   83704  SFD         9.375    7.500     $761.05    360   1-May-30    $91,265.33   75.00
 5750115  HOMEDALE             ID   83628  SFD         9.875    7.500     $281.34    360   1-Apr-30    $32,309.88   90.00
 5750119  SARTELL              MN   56377  SFD         9.125    7.500     $762.78    360   1-May-30    $93,496.74   75.00
 5750142  BLOOMINDALE          IL   60108  SFD         8.750    7.500   $1,195.78    360   1-May-30   $151,556.35   60.80
 5750154  OAKVILLE             CT   06779  SFD         8.750    7.500     $708.03    360   1-May-30    $89,079.67   69.23
 5750157  CHICAGO              IL   60606  HCO         9.000    7.500   $1,469.64    360   1-Apr-30   $182,024.85   72.48
 5750162  DARIEN               CT   06820  SFD         9.125    7.500   $1,220.45    360   1-May-30   $149,594.77   30.18
 5750168  ST GEORGE            UT   84770  SFD         9.125    7.500     $995.89    360   1-May-30   $122,069.31   80.00
 5750171  ALBUQUERQUE          NM   87123  PUD         9.125    7.500     $833.16    360   1-May-30   $102,123.35   80.00
 5750176  KISSIMMEE            FL   34744  SFD         9.500    7.500   $1,022.48    360   1-May-30   $121,296.16   80.00
 5750183  SAN ANTONIO          TX   78250  SFD         8.750    7.500     $495.62    360   1-Apr-30    $62,624.04   74.12
 5750189  AKRON                OH   44314  SFD         9.375    7.500     $332.70    360   1-Feb-30    $39,833.92   80.00
 5750192  EVERETT              WA   98208  SFD         8.875    7.500   $1,441.71    360   1-May-30   $180,684.51   80.00
 5750195  LOS ANGELES          CA   90501  MF3         9.000    7.500   $1,097.51    360   1-May-30   $136,021.82   80.00
 5750325  TUCSON               AZ   85701  SFD         9.875    7.500     $868.35    360   1-May-30    $99,769.07   39.68
 5750342  BONNY DOON           CA   95060  SFD         8.750    7.500   $1,888.08    360   1-Apr-30   $239,043.55   80.00
 5750352  OAKDALE              CT   06370  SFD         9.500    7.500     $980.44    360   1-Apr-30   $116,248.98   74.98
 5750361  CHARLOTTE            NC   28210  SFD         9.250    7.500     $543.79    360   1-Apr-30    $65,804.31   53.96
 5750435  ENFIELD              CT   06082  MF3         8.875    7.500     $550.59    360   1-May-30    $69,003.12   80.00
 5750446  OCEANSIDE            CA   92056  SFD         8.875    7.500     $751.89    360   1-Apr-30    $94,176.17   70.00
 5750460  PAYETTE              ID   83661  SFD         9.000    7.500     $482.77    360   1-Apr-30    $59,786.10   66.67
 5750472  MARIETTA             GA   30062  SFD         8.875    7.500     $766.21    360   1-Apr-30    $95,970.00   90.00
 5750488  FOREST LAKE          MN   55025  PUD         9.625    7.500     $820.24    360   1-Apr-30    $96,217.01   71.73
 5750502  COLUMBUS             OH   43204  MF2         8.375    7.500     $612.27    240   1-Mar-20    $70,237.89   80.00
 5750515  LOS ANGELES          CA   90016  MF4         9.000    7.500   $1,190.85    360   1-Apr-30   $147,444.32   80.00
 5750528  ALTA LOMA            CA   91737  SFD         8.500    7.500   $1,722.37    360   1-Apr-30   $223,171.23   74.67
 5750533  SOUTH PADRE ISLAND   TX   78597  LCO         9.000    7.500     $304.15    360   1-Feb-30    $37,630.39   51.08
 5750547  BIG BEAR CITY        CA   92314  SFD         9.500    7.500     $484.34    360   1-Apr-30    $55,859.58   90.00
 5750575  KENT                 OH   44240  MF2         8.500    7.500     $602.83    360   1-Apr-30    $78,109.93   80.00
 5750577  ANCHORAGE            AK   99504  MF2         9.250    7.500     $999.55    360   1-Jun-30   $121,245.12   90.00
 5750600  DUBLIN               OH   43017  SFD         9.250    7.500   $1,235.66    360   1-Apr-30   $149,723.70   89.96
 5750607  BOISE                ID   83703  SFD         8.750    7.500   $1,471.13    360   1-May-30   $186,454.17   68.00
 5750620  PRESCOTT             AZ   86301  SFD        10.000    7.500   $1,191.31    360   1-May-30   $135,444.65   75.00
 5750686  GLENDALE             AZ   85308  SFD         9.250    7.500     $822.27    360   1-May-30    $99,686.87   49.99
 5750698  HOUSTON              TX   77027  LCO         8.375    7.500   $1,471.50    360   1-Apr-30   $192,865.29   80.00
 5750760  WATSONVILLE          CA   95076  SFD         8.875    7.500   $1,625.11    360   1-Feb-30   $203,220.19   95.00
 5750920  FAIRBANKS            AK   99709  MF4         9.125    7.500     $945.44    360   1-Jun-30   $115,802.15   70.00
 5751087  ATLANTA              GA   30319  SFD         8.875    7.500   $1,349.41    360   1-Apr-30   $169,018.90   80.00
 5751101  KENT                 OH   44240  MF2         8.500    7.500     $602.83    360   1-Apr-30    $78,109.93   80.00
 5751116  CHICAGO              IL   60639  MF2         9.250    7.500   $1,184.65    360   1-Apr-30   $143,543.35   79.12
 5751129  BUDA                 TX   78610  SFD         8.875    7.500   $1,169.60    360   1-Apr-30   $146,496.29   71.71
 5751189  EL PASO              TX   79934  SFD         9.375    7.500     $728.82    360   1-Apr-30    $87,354.27   79.99
 5751205  AUSTIN               TX   78737  SFD         9.125    7.500   $1,202.14    360   1-Mar-30   $147,186.92   75.00
 5751213  SUGAR LAND           TX   77478  SFD         9.125    7.500   $1,187.90    360   1-Apr-30   $145,524.90   68.87
 5751225  PORT SAINT LUCIE     FL   34952  SFD         9.250    7.500     $613.72    360   1-Apr-30    $74,363.42   74.97
 5751230  INDIANAPOLIS         IN   46234  SFD         8.250    7.500     $741.12    360   1-May-30    $98,331.14   78.61
 5751239  LONG BEACH           CA   90808  SFD         8.625    7.500   $1,400.03    360   1-Apr-30   $178,946.54   75.00
 5751251  ST GEORGE            UT   84770  SFD         9.125    7.500   $1,269.27    360   1-Apr-30   $155,492.32   80.00
 5751272  ALLENHURST           GA   31301  SFD         9.250    7.500     $307.27    360   1-Mar-30    $36,687.31   90.00
 5751298  HOFFMAN ESTATES      IL   60194  SFD         8.500    7.500   $1,153.37    360   1-May-30   $149,539.18   69.77
 5751311  FRIENDSWOOD          TX   77546  SFD         8.875    7.500   $1,393.97    360   1-Apr-30   $169,487.64   79.65
 5751370  FOX LAKE             IL   60020  SFD         9.375    7.500   $1,809.89    360   1-May-30   $217,041.90   79.13
 5751378  AUSTIN               TX   78745  SFD         8.750    7.500     $842.56    360   1-May-30   $106,787.37   69.10
 5751391  WASHINGTON           DC   20017  MF4         9.500    7.500   $1,097.31    360   1-Apr-30   $130,107.19   90.00
 5751392  FALLBROOK            CA   92028  SFD         8.875    7.500   $1,853.86    360   1-Apr-30   $232,201.59   77.67
 5751397  MEDFORD              OR   97504  SFD         9.625    7.500     $595.00    360   1-May-30    $69,829.58   67.31
 5751398  MANCHESTER           CT   06040  MF4         9.500    7.500     $832.45    360   1-Mar-30    $98,650.89   90.00
 5751410  LAKESIDE             AZ   85929  SFD         9.500    7.500   $1,016.60    360   1-May-30   $120,597.88   74.95
 5751443  STOCKTON             CA   95209  MF3         9.375    7.500     $830.71    360   1-Apr-30    $99,566.40   85.00
 5751448  GLENDALE HEIGHTS     IL   60139  SFD         9.375    7.500   $1,031.37    360   1-May-30   $123,681.97   80.00
 5751463  CRYSTAL LAKE         IL   60014  SFD         9.375    7.500     $731.94    360   1-May-30    $86,749.57   80.00
 5751465  CHICAGO              IL   60639  MF3         9.000    7.500   $1,021.87    360   1-May-30   $126,647.92   74.71
 5751469  ORANGE CITY          FL   32763  SFD         8.750    7.500   $1,140.72    360   1-May-30   $144,172.34   72.50
 5751483  RIALTO               CA   92376  SFD         8.750    7.500     $746.58    360   1-Apr-30    $94,566.38   94.99
 5751485  SAVANNAH             GA   31401  MF3         9.125    7.500   $1,574.38    360   1-Apr-30   $192,870.30   90.00
 5751492  LOS ANGELES          CA   90026  MF3         8.875    7.500   $2,068.68    360   1-Apr-30   $259,109.10   80.00
 5751496  SPARTA               TN   38583  SFD         8.875    7.500     $859.30    360   1-May-30   $106,538.72   80.00
 5751506  CHICAGO              IL   60644  SFD         8.875    7.500     $612.65    360   1-May-30    $76,780.93   66.96
 5751511  NORTHWOOD            OH   43619  SFD        10.000    7.500     $579.20    360   1-May-30    $65,851.54   55.00
 5751516  GLENDALE             AZ   85308  SFD         8.875    7.500   $1,878.92    360   1-May-30   $235,478.18   80.00
 5751522  PROVIDENCE           RI   02906  MF2         8.875    7.500   $1,890.45    360   1-Mar-30   $236,646.66   80.00
 5751527  WOOD DALE            IL   60191  HCO         9.750    7.500     $725.99    360   1-Apr-30    $84,258.58   65.00
 5751535  DULUTH               MN   55803  SFD         9.125    7.500     $823.80    360   1-May-30   $100,778.06   75.00
 5751556  HOUSTON              TX   77077  SFD         9.000    7.500     $688.76    360   1-Apr-30    $85,314.13   80.00
 5751572  HOUSTON              TX   77077  SFD         9.500    7.500     $775.69    360   1-May-30    $92,019.50   75.00
 5751612  LODI                 CA   95240  MF3         9.500    7.500     $588.60    360   1-Apr-30    $68,676.15   70.00
 5751623  FRESNO               CA   93720  PUD         8.625    7.500     $787.91    360   1-Apr-30   $100,934.59   79.97
 5752287  ANNAPOLIS            MD   21401  LCO         8.875    7.500     $883.76    360   1-Jul-30   $110,886.81   70.00
 5753568  BOYNTON BEACH        FL   33436  LCO         9.625    7.500     $425.00    360   1-Jun-30    $49,903.01   69.44
 5755702  ANGEL FIRE           NM   87710  LCO        10.000    7.500     $442.30    360   1-Jul-30    $50,332.54   90.00
 5756130  ELIZABETH CITY       NC   27909  SFD         8.750    7.500     $467.30    360   1-Jun-30    $59,261.80   90.00
 5756136  PHOENIX              AZ   85041  MF4         9.500    7.500     $706.32    360   1-May-30    $83,790.10   80.00
 5760415  SEATTLE              WA   98102  MF4         8.750    7.500   $2,539.47    360   1-Jun-30   $322,048.96   80.00
 5761278  ARVADA               CO   80004  SFD         8.375    7.500   $1,920.70    360   1-Jun-30   $252,065.14   70.15
 5761298  WARRENTON            MO   63383  SFD         9.000    7.500   $1,325.21    360   1-May-30   $164,243.41   79.99
 5761323  PELHAM               AL   35124  SFD         8.750    7.500     $612.84    360   1-May-30    $77,672.60   79.98
 5761351  SURFSIDE             TX   77541  SFD         8.875    7.500   $1,722.57    360   1-May-30   $215,884.12   67.66
 5761363  WOONSOCKET           RI   02895  MF4         8.875    7.500     $823.49    360   1-May-30   $103,205.57   90.00
 5761389  SHAKER HEIGHTS       OH   44120  MF3         9.625    7.500   $1,155.99    360   1-Apr-30   $135,601.14   80.00
 5761404  INDIANAPOLIS         IN   46205  MF2         9.375    7.500     $374.29    360   1-Apr-30    $44,860.95   75.00
 5761426  DETROIT              MI   48221  SFD         9.500    7.500     $344.33    360   1-Jun-30    $40,868.48   70.00
 5761480  PRESCOTT             AZ   86301  SFD         9.250    7.500     $505.95    360   1-May-30    $61,300.10   75.00
 5761492  LEAGUE CITY          TX   77573  SFD         8.375    7.500     $501.65    360   1-May-30    $65,792.00   80.00
 5761494  EAST SANDWICH        MA   02537  SFD         8.500    7.500     $668.95    360   1-Jan-30    $85,587.55   58.78
 5761498  OAK PARK             MI   48237  SFD         9.625    7.500     $822.37    360   1-Jun-30    $96,562.34   75.00
 5761511  BRIDGEPORT           CT   06605  MF3         9.875    7.500   $1,115.83    360   1-Apr-30   $128,142.43   89.99
 5761516  STRATFORD            CT   06614  SFD         9.250    7.500     $832.55    360   1-May-30   $100,933.59   74.96
 5761520  FORT MEYERS BEACH    FL   33931  LCO         9.000    7.500     $752.32    360   1-Jun-30    $93,293.41   64.48
 5761522  MARRIETTA            OK   73448  SFD         8.250    7.500     $584.11    360   1-May-30    $77,434.01   43.93
 5761657  SUN CITY             AZ   85351  PUD         8.750    7.500     $232.87    360   1-May-30    $29,513.56   80.00
 5761704  MORRO BAY            CA   93442  SFD         8.500    7.500   $1,654.71    360   1-May-30   $214,404.71   80.00
 5761724  ST CLAIR SHORES      MI   48080  SFD         8.875    7.500   $1,133.00    360   1-Jun-30   $142,010.81   79.11
 5761741  CHULA VISTA          CA   91910  SFD         9.500    7.500   $1,166.69    360   1-May-30   $138,403.29   75.00
 5761755  RIMROCK              AZ   86335  SFD         8.750    7.500   $1,469.17    360   1-May-30   $186,204.86   75.00
 5761769  TOMBALL              TX   77375  SFD         8.875    7.500     $835.43    360   1-May-30   $104,701.28   61.76
 5761795  FRESNO               CA   93720  SFD         8.750    7.500     $708.03    360   1-May-30    $89,737.30   70.31
 5761803  ALBUQUERQUE          NM   87106  SFD         9.500    7.500     $470.88    360   1-May-30    $55,834.13   80.00
 5761806  CENTRAL POINT        OR   97502  SFD         9.375    7.500     $827.60    360   1-May-30    $99,244.77   33.17
 5761828  MUSKOGEE             OK   74401  MF2         9.875    7.500     $183.66    360   1-May-30    $21,101.15   90.00
 5761829  SANTA CRUZ           NM   87567  SFD         9.000    7.500   $1,480.51    360   1-May-30   $183,489.86   80.00
 5761839  NOBLE                OK   73068  SFD         9.625    7.500     $475.15    360   1-May-30    $55,763.89   79.97
 5761865  COLORADO SPRINGS     CO   80925  SFD         9.625    7.500     $637.49    360   1-May-30    $71,715.89   59.06
 5761871  HONDO                TX   78861  SFD         8.500    7.500     $630.51    360   1-May-30    $81,748.08   77.36
 5761926  E. LITTLETON         CO   80120  SFD         8.750    7.500   $1,259.11    360   1-May-30   $159,582.83   74.44
 5761971  DENVER               CO   80221  SFD         8.875    7.500     $895.10    360   1-May-30   $112,179.95   90.00
 5762053  SAN DIEGO            CA   92103  LCO         9.625    7.500   $1,312.39    360   1-Jun-30   $154,100.53   80.00
 5762165  ST.  PAUL            MN   55104  SFD         9.000    7.500     $748.30    360   1-May-30    $92,729.79   75.00
 5762738  SACRAMENTO           CA   95827  SFD         9.375    7.500     $797.24    360   1-Jun-30    $95,654.07   89.99
 5762788  LOS ANGELES          CA   90032  SFD         8.750    7.500     $692.30    360   1-May-30    $87,743.12   80.00
 5762796  VICTOR               ID   83455  SFD         8.875    7.500   $1,983.07    360   1-May-30   $248,530.92   74.40
 5762811  BRADENTON            FL   34202  PUD         9.000    7.500   $1,023.48    360   1-Jun-30   $126,918.93   80.00
 5762827  HOUSTON              TX   77070  MF4         9.625    7.500   $1,014.04    360   1-May-30   $119,009.61   89.97
 5762831  MUSKOGEE             OK   74403  SFD         9.875    7.500     $195.38    360   1-May-30    $22,448.05   90.00
 5762859  LOS ANGELES          CA   91356  LCO         8.875    7.500      $87.53    360   1-May-30    $10,963.66   10.38
 5762883  LONG BEACH           CA   90805  SFD         8.875    7.500     $846.57    360   1-May-30   $106,097.29   80.00
 5762913  SHELTON              WA   98584  SFD         9.250    7.500     $999.56    360   1-May-30   $121,180.12   90.00
 5762977  FRESNO               CA   93722  PUD         8.875    7.500     $849.35    360   1-May-30   $106,446.33   79.99
 5762993  JACKSONVILLE         OR   97530  PUD         9.500    7.500   $1,035.35    360   1-May-30   $122,822.32   70.00
 5763000  BROOKLYN             NY   11223  MF4         9.500    7.500   $2,623.47    360   1-Jul-30   $311,535.94   80.00
 5763027  CINCINNATI           OH   45215  SFD         8.500    7.500     $553.62    360   1-Jun-30    $71,702.82   80.00
 5763167  HOUSTON              TX   77024  SFD         9.250    7.500   $1,851.02    360   1-May-30   $224,407.73   68.39
 5763187  BOISE                ID   83714  SFD         9.625    7.500     $726.74    360   1-May-30    $85,291.89   90.00
 5763201  HOUSTON              TX   77099  SFD         8.875    7.500     $489.33    360   1-May-30    $61,274.62   79.97
 5763245  LONG BEACH           CA   90810  MF2         9.375    7.500   $1,197.72    360   1-May-30   $143,630.68   80.00
 5763277  WESTMINISTER         CO   80020  SFD         8.875    7.500   $1,139.36    360   1-May-30   $141,497.11   80.00
 5763301  GOLDEN               CO   80403  SFD         9.375    7.500     $813.03    360   1-May-30    $97,499.32   72.41
 5763333  COMMERCE CITY        CO   80022  SFD         9.250    7.500     $588.21    360   1-May-30    $71,311.81   65.00
 5767383  ANCHORAGE            AK   99517  MF4         9.875    7.500   $1,719.76    360   1-Jul-30   $197,777.86   85.37
 5767954  CRANSTON             RI   02906  MF3         9.375    7.500     $625.06    360   1-Jul-30    $75,035.25   90.00
 5770527  MIAMI                FL   33167  LCO         9.500    7.500     $420.43    360   1-Aug-30    $49,950.61   87.72
 5773315  FORT MEYERS          FL   33908  LCO         9.750    7.500     $446.76    360   1-Jul-30    $51,926.62   80.00
 5773724  BATON ROUGE          LA   70815  MF3         9.625    7.500     $431.80    360   1-Jul-30    $49,905.13   94.95
 5778390  SALEM                NH   03079  SFD         9.250    7.500   $1,480.82    360   1-Aug-30   $179,747.61   59.41
 5779622  SALEM                NH   03079  LCO         9.250    7.500     $773.32    360   1-Aug-30    $93,902.15   80.00
 5781167  SAN JOSE             CA   95111  LCO         9.375    7.500   $1,330.80    360   1-Aug-30   $159,837.77   80.00
 5781652  WALNUT CREEK         CA   94596  LCO         8.875    7.500   $1,705.87    360   1-Aug-30   $214,158.71   80.00
 5783940  GERMANTOWN           MD   20874  SFD         8.750    7.500   $1,403.09    360   1-Aug-30   $178,144.01   79.99
 5789014  YARMOUTH             MA   02675  SFD         8.875    7.500     $708.92    360   1-Sep-30    $89,050.05   60.00
 5792459  WINSTON-SALEM        NC   27104  SFD         9.000    7.500     $861.76    360   1-Aug-30   $106,982.54   90.00
 5793783  STURGIS              MI   49091  SFD         9.250    7.500     $704.21    360   1-Aug-30    $85,125.96   80.00
 5801163  GULF BREEZE          FL   32561  SFD         8.500    7.500   $1,723.72    360   1-Sep-30   $224,040.19   71.39
 5806482  ANCHORAGE            AK   99508  MF4         9.125    7.500   $1,220.45    360   1-Sep-30   $149,920.18   87.98
 7372715  KAILUA               HI   96734  LCO         8.375    7.500   $1,276.92    360   1-Oct-29   $166,697.74   68.57
 7574543  WOONSOCKET           RI   02895  MF3         8.125    7.500     $509.35    360   1-Mar-29    $67,291.17   70.00
 7575801  ARROYO GRANDE        CA   93420  MF2         8.250    7.500     $976.65    360   1-Apr-29   $128,417.34   65.00
 7618715  COLUMBIA             MD   21044  SFD         8.500    7.500   $1,651.55    360   1-Aug-29   $212,881.99   80.00
 7620614  CHESAPEAKE BEACH     MD   20732  SFD         7.250    6.983     $682.18    360   1-May-29    $97,702.16   47.39
 7625850  SILVER CITY          NM   88061  SFD         8.625    7.500     $668.90    360   1-Oct-29    $85,010.43   57.33
 7648612  CANTONMENT           FL   32533  SFD         8.250    7.500     $917.30    360   1-Jun-29   $120,787.85   96.98
 7661812  DURYEA               PA   18642  MF2         8.000    7.500     $132.08    360   1-May-29    $16,837.27   90.00
 7666513  CHAMBERLAIN          SD   57325  SFD         8.250    7.500     $271.58    360   1-Jun-29    $30,397.94   73.78
 7676333  BINGHAMTON           NY   13901  SFD         6.875    6.608     $278.28    360   1-May-29    $40,444.37   80.00
 7711591  CROWLEY              TX   76036  SFD         9.250    7.500   $1,217.56    360   1-Dec-29   $147,205.57   80.00
 7750258  BALTIMORE            MD   21244  SFD         8.500    7.500   $1,783.88    360   1-Mar-30   $228,321.50   80.00
 7764998  ROCHESTER            NY   14607  MF2         8.250    7.500     $567.96    360   1-Sep-29    $74,946.75   90.00
 7810928  RENO                 NV   89433  SFD         8.500    7.500     $671.26    360   1-Aug-29    $86,524.54   97.00
 7816383  HILLSBORO            TX   76645  SFD         8.750    7.500     $254.89    360   1-Aug-29    $32,126.30   90.00
 7818708  FORT COLLINS         CO   80525  LCO         8.875    7.500     $976.45    360   1-Sep-29   $121,788.77   80.00
 7818747  LAS CRUCES           NM   88005  SFD         8.875    7.500   $1,989.11    360   1-Dec-29   $248,550.92   74.63
 7821569  HOPEWELL             VA   23860  SFD         9.000    7.500     $394.27    360   1-Aug-29    $48,604.19   70.00
 7822085  KELLER               TX   76248  SFD         9.000    7.500     $778.87    360   1-Sep-29    $95,984.57   80.00
 7829334  ROME                 GA   30165  SFD         9.125    7.500     $256.29    360   1-Dec-29    $31,326.56   90.00
 7830807  POLK CITY            IA   50226  SFD         9.250    7.500   $1,268.57    360   1-Jun-30   $153,876.50   96.98
 7837273  KILL DEVIL HILLS     NC   27948  SFD         9.375    7.500     $815.11    360   1-Feb-30    $97,593.13   70.00
 7839946  NEW BRAUNFELS        TX   78130  SFD         8.750    7.500     $679.71    360   1-Jan-30    $85,939.34   80.00
 7841038  AKRON                OH   44320  SFD         7.250    6.983     $712.95    360   1-Aug-29   $103,323.67   95.01
 7843155  EAST WINDSOR         CT   06088  SFD         9.000    7.500     $897.23    360   1-Aug-29   $110,612.35   90.00
 7846941  ODESSA               TX   79763  SFD         9.000    7.500     $273.17    360   1-Aug-29    $33,460.03   97.00
 7854928  FISHERS              IN   46038  SFD         8.625    7.500     $840.01    360   1-Aug-29   $107,064.44   80.00
 7860491  HELENA               MT   59601  SFD         8.250    7.500     $426.72    360   1-Aug-29    $56,269.63   80.00
 7865650  HOPEWELL             VA   23860  SFD         9.000    7.500     $376.56    360   1-Sep-29    $46,422.15   90.00
 7878302  PORTLAND             ME   04102  SFD         8.625    7.500     $901.46    360   1-Aug-29   $114,895.93   79.99
 7887951  ORANGE BEACH         AL   36561  SFD         9.375    7.500     $698.67    360   1-Jun-30    $83,625.97   48.84
 7894761  CAVE SPRING          GA   30124  SFD         8.500    7.500     $553.62    360   1-Nov-29    $71,502.82   90.00
 7897704  CEDAR HILL           TX   75104  SFD         9.750    7.500     $261.18    360   1-Nov-29    $30,237.50   80.00
 7905880  BRECKENRIDGE         CO   80424  LCO         8.750    7.500   $1,258.72    360   1-Nov-29   $158,949.69   51.61
 7914269  FORT WORTH           TX   76137  SFD         9.000    7.500     $426.53    360   1-Sep-29    $52,616.18   90.00
 7917287  SPRINGFIELD          MA   01104  MF2         9.375    7.500     $419.20    360   1-Oct-29    $50,081.14   90.00
 7919975  FALLING WATERS       WV   25419  SFD         9.125    7.500   $1,144.17    360   1-Apr-30   $140,167.38   90.00
 7950877  ST LOUIS             MO   63033  SFD         9.125    7.500   $1,098.40    360   1-Apr-30   $134,560.70   73.77
 7951599  PITTSBURGH           PA   15235  MF2         9.250    7.500     $550.86    360   1-Nov-29    $65,875.23   90.00
 7952456  GRANBURY             TX   76049  SFD         9.750    7.500     $708.37    360   1-May-30    $82,254.53   97.00
 7955435  EAGAN                MN   55122  SFD         7.875    7.500   $1,005.67    360   1-Jan-30   $137,677.28   96.99
 7957080  CLEVELAND            OH   44109  MF4         8.875    7.500     $679.56    360   1-Nov-29    $84,863.39   90.00
 7957193  KALAMAZOO            MI   49001  SFD         9.500    7.500     $454.06    360   1-Nov-29    $53,695.99   90.00
 7957474  HENDERSON            NV   89052  SFD         8.500    7.500   $1,125.69    360   1-May-30   $145,950.22   80.00
 7957826  BROOKLYN             NY   11211  MF3        10.000    7.500   $3,124.15    360   1-Jan-30   $354,534.48   80.00
 7967668  PARKER               AZ   85344  SFD         9.000    7.500     $669.85    360   1-Dec-29    $82,779.58   90.00
 7973881  HIGHLAND PARK        MI   48203  SFD         8.750    7.500     $389.42    360   1-Feb-30    $49,266.24   90.00
 7974062  GRAHAMSVILLE         NY   12740  SFD         9.250    7.500     $691.05    360   1-Apr-30    $83,733.62   75.00
 7979661  COLUMBIA             MD   21045  SFD         8.750    7.500   $1,305.92    360   1-Dec-29   $164,897.91   67.76
 7980281  LITTLE ROCK          AR   72209  SFD         9.875    7.500     $195.38    360   1-Jan-30    $22,404.90   90.00
 7980286  LITTLE ROCK          AR   72209  SFD         9.875    7.500     $226.64    360   1-Jan-30    $25,989.70   90.00
 7982865  LITTLE ROCK          AR   72204  SFD         9.625    7.500     $191.25    360   1-Dec-29    $22,388.23   90.00
 7987195  ATLANTA              GA   30315  SFD         9.250    7.500   $1,177.25    360   1-Dec-29   $142,331.84   90.00
 7988056  EDGEWATER PARK       NJ   08010  LCO         9.250    7.500     $395.38    360   1-Dec-29    $47,802.01   90.00
 7988382  GRAND JUNCTION       CO   81504  SFD         8.500    7.500     $730.47    360   1-Dec-29    $94,405.77   65.52
 7988726  TRENTON              NJ   08610  MF2         9.875    7.500     $406.39    360   1-Mar-30    $46,647.43   90.00
 7989058  NEW CASTLE           DE   19720  SFD         8.750    7.500     $778.83    360   1-Mar-30    $98,592.50   90.00
 7989533  KAILUA KONA          HI   96740  LCO         8.625    7.500     $820.72    360   1-Feb-30   $105,008.92   80.00
 7990107  WOODBURY             MN   55125  SFD         8.875    7.500   $1,285.01    360   1-Feb-30   $160,761.60   97.00
 7990385  FRESNO               CA   93722  SFD         8.250    7.500   $1,088.40    360   1-Mar-30   $143,929.16   95.00
 7994150  GARDEN VALLEY        CA   95663  SFD         8.750    7.500     $550.69    360   1-Jan-30    $69,626.80   70.00
 7995950  MORENO VALLEY        CA   92553  MF4         9.375    7.500   $1,029.29    360   1-Mar-30   $123,302.17   90.00
 7995959  MORENO VALLEY        CA   92553  MF4         9.375    7.500   $1,029.29    360   1-Mar-30   $123,302.17   90.00
 7996359  SALINAS              CA   93908  SFD         7.875    7.500   $1,787.30    360   1-Jan-30   $243,495.27   85.00
 7998546  ATLANTA              GA   30338  SFD         8.250    7.500   $1,577.66    360   1-Dec-29   $208,618.70   63.93
 7999468  CLEVELAND            OH   44110  MF2         9.000    7.500     $456.22    360   1-Jan-30    $56,412.76   90.00
 8000928  RICHMOND             VA   23225  MF2         8.625    7.500   $1,166.68    360   1-Jan-30   $149,179.71   89.02
 8002278  CANTON               OH   44703  SFD         9.375    7.500     $202.12    360   1-Dec-29    $24,170.60   90.00
 8003115  MANCHESTER           NH   03102  MF3         9.500    7.500     $971.83    360   1-Feb-30   $115,108.37   90.00
 8004286  SANTA ANA            CA   92704  SFD         7.875    7.500   $1,364.58    360   1-Feb-30   $187,139.75   80.00
 8004303  JAMESTOWN            NC   27282  SFD         8.000    7.500   $1,099.66    360   1-Jan-30   $148,935.44   97.00
 8005596  DEAR HARBOR          WA   98243  SFD         8.750    7.500     $833.90    360   1-Feb-30   $105,499.48   17.24
 8007931  SAN BERNARDINO       CA   92404  MF4         9.375    7.500     $796.11    360   1-Mar-30    $95,368.62   90.00
 8008767  LAUREL               MD   20707  LCO         9.000    7.500     $557.60    360   1-Feb-30    $68,787.09   90.00
 8013471  CARBONDALE           PA   18407  MF2        10.000    7.500     $355.42    360   1-Feb-30    $40,352.40   90.00
 8013950  ROCHESTER            NY   14621  SFD         9.000    7.500     $124.56    360   1-Feb-30    $15,402.39   90.00
 8015032  LINCOLN TOWNSHIP     IN   46405  SFD         8.750    7.500   $1,096.57    360   1-Feb-30   $138,730.84   97.00
 8016726  WASHINGTON           DC   20032  SFD         9.000    7.500     $362.08    360   1-Feb-30    $44,798.11   90.00
 8018420  FRONT ROYAL          VA   22630  SFD         8.375    7.500   $1,216.50    360   1-Mar-30   $159,338.87   97.06
 8018615  ENNIS                MT   59729  SFD         9.000    7.500     $991.30    360   1-Feb-30   $122,647.26   80.00
 8020140  CITRUS HEIGHTS       CA   95621  MF2         9.375    7.500     $883.32    360   1-Feb-30   $105,759.02   90.00
 8023055  NOVI                 MI   48375  SFD         9.250    7.500   $1,915.19    360   1-Mar-30   $231,935.39   97.00
 8023131  KIHEI                HI   96753  LCT         9.500    7.500     $605.42    360   1-Mar-30    $70,984.12   73.85
 8024775  DOUGLAS              AZ   85607  SFD         8.625    7.500     $933.35    360   1-Feb-30   $119,418.74   60.00
 8028772  DES MOINES           IA   50314  MF2         9.375    7.500     $473.47    360   1-Feb-30    $56,688.68   90.00
 8029237  DES MOINES           IA   50314  MF2         9.375    7.500     $449.14    360   1-Feb-30    $53,775.82   90.00
 8029404  FALCONER             NY   14733  MF2         9.000    7.500     $289.66    360   1-Mar-30    $35,859.23   89.78
 8029591  MIAMI                FL   33183  LCO         9.500    7.500     $470.21    360   1-Feb-30    $55,693.72   80.00
 8030559  PHOENIX              AZ   85027  SFD         8.875    7.500   $1,859.82    360   1-Apr-30   $232,949.07   85.00
 8031921  ATLANTA              GA   30318  SFD         9.250    7.500   $1,882.28    360   1-Feb-30   $227,630.25   80.00
 8031937  NEPTUNE TOWNSHIP     NJ   07756  MF4         9.000    7.500   $1,796.32    360   1-Mar-30   $222,376.94   95.00
 8032098  EMPORIA              KS   66801  SFD        10.250    7.500     $903.27    360   1-Feb-30    $99,955.13   90.00
 8033595  SHREWSBURY           MA   01545  SFD         9.750    7.500     $663.44    360   1-Feb-30    $76,923.44   90.00
 8033644  MIAMI                FL   33179  MF2         9.750    7.500     $963.84    360   1-Feb-30   $111,754.20   90.00
 8033962  WEST SWANZEY         NH   03469  MF2         9.625    7.500     $611.23    360   1-Mar-30    $71,662.95   90.00
 8035085  PARK CITY            UT   84098  LCO        10.000    7.500   $1,316.36    360   1-Jan-30   $149,382.46   89.82
 8036463  RANCHO CUCAMONGA     CA   91730  SFD         9.500    7.500     $840.01    360   1-Feb-30    $99,495.86   90.00
 8037566  CLINTON              MS   39056  MF3         9.125    7.500     $976.36    360   1-Apr-30   $119,609.48   80.00
 8037591  CLINTON              MS   39056  MF4         9.125    7.500     $976.36    360   1-Apr-30   $119,609.48   80.00
 8038243  WILLOUGHBY HILLS     OH   44092  SFD         8.875    7.500     $556.95    360   1-Feb-30    $69,677.82   44.44
 8039079  BOWIE                TX   76230  SFD         9.875    7.500     $218.82    360   1-Feb-30    $25,105.77   90.00
 8041025  BARTLESVILLE         OK   74003  SFD        10.000    7.500     $201.40    360   1-Mar-30    $22,470.44   90.00
 8042429  HAVERFORD TWP        PA   19083  SFD         9.125    7.500   $1,033.31    360   1-Mar-30   $126,516.02   74.71
 8042920  FOWLERVILLE          MI   48836  SFD         9.625    7.500     $539.74    360   1-Mar-30    $63,281.89   48.85
 8044046  CHARLESTON           SC   29407  SFD        10.250    7.500     $403.25    360   1-Mar-30    $44,864.45   90.00
 8044749  ST LOUIS             MO   63111  MF4         9.500    7.500     $353.16    360   1-Mar-30    $41,851.91   70.00
 8046552  HOUSTON              TX   77008  SFD        10.250    7.500     $203.24    360   1-Feb-30    $22,601.57   60.00
 8046870  MODESTO              CA   95357  SFD         9.000    7.500   $1,410.72    360   1-Mar-30   $174,641.35   97.00
 8047028  FLAGSTAFF            AZ   86004  SFD         8.625    7.500     $922.98    360   1-Mar-30   $118,165.87   95.01
 8047323  SPRINGFIELD          NJ   07081  SFD         9.125    7.500   $1,627.27    360   1-Apr-30   $198,249.59   62.31
 8048292  SHERIDAN             WY   82801  SFD         9.375    7.500     $632.55    360   1-Mar-30    $75,774.75   90.00
 8048723  TANNERSVILLE         PA   18360  SFD         8.875    7.500     $483.75    360   1-Mar-30    $60,556.06   80.00
 8050010  LINCOLN              RI   02838  SFD         9.500    7.500     $795.23    360   1-Mar-30    $94,134.97   97.00
 8051287  LEWES                DE   19958  SFD         9.875    7.500     $698.15    360   1-Mar-30    $80,137.93   60.00
 8053677  JAMESTOWN            NC   27282  SFD         9.000    7.500   $1,194.14    360   1-Mar-30   $147,829.63   97.00
 8053854  COLUMBUS             OH   43229  SFD        10.125    7.500     $650.48    360   1-Apr-30    $73,156.42   90.00
 8055271  LOUISVILLE           CO   80027  LCO         9.250    7.500     $522.69    360   1-Mar-30    $63,299.02   95.54
 8055886  PRESCOTT             AZ   86303  SFD         8.375    7.500     $710.67    360   1-Mar-30    $93,084.57   61.11
 8057501  ALISO VIEJO AREA     CA   92656  LCO         9.250    7.500   $1,460.33    360   1-Mar-30   $176,850.75   97.00
 8058665  RICHGROVE            CA   93261  MF2         9.125    7.500     $560.19    360   1-Mar-30    $68,585.84   90.00
 8060091  COUNCIL BLUFFS       IA   51501  SFD         9.000    7.500     $522.92    360   1-Apr-30    $64,735.88   97.00
 8060752  NEW BRITAIN          CT   06052  MF3         9.375    7.500     $977.59    360   1-Mar-30   $117,108.64   94.79
 8061854  SPANAWAY             WA   98387  SFD         8.750    7.500     $803.06    360   1-Mar-30   $101,659.81   95.01
 8062814  PHILLIPSBURG         NJ   08865  MF2         9.125    7.500     $457.67    360   1-Apr-30    $56,066.94   90.00
 8065836  SCURRY               TX   75158  SFD         9.500    7.500   $1,022.06    360   1-Apr-30   $115,195.08   69.46
 8066496  RENO                 NV   89523  SFD         9.375    7.500   $1,164.45    360   1-May-30   $138,724.42   75.68
 8068764  TALLAHASSEE          FL   32303  MF2         9.750    7.500     $927.89    360   1-Mar-30   $107,060.44   90.00
 8069041  LOGAN                UT   84321  MF4         9.000    7.500   $1,070.15    360   1-Mar-30   $132,479.87   70.00
 8071905  SAN ANGELO           TX   76901  SFD         8.750    7.500     $293.79    360   1-Mar-30    $37,129.29   97.00
 8072240  UPPER MARLBORO       MD   20772  SFD         9.250    7.500     $933.74    360   1-Mar-30   $113,078.44   86.97
 8072445  KEY WEST             FL   33040  SFD         9.625    7.500   $2,090.97    360   1-Mar-30   $245,154.97   80.00
 8073476  ST LOUIS             MO   63111  MF2         9.500    7.500     $477.18    360   1-Apr-30    $56,579.20   83.46
 8073783  ADELANTO             CA   92301  SFD         9.500    7.500     $302.71    360   1-Apr-30    $35,891.62   80.00
 8074107  ST LOUIS             MO   63115  MF4         9.500    7.500     $454.06    360   1-Apr-30    $53,837.45   90.00
 8075987  WEST PALM BEACH      FL   33401  SFD         9.750    7.500     $541.27    360   1-Apr-30    $62,820.02   90.00
 8075998  JACINTO CITY         TX   77029  SFD         8.875    7.500     $429.65    360   1-Apr-30    $53,715.13   90.00
 8076513  KENNETT SQUARE       PA   19348  SFD         9.375    7.500   $1,101.07    360   1-Mar-30   $131,900.94   80.00
 8076530  MARION               IA   52302  LCO         8.625    7.500     $585.08    360   1-Jun-30    $75,043.42   97.00
 8077302  ST LOUIS             MO   63111  MF2         9.750    7.500     $502.61    360   1-Mar-30    $58,302.44   90.00
 8077721  KEY WEST             FL   33044  SFD        10.250    7.500   $1,380.00    360   1-May-30   $153,671.53   70.00
 8078772  JACKSON              MI   49203  MF4         9.625    7.500     $594.99    360   1-Apr-30    $69,794.73   53.85
 8078819  CINCINNATI           OH   45242  LCO         9.375    7.500   $1,153.72    360   1-Mar-30   $138,208.01   97.00
 8079875  KANSAS CITY          MO   64132  SFD         9.875    7.500     $242.27    360   1-Mar-30    $27,809.03   90.00
 8080696  MENTOR               OH   44060  SFD         9.375    7.500     $998.10    360   1-Apr-30   $119,048.75   75.00
 8083127  NEWARK               OH   43055  MF2         9.250    7.500     $460.70    360   1-May-30    $55,852.58   70.00
 8083147  GRANVILLE            OH   43023  SFD         9.250    7.500     $403.11    360   1-May-30    $48,871.03   70.00
 8084883  TACOMA               WA   98409  LCO         9.125    7.500     $940.56    360   1-May-30   $115,287.69   80.00
 8086291  CLEVELAND            OH   44102  MF2         8.875    7.500     $371.65    360   1-Apr-30    $46,080.88   90.00
 8087252  BUENA PARK           CA   90620  SFD         8.875    7.500   $1,779.46    360   1-Mar-30   $222,752.62   79.88
 8090614  PISCATAWAY           NJ   08854  SFD         9.875    7.500   $1,153.17    360   1-Jun-30   $132,555.66   80.00
 8090919  MINNEAPOLIS          MN   55405  SFD         9.375    7.500   $1,292.54    360   1-Apr-30   $154,919.84   79.98
 8091965  ST LOUIS             MO   63113  MF4         9.500    7.500     $428.84    360   1-May-30    $50,872.55   85.00
 8094528  WILMINGTON           DE   19802  SFD         9.750    7.500     $362.99    360   1-Apr-30    $42,129.32   65.00
 8094535  FRESNO               CA   93705  SFD         9.125    7.500     $320.25    360   1-Apr-30    $39,105.87   80.00
 8095368  TAMPA                FL   33647  SFD         9.000    7.500   $1,351.77    360   1-Apr-30   $167,438.96   80.00
 8095765  MIAMI                FL   33143  SFD         8.875    7.500   $1,893.63    360   1-Apr-30   $237,184.53   80.00
 8095819  TONY                 WI   54563  SFD         9.250    7.500     $822.68    360   1-Apr-30    $99,682.86   80.00
 8098366  OCEAN CITY           NJ   08226  MF3         9.500    7.500   $1,248.67    360   1-May-30   $148,128.95   90.00
 8098630  FORT MOHAVE          AZ   86426  SFD         9.000    7.500     $504.02    360   1-Apr-30    $62,430.78   80.00
 8098657  GILROY               CA   95020  SFD         9.125    7.500   $2,034.08    360   1-Apr-30   $249,186.44   79.37
 8101992  LAS VEGAS            NV   89144  SFD         8.875    7.500   $1,025.19    360   1-Apr-30   $128,408.48   96.99
 8102600  SOUTHBRIDGE          MA   01550  MF2         9.500    7.500     $586.08    360   1-Apr-30    $69,490.15   85.00
 8103495  OKLAHOMA CITY        OK   73127  LCO         8.500    7.500     $264.51    360   1-May-30    $34,294.30   80.00
 8103795  DETROIT              MI   48223  SFD         9.125    7.500     $635.45    360   1-May-30    $77,889.00   55.79
 8107150  PORTERVILLE          CA   93257  MF3         9.375    7.500     $718.63    360   1-May-30    $86,178.42   80.00
 8107194  BIDDEFORD            ME   04005  MF4         9.500    7.500     $937.97    360   1-May-30   $111,271.29   89.96
 8108282  PLAINFIELD           NJ   07063  SFD         9.500    7.500     $438.93    360   1-May-30    $52,069.56   90.00
 8108840  PISCATAWAY TWP.      NJ   08854  MF4         8.500    7.500   $1,515.53    360   1-Jun-30   $196,617.28   90.00
 8110519  ERIE                 PA   16505  MF4         9.125    7.500     $475.98    360   1-Jun-30    $58,338.42   90.00
 8110566  PASCO                WA   99301  MF4         8.875    7.500     $644.47    360   1-Apr-30    $80,722.47   90.00
 8110592  PASCO                WA   99301  MF4         8.875    7.500     $644.47    360   1-Apr-30    $80,722.47   90.00
 8111712  MONTEREY             CA   93940  MF2         9.375    7.500   $1,989.54    360   1-Jun-30   $238,711.16   80.00
 8113842  ABERDEEN TWP.        NJ   07721  SFD         9.500    7.500     $567.58    360   1-May-30    $67,331.33   90.00
 8114509  MONTGOMERY           AL   36111  SFD         9.625    7.500     $931.59    360   1-Apr-30   $109,278.57   80.00
 8114847  WILMINGTON           DE   19802  SFD         9.750    7.500     $323.90    360   1-Apr-30    $37,592.31   65.00
 8116195  DES MOINES           IA   50317  SFD         9.500    7.500     $491.90    360   1-Apr-30    $57,919.92   90.00
 8118835  DEER PARK            NY   11729  SFD         9.500    7.500   $1,712.82    360   1-Jun-30   $203,294.44   97.00
 8119219  LAKE HAVASU CITY     AZ   86404  SFD         9.750    7.500     $494.87    360   1-May-30    $57,463.45   90.00
 8119774  ELK GROVE            CA   95624  SFD         9.250    7.500     $697.22    360   1-May-30    $84,526.89   75.00
 8120595  STAPLETON            AL   36578  SFD         9.875    7.500     $547.06    360   1-Jun-30    $62,884.09   67.02
 8128549  SOUTHBRIDGE          MA   01550  MF3        10.250    7.500     $575.75    360   1-Apr-30    $64,084.82   89.99
 8129219  COLUMBIA HEIGHTS     MN   55421  SFD         9.125    7.500     $627.72    360   1-May-30    $76,923.79   89.97
 8129440  AUSTIN               TX   78703  SFD         9.250    7.500   $1,974.42    360   1-May-30   $239,368.23   80.00
 8131510  COLLEGE STATION      TX   77840  SFD         9.500    7.500     $437.24    360   1-May-30    $51,870.09   80.00
 8132435  AMHERST              NY   14226  SFD         9.500    7.500     $798.81    360   1-Jul-30    $94,858.70   50.13
 8135175  INDIANAPOLIS         IN   46229  MF2         9.500    7.500     $620.55    360   1-May-30    $73,615.60   90.00
 8138199  YUMA                 AZ   85364  SFD         9.250    7.500     $462.75    360   1-Jul-30    $56,161.85   90.00
 8139070  WHITE BEAR TNSP      MN   55110  SFD         9.375    7.500     $831.75    360   1-Jun-30    $99,795.63   61.03
 8139389  ST PAUL              MN   55104  MF4        10.500    7.500   $1,103.18    360   1-May-30   $120,356.12   90.00
 8140032  PEMBROKE PINES       FL   33028  SFD         9.000    7.500   $1,062.10    360   1-Jun-30   $131,708.34   80.00
 8142855  MARIETTA             GA   30066  SFD         9.500    7.500   $1,086.72    360   1-May-30   $128,916.23   88.34
 8143749  OZARK                MO   65721  SFD         8.750    7.500     $503.49    360   1-Jun-30    $63,851.10   62.75
 8143896  WEST LAFAYETTE       IN   47906  SFD         9.250    7.500   $1,021.76    360   1-May-30   $123,816.35   90.00
 8146556  OMAHA                NE   68122  SFD         9.875    7.500     $320.07    360   1-May-30    $36,774.90   97.00
 8149760  LACONIA              NH   03246  MF3         9.750    7.500     $688.18    360   1-May-30    $79,910.09   90.00
 8150703  CHARLESTON           SC   29403  SFD         9.625    7.500     $343.40    360   1-May-30    $40,301.64   80.00
 8150850  SHREWSBURY           MA   01545  SFD         9.750    7.500   $1,073.02    360   1-Jul-30   $124,716.79   90.00
 8151480  HOUMA                LA   70360  SFD         9.500    7.500   $1,182.66    360   1-Jun-30   $140,369.97   97.00
 8152084  OMAHA                NE   68122  SFD         9.000    7.500   $1,055.66    360   1-Jun-30   $130,910.12   80.00
 8155002  MENTOR ON LAKE       OH   44060  SFD         8.875    7.500     $827.47    360   1-Jun-30   $103,459.74   80.00
 8155031  COLUMBUS             OH   43206  MF2         9.625    7.500     $387.60    360   1-May-30    $45,488.98   80.00
 8160994  CHINO                CA   91710  LCO         9.750    7.500     $405.95    360   1-Jun-30    $47,160.75   75.00
 8161322  TOWAMENCIN TWP.      PA   19446  LCO         9.250    7.500     $490.15    360   1-May-30    $59,423.15   90.00
 8163492  ROCHESTER            NH   03867  MF4         9.375    7.500   $1,186.49    360   1-Jul-30   $142,432.19   90.00
 8164408  NORTH RICHLAND HI    TX   76180  SFD         9.875    7.500     $625.21    360   1-Jun-30    $71,867.54   90.00
 8165071  RACINE               WI   53403  SFD         8.750    7.500   $1,466.41    360   1-Jul-30   $186,071.64   80.00
 8167257  PITTSFIELD           MA   01201  MF4         9.875    7.500     $701.80    360   1-Jul-30    $80,708.93   90.00
 8171368  CHEYENNE             WY   82001  SFD         9.125    7.500     $497.94    360   1-Jun-30    $61,061.50   90.00
 8175319  ALEXANDRIA           VA   22304  LCO         9.750    7.500   $1,063.20    360   1-Jul-30   $123,575.40   75.00
 8175996  FALLON               NV   89406  MF3         9.500    7.500   $1,282.72    360   1-Jun-30   $152,246.28   90.00
 8176672  BETHLEHEM            PA   18017  SFD        10.125    7.500     $778.19    360   1-Jul-30    $87,333.11   90.00
 8177169  ST SIMONS            GA   31522  LCO         9.250    7.500     $849.00    360   1-Jun-30   $102,578.86   80.00
 8177648  LAUGHLIN             NV   89029  SFD         9.750    7.500     $702.36    360   1-Jul-30    $81,634.65   75.00
 8178320  LORAIN               OH   44052  SFD         9.250    7.500     $287.94    360   1-Jul-30    $34,945.13   90.00
 8178559  LA VERNIA            TX   78121  SFD        10.000    7.500     $484.86    360   1-Aug-30    $55,200.91   61.39
 8184280  GENESEO              IL   61254  SFD        10.000    7.500     $724.00    360   1-Jul-30    $82,389.59   73.33
 8185805  PORT ARTHUR          TX   77642  SFD         9.375    7.500     $463.91    360   1-Jun-30    $55,655.33   97.00
 8186526  LUBBOCK              TX   79413  SFD         9.375    7.500     $475.34    360   1-Jul-30    $57,062.75   90.00
 8189645  LAKE HAVASU CITY     AZ   86403  LCO         9.750    7.500     $479.41    360   1-Jul-30    $55,721.26   90.00
 8192283  COMMERCE             GA   30565  SFD         8.875    7.500     $385.81    360   1-Aug-30    $48,432.98   97.00
 8193970  CORPUS CHRISTI       TX   78414  SFD         9.500    7.500     $737.85    360   1-Jul-30    $87,619.49   90.00
 8198078  APPLE VALLEY         CA   92308  SFD         9.875    7.500     $465.87    360   1-Jul-30    $53,576.26   72.50
 8198439  AVONDALE             AZ   85323  SFD         9.500    7.500     $975.81    360   1-Aug-30   $115,935.39   74.99
 8199148  BRANSON              MO   65616  SFD         9.500    7.500     $840.85    360   1-Sep-30    $99,950.82   66.67
 8199698  GRANBURY             TX   76048  SFD         9.625    7.500     $475.14    360   1-Jun-30    $55,791.60   65.00
 8202679  MASON                OH   45040  SFD         9.625    7.500   $1,019.99    360   1-Jul-30   $119,826.14   75.00
 8205219  GOLDSBORO            NC   27530  SFD         9.500    7.500   $1,473.18    360   1-Jul-30   $174,939.41   80.00
 8206026  BOULDER              CO   80303  LCO         9.125    7.500     $839.06    360   1-Jul-30   $102,959.10   75.00
 8208382  CHATSWORTH           GA   30705  MAN         9.500    7.500     $814.81    360   1-Aug-30    $96,807.30   97.00
 8214599  BOISE                ID   83705  MF4         8.875    7.500   $1,382.04    360   1-Jul-30   $173,405.69   90.00
 8214606  BOISE                ID   83705  MF4         8.875    7.500   $1,382.04    360   1-Jul-30   $173,405.69   90.00
 8217634  EMPORIA              KS   66801  SFD         9.750    7.500     $647.54    360   1-Jul-30    $75,242.79   97.00
 8221168  RED FEATHER LAKES    CO   80545  SFD         9.625    7.500   $1,784.98    360   1-Jul-30   $209,695.75   49.65
 8225076  SPRINGFIELD          MA   01108  MF2         9.750    7.500     $456.21    360   1-Aug-30    $53,050.26   90.00
 8225929  TUCSON               AZ   85742  SFD         9.750    7.500   $1,262.57    360   1-Jul-30   $146,729.60   97.00
 8228106  LAKEWOOD             OH   44107  MF3         9.250    7.500   $1,136.53    360   1-Aug-30   $138,006.20   90.00
 8240852  PLAINVIEW            TX   79072  SFD         9.500    7.500     $538.15    360   1-Aug-30    $63,936.79   80.00
 8240938  ROCKPORT             TX   78382  SFD         9.125    7.500     $813.63    360   1-Aug-30    $99,893.17   80.00
 8243753  CHEYENNE             WY   82001  SFD        10.375    7.500     $570.41    360   1-Aug-30    $62,919.57   90.00
 8248185  HAWLEY               PA   18428  SFD         9.500    7.500     $580.19    360   1-Aug-30    $68,931.85   69.70

                                                                                                   $53,622,036.10


TABLE (CONTINUED)

(i)          (xii)       (xiii)    (xv)      (xvi)
--------     ---------   -------   -------   --------

MORTGAGE     MORTGAGE              MASTER    FIXED
LOAN         INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER       CODE        FEE       FEE       YIELD
--------     ---------   -------   -------   --------

 5018088                   0.250   0.017      0.000
 5045055                   0.250   0.017      0.108
 5045478                   0.250   0.017      0.358
 5073813                   0.250   0.017      0.483
 5080798       17          0.250   0.017      0.983
 5090863                   0.250   0.017      0.733
 5115721                   0.250   0.017      1.108
 5122446       33          0.250   0.017      0.983
 5134798                   0.250   0.017      1.358
 5142611                   0.250   0.017      1.983
 5143777       33          0.250   0.017      1.108
 5143779       33          0.250   0.017      1.108
 5143781       33          0.250   0.017      1.108
 5145661                   0.250   0.017      1.358
 5148539                   0.250   0.017      0.608
 5148769                   0.250   0.017      1.358
 5149123       33          0.250   0.017      1.233
 5153966                   0.250   0.017      1.608
 5153972                   0.250   0.017      1.608
 5156968                   0.250   0.017      1.483
 5157534       12          0.250   0.017      1.108
 5157872                   0.250   0.017      1.733
 5159541                   0.250   0.017      1.733
 5160061                   0.250   0.017      1.483
 5162924                   0.250   0.017      0.733
 5164424                   0.250   0.017      1.858
 5164458       33          0.250   0.017      1.733
 5164527                   0.250   0.017      1.858
 5165165                   0.250   0.017      2.108
 5165552       33          0.250   0.017      2.233
 5165807                   0.250   0.017      0.858
 5167856       33          0.250   0.017      1.733
 5167909       33          0.250   0.017      1.733
 5706780       33          0.250   0.017      1.733
 5710128       33          0.250   0.017      1.483
 5711129       01          0.250   0.017      2.108
 5711868       01          0.250   0.017      1.858
 5712208                   0.250   0.017      1.108
 5713382       12          0.250   0.017      1.608
 5714250                   0.250   0.017      1.358
 5715111                   0.250   0.017      1.608
 5715175       01          0.250   0.017      1.983
 5716350       12          0.250   0.017      1.733
 5717738       01          0.250   0.017      1.483
 5717757                   0.250   0.017      1.233
 5717956       33          0.250   0.017      1.483
 5719582       33          0.250   0.017      1.608
 5720980                   0.250   0.017      1.108
 5723076       33          0.250   0.017      1.608
 5723618                   0.250   0.017      1.733
 5723829       33          0.250   0.017      1.608
 5725238       01          0.250   0.017      1.608
 5725847       11          0.250   0.017      1.483
 5726411       12          0.250   0.017      1.483
 5727213                   0.250   0.017      1.983
 5727218                   0.250   0.017      1.608
 5729150       12          0.250   0.017      1.358
 5730371                   0.250   0.017      1.233
 5732861       01          0.250   0.017      2.108
 5733746       33          0.250   0.017      2.233
 5735148       01          0.250   0.017      1.733
 5735152       33          0.250   0.017      1.733
 5735607       06          0.250   0.017      1.608
 5738731       12          0.250   0.017      1.233
 5739630       06          0.250   0.017      1.483
 5740657                   0.250   0.017      1.483
 5746067                   0.250   0.017      1.233
 5747273       33          0.250   0.017      2.358
 5748007       33          0.250   0.017      1.733
 5748857                   0.250   0.017      1.358
 5748963                   0.250   0.017      2.358
 5749197       33          0.250   0.017      1.608
 5749903                   0.250   0.017      0.608
 5749915       06          0.250   0.017      1.483
 5749923       06          0.250   0.017      1.233
 5749932                   0.250   0.017      0.858
 5749950                   0.250   0.017      2.108
 5749960                   0.250   0.017      1.483
 5749984                   0.250   0.017      1.858
 5749988                   0.250   0.017      0.983
 5750016                   0.250   0.017      1.858
 5750058                   0.250   0.017      0.733
 5750060                   0.250   0.017      0.858
 5750075                   0.250   0.017      0.983
 5750083                   0.250   0.017      1.608
 5750086       06          0.250   0.017      1.733
 5750103                   0.250   0.017      0.983
 5750114                   0.250   0.017      1.608
 5750115       33          0.250   0.017      2.108
 5750119                   0.250   0.017      1.358
 5750142                   0.250   0.017      0.983
 5750154                   0.250   0.017      0.983
 5750157                   0.250   0.017      1.233
 5750162                   0.250   0.017      1.358
 5750168                   0.250   0.017      1.358
 5750171                   0.250   0.017      1.358
 5750176                   0.250   0.017      1.733
 5750183                   0.250   0.017      0.983
 5750189                   0.250   0.017      1.608
 5750192                   0.250   0.017      1.108
 5750195                   0.250   0.017      1.233
 5750325                   0.250   0.017      2.108
 5750342                   0.250   0.017      0.983
 5750352                   0.250   0.017      1.733
 5750361                   0.250   0.017      1.483
 5750435                   0.250   0.017      1.108
 5750446                   0.250   0.017      1.108
 5750460                   0.250   0.017      1.233
 5750472       06          0.250   0.017      1.108
 5750488                   0.250   0.017      1.858
 5750502                   0.250   0.017      0.608
 5750515                   0.250   0.017      1.233
 5750528                   0.250   0.017      0.733
 5750533                   0.250   0.017      1.233
 5750547       06          0.250   0.017      1.733
 5750575                   0.250   0.017      0.733
 5750577       11          0.250   0.017      1.483
 5750600       01          0.250   0.017      1.483
 5750607                   0.250   0.017      0.983
 5750620                   0.250   0.017      2.233
 5750686                   0.250   0.017      1.483
 5750698                   0.250   0.017      0.608
 5750760       06          0.250   0.017      1.108
 5750920                   0.250   0.017      1.358
 5751087                   0.250   0.017      1.108
 5751101                   0.250   0.017      0.733
 5751116                   0.250   0.017      1.483
 5751129                   0.250   0.017      1.108
 5751189                   0.250   0.017      1.608
 5751205                   0.250   0.017      1.358
 5751213                   0.250   0.017      1.358
 5751225                   0.250   0.017      1.483
 5751230                   0.250   0.017      0.483
 5751239                   0.250   0.017      0.858
 5751251                   0.250   0.017      1.358
 5751272       06          0.250   0.017      1.483
 5751298                   0.250   0.017      0.733
 5751311                   0.250   0.017      1.108
 5751370                   0.250   0.017      1.608
 5751378                   0.250   0.017      0.983
 5751391       06          0.250   0.017      1.733
 5751392                   0.250   0.017      1.108
 5751397                   0.250   0.017      1.858
 5751398       11          0.250   0.017      1.733
 5751410                   0.250   0.017      1.733
 5751443       11          0.250   0.017      1.608
 5751448                   0.250   0.017      1.608
 5751463                   0.250   0.017      1.608
 5751465                   0.250   0.017      1.233
 5751469                   0.250   0.017      0.983
 5751483       11          0.250   0.017      0.983
 5751485       33          0.250   0.017      1.358
 5751492                   0.250   0.017      1.108
 5751496                   0.250   0.017      1.108
 5751506                   0.250   0.017      1.108
 5751511                   0.250   0.017      2.233
 5751516                   0.250   0.017      1.108
 5751522                   0.250   0.017      1.108
 5751527                   0.250   0.017      1.983
 5751535                   0.250   0.017      1.358
 5751556                   0.250   0.017      1.233
 5751572                   0.250   0.017      1.733
 5751612                   0.250   0.017      1.733
 5751623                   0.250   0.017      0.858
 5752287                   0.250   0.017      1.108
 5753568                   0.250   0.017      1.858
 5755702       33          0.250   0.017      2.233
 5756130       06          0.250   0.017      0.983
 5756136                   0.250   0.017      1.733
 5760415                   0.250   0.017      0.983
 5761278                   0.250   0.017      0.608
 5761298                   0.250   0.017      1.233
 5761323                   0.250   0.017      0.983
 5761351                   0.250   0.017      1.108
 5761363       33          0.250   0.017      1.108
 5761389                   0.250   0.017      1.858
 5761404                   0.250   0.017      1.608
 5761426                   0.250   0.017      1.733
 5761480                   0.250   0.017      1.483
 5761492                   0.250   0.017      0.608
 5761494                   0.250   0.017      0.733
 5761498                   0.250   0.017      1.858
 5761511       01          0.250   0.017      2.108
 5761516                   0.250   0.017      1.483
 5761520                   0.250   0.017      1.233
 5761522                   0.250   0.017      0.483
 5761657                   0.250   0.017      0.983
 5761704                   0.250   0.017      0.733
 5761724                   0.250   0.017      1.108
 5761741                   0.250   0.017      1.733
 5761755                   0.250   0.017      0.983
 5761769                   0.250   0.017      1.108
 5761795                   0.250   0.017      0.983
 5761803                   0.250   0.017      1.733
 5761806                   0.250   0.017      1.608
 5761828       01          0.250   0.017      2.108
 5761829                   0.250   0.017      1.233
 5761839                   0.250   0.017      1.858
 5761865                   0.250   0.017      1.858
 5761871                   0.250   0.017      0.733
 5761926                   0.250   0.017      0.983
 5761971       05          0.250   0.017      1.108
 5762053                   0.250   0.017      1.858
 5762165                   0.250   0.017      1.233
 5762738       01          0.250   0.017      1.608
 5762788                   0.250   0.017      0.983
 5762796                   0.250   0.017      1.108
 5762811                   0.250   0.017      1.233
 5762827       06          0.250   0.017      1.858
 5762831       01          0.250   0.017      2.108
 5762859                   0.250   0.017      1.108
 5762883                   0.250   0.017      1.108
 5762913       06          0.250   0.017      1.483
 5762977                   0.250   0.017      1.108
 5762993                   0.250   0.017      1.733
 5763000                   0.250   0.017      1.733
 5763027                   0.250   0.017      0.733
 5763167                   0.250   0.017      1.483
 5763187       06          0.250   0.017      1.858
 5763201                   0.250   0.017      1.108
 5763245                   0.250   0.017      1.608
 5763277                   0.250   0.017      1.108
 5763301                   0.250   0.017      1.608
 5763333                   0.250   0.017      1.483
 5767383       33          0.250   0.017      2.108
 5767954       38          0.250   0.017      1.608
 5770527       01          0.250   0.017      1.733
 5773315                   0.250   0.017      1.983
 5773724       33          0.250   0.017      1.858
 5778390                   0.250   0.017      1.483
 5779622                   0.250   0.017      1.483
 5781167                   0.250   0.017      1.608
 5781652                   0.250   0.017      1.108
 5783940                   0.250   0.017      0.983
 5789014                   0.250   0.017      1.108
 5792459       24          0.250   0.017      1.233
 5793783                   0.250   0.017      1.483
 5801163                   0.250   0.017      0.733
 5806482       33          0.250   0.017      1.358
 7372715                   0.250   0.017      0.608
 7574543                   0.250   0.017      0.358
 7575801                   0.250   0.017      0.483
 7618715                   0.250   0.017      0.733
 7620614                   0.250   0.017      0.000
 7625850                   0.250   0.017      0.858
 7648612       06          0.250   0.017      0.483
 7661812       06          0.250   0.017      0.233
 7666513                   0.250   0.017      0.483
 7676333                   0.250   0.017      0.000
 7711591                   0.250   0.017      1.483
 7750258                   0.250   0.017      0.733
 7764998       06          0.250   0.017      0.483
 7810928       01          0.250   0.017      0.733
 7816383       17          0.250   0.017      0.983
 7818708                   0.250   0.017      1.108
 7818747                   0.250   0.017      1.108
 7821569                   0.250   0.017      1.233
 7822085                   0.250   0.017      1.233
 7829334       33          0.250   0.017      1.358
 7830807       01          0.250   0.017      1.483
 7837273                   0.250   0.017      1.608
 7839946                   0.250   0.017      0.983
 7841038       17          0.250   0.017      0.000
 7843155       01          0.250   0.017      1.233
 7846941       13          0.250   0.017      1.233
 7854928                   0.250   0.017      0.858
 7860491                   0.250   0.017      0.483
 7865650       01          0.250   0.017      1.233
 7878302                   0.250   0.017      0.858
 7887951                   0.250   0.017      1.608
 7894761       01          0.250   0.017      0.733
 7897704                   0.250   0.017      1.983
 7905880                   0.250   0.017      0.983
 7914269       01          0.250   0.017      1.233
 7917287       01          0.250   0.017      1.608
 7919975       01          0.250   0.017      1.358
 7950877                   0.250   0.017      1.358
 7951599       11          0.250   0.017      1.483
 7952456       01          0.250   0.017      1.983
 7955435       13          0.250   0.017      0.108
 7957080       33          0.250   0.017      1.108
 7957193       11          0.250   0.017      1.733
 7957474                   0.250   0.017      0.733
 7957826                   0.250   0.017      2.233
 7967668       01          0.250   0.017      1.233
 7973881       33          0.250   0.017      0.983
 7974062                   0.250   0.017      1.483
 7979661                   0.250   0.017      0.983
 7980281       33          0.250   0.017      2.108
 7980286       33          0.250   0.017      2.108
 7982865       06          0.250   0.017      1.858
 7987195       13          0.250   0.017      1.483
 7988056       33          0.250   0.017      1.483
 7988382                   0.250   0.017      0.733
 7988726       11          0.250   0.017      2.108
 7989058       01          0.250   0.017      0.983
 7989533                   0.250   0.017      0.858
 7990107       01          0.250   0.017      1.108
 7990385       17          0.250   0.017      0.483
 7994150                   0.250   0.017      0.983
 7995950       17          0.250   0.017      1.608
 7995959       01          0.250   0.017      1.608
 7996359       33          0.250   0.017      0.108
 7998546                   0.250   0.017      0.483
 7999468       33          0.250   0.017      1.233
 8000928       13          0.250   0.017      0.858
 8002278       33          0.250   0.017      1.608
 8003115       01          0.250   0.017      1.733
 8004286                   0.250   0.017      0.108
 8004303       06          0.250   0.017      0.233
 8005596                   0.250   0.017      0.983
 8007931       11          0.250   0.017      1.608
 8008767       11          0.250   0.017      1.233
 8013471       11          0.250   0.017      2.233
 8013950       01          0.250   0.017      1.233
 8015032       01          0.250   0.017      0.983
 8016726       17          0.250   0.017      1.233
 8018420       11          0.250   0.017      0.608
 8018615                   0.250   0.017      1.233
 8020140       11          0.250   0.017      1.608
 8023055       33          0.250   0.017      1.483
 8023131                   0.250   0.017      1.733
 8024775                   0.250   0.017      0.858
 8028772       33          0.250   0.017      1.608
 8029237       33          0.250   0.017      1.608
 8029404       01          0.250   0.017      1.233
 8029591                   0.250   0.017      1.733
 8030559       11          0.250   0.017      1.108
 8031921                   0.250   0.017      1.483
 8031937       06          0.250   0.017      1.233
 8032098       33          0.250   0.017      2.483
 8033595       13          0.250   0.017      1.983
 8033644       33          0.250   0.017      1.983
 8033962       01          0.250   0.017      1.858
 8035085       06          0.250   0.017      2.233
 8036463       01          0.250   0.017      1.733
 8037566                   0.250   0.017      1.358
 8037591                   0.250   0.017      1.358
 8038243                   0.250   0.017      1.108
 8039079       33          0.250   0.017      2.108
 8041025       11          0.250   0.017      2.233
 8042429                   0.250   0.017      1.358
 8042920                   0.250   0.017      1.858
 8044046       11          0.250   0.017      2.483
 8044749                   0.250   0.017      1.733
 8046552                   0.250   0.017      2.483
 8046870       33          0.250   0.017      1.233
 8047028       01          0.250   0.017      0.858
 8047323                   0.250   0.017      1.358
 8048292       33          0.250   0.017      1.608
 8048723                   0.250   0.017      1.108
 8050010       11          0.250   0.017      1.733
 8051287                   0.250   0.017      2.108
 8053677       11          0.250   0.017      1.233
 8053854       01          0.250   0.017      2.358
 8055271       11          0.250   0.017      1.483
 8055886                   0.250   0.017      0.608
 8057501       06          0.250   0.017      1.483
 8058665       17          0.250   0.017      1.358
 8060091       01          0.250   0.017      1.233
 8060752       11          0.250   0.017      1.608
 8061854       13          0.250   0.017      0.983
 8062814       33          0.250   0.017      1.358
 8065836                   0.250   0.017      1.733
 8066496                   0.250   0.017      1.608
 8068764       06          0.250   0.017      1.983
 8069041                   0.250   0.017      1.233
 8071905       17          0.250   0.017      0.983
 8072240       01          0.250   0.017      1.483
 8072445                   0.250   0.017      1.858
 8073476       11          0.250   0.017      1.733
 8073783                   0.250   0.017      1.733
 8074107       11          0.250   0.017      1.733
 8075987       33          0.250   0.017      1.983
 8075998       01          0.250   0.017      1.108
 8076513                   0.250   0.017      1.608
 8076530       01          0.250   0.017      0.858
 8077302       01          0.250   0.017      1.983
 8077721                   0.250   0.017      2.483
 8078772                   0.250   0.017      1.858
 8078819       01          0.250   0.017      1.608
 8079875       01          0.250   0.017      2.108
 8080696                   0.250   0.017      1.608
 8083127                   0.250   0.017      1.483
 8083147                   0.250   0.017      1.483
 8084883                   0.250   0.017      1.358
 8086291       33          0.250   0.017      1.108
 8087252       24          0.250   0.017      1.108
 8090614                   0.250   0.017      2.108
 8090919                   0.250   0.017      1.608
 8091965       06          0.250   0.017      1.733
 8094528                   0.250   0.017      1.983
 8094535                   0.250   0.017      1.358
 8095368                   0.250   0.017      1.233
 8095765                   0.250   0.017      1.108
 8095819                   0.250   0.017      1.483
 8098366       01          0.250   0.017      1.733
 8098630                   0.250   0.017      1.233
 8098657                   0.250   0.017      1.358
 8101992       01          0.250   0.017      1.108
 8102600       01          0.250   0.017      1.733
 8103495                   0.250   0.017      0.733
 8103795                   0.250   0.017      1.358
 8107150                   0.250   0.017      1.608
 8107194       06          0.250   0.017      1.733
 8108282       01          0.250   0.017      1.733
 8108840       33          0.250   0.017      0.733
 8110519       13          0.250   0.017      1.358
 8110566       11          0.250   0.017      1.108
 8110592       11          0.250   0.017      1.108
 8111712                   0.250   0.017      1.608
 8113842       06          0.250   0.017      1.733
 8114509                   0.250   0.017      1.858
 8114847                   0.250   0.017      1.983
 8116195       01          0.250   0.017      1.733
 8118835       11          0.250   0.017      1.733
 8119219       11          0.250   0.017      1.983
 8119774                   0.250   0.017      1.483
 8120595                   0.250   0.017      2.108
 8128549       06          0.250   0.017      2.483
 8129219       01          0.250   0.017      1.358
 8129440                   0.250   0.017      1.483
 8131510                   0.250   0.017      1.733
 8132435                   0.250   0.017      1.733
 8135175       06          0.250   0.017      1.733
 8138199       01          0.250   0.017      1.483
 8139070                   0.250   0.017      1.608
 8139389       01          0.250   0.017      2.733
 8140032                   0.250   0.017      1.233
 8142855       33          0.250   0.017      1.733
 8143749                   0.250   0.017      0.983
 8143896       33          0.250   0.017      1.483
 8146556       01          0.250   0.017      2.108
 8149760       33          0.250   0.017      1.983
 8150703                   0.250   0.017      1.858
 8150850       06          0.250   0.017      1.983
 8151480       01          0.250   0.017      1.733
 8152084                   0.250   0.017      1.233
 8155002                   0.250   0.017      1.108
 8155031                   0.250   0.017      1.858
 8160994                   0.250   0.017      1.983
 8161322       01          0.250   0.017      1.483
 8163492       11          0.250   0.017      1.608
 8164408       01          0.250   0.017      2.108
 8165071                   0.250   0.017      0.983
 8167257       33          0.250   0.017      2.108
 8171368       01          0.250   0.017      1.358
 8175319                   0.250   0.017      1.983
 8175996       01          0.250   0.017      1.733
 8176672       33          0.250   0.017      2.358
 8177169                   0.250   0.017      1.483
 8177648                   0.250   0.017      1.983
 8178320       06          0.250   0.017      1.483
 8178559                   0.250   0.017      2.233
 8184280                   0.250   0.017      2.233
 8185805       13          0.250   0.017      1.608
 8186526       33          0.250   0.017      1.608
 8189645       01          0.250   0.017      1.983
 8192283       33          0.250   0.017      1.108
 8193970       33          0.250   0.017      1.733
 8198078                   0.250   0.017      2.108
 8198439                   0.250   0.017      1.733
 8199148                   0.250   0.017      1.733
 8199698                   0.250   0.017      1.858
 8202679                   0.250   0.017      1.858
 8205219                   0.250   0.017      1.733
 8206026                   0.250   0.017      1.358
 8208382       33          0.250   0.017      1.733
 8214599       13          0.250   0.017      1.108
 8214606       13          0.250   0.017      1.108
 8217634       06          0.250   0.017      1.983
 8221168                   0.250   0.017      1.858
 8225076       06          0.250   0.017      1.983
 8225929       11          0.250   0.017      1.983
 8228106       01          0.250   0.017      1.483
 8240852                   0.250   0.017      1.733
 8240938                   0.250   0.017      1.358
 8243753       06          0.250   0.017      2.608
 8248185                   0.250   0.017      1.733


COUNT:                    479
WAC:              9.117018471
WAM:              353.6975646
WALTV:            79.60866966

                                  EXHIBIT F-2C

 [Schedule of Group III Mortgage Loans Serviced by WFHM in Frederick, Maryland]


WFALT
WFALT   2000-01 EXHIBIT F-2C
30 YEAR FIXED RATE NON CONFORMING LIMIT LOANS


(i)        (ii)                                 (iii)        (iv)      (v)       (vi)      (vii)
---------------------------------------------------------------------------------------------------

                                                                     NET
MORTGAGE                                                   MORTGAGE  MORTGAGE  CURRENT   ORIGINAL
LOAN                                   ZIP    PROPERTY     INTEREST  INTEREST  MONTHLY   TERM TO
NUMBER     CITY                 STATE  CODE   TYPE         RATE      RATE      PAYMENT   MATURITY
---------------------------------------------------------------------------------------------------
5088540 OAK BEACH               NY     11702  SFD           8.875      7.500  $2,100.51      360
5123074 MOBILE                  AL     36619  SFD           7.875      7.500  $1,845.31      360
5163283 ALPHARETTA              GA     30004  SFD           9.125      7.500  $2,989.29      360
5163307 SAG HARBOR              NY     11963  SFD           8.500      7.500  $3,783.06      360
5164893 COPPELL                 TX     75019  SFD           8.750      7.500  $2,391.57      360
5734984 NEW YORK                NY     10128  HCO           8.875      7.500  $2,136.31      360
5746710 NEW YORK                NY     10017  HCO           9.625      7.500  $3,399.96      360
5750585 VANCOUVER               WA     98683  SFD           8.750      7.500  $2,895.06      360
5750751 BOWIE                   MD     20721  SFD           9.625      7.500  $3,136.46      360
5750769 LEMONT                  IL     60439  SFD           9.500      7.500  $2,287.12      360
5750777 MIDLOTHIAN              VA     23112  SFD           8.625      7.500  $2,333.37      360
5751168 SANTA CRUZ              CA     95060  SFD           8.875      7.500  $2,327.26      360
5751405 GALT                    CA     95632  SFD           8.875      7.500  $2,197.97      360
5755766 NORFOLK                 VA     23505  SFD           8.625      7.500  $2,002.03      360
5755992 NEW YORK                NY     10128  COP           9.500      7.500  $5,045.13      360
5757269 GLENEDEN BEACH          OR     97388  SFD           9.500      7.500  $2,695.78      360
5761307 CHESTERFIELD            VA     23838  SFD           9.000      7.500  $2,376.86      360
5761413 CHINO HILLS             CA     91709  SFD           8.875      7.500  $2,609.72      360
5761435 SANGER                  CA     93657  SFD           8.375      7.500  $2,198.13      360
5761463 COLUMBIA                MD     21044  SFD           8.500      7.500  $1,999.18      360
5761728 UNIVERSITY PARK         TX     75205  SFD           8.875      7.500  $2,386.93      360
5761950 SANTA FE                NM     87505  SFD           9.125      7.500  $2,147.99      360
5761954 LOS ANGELES             CA     90029  SFD           9.000      7.500  $2,935.27      360
5762142 SPRING                  TX     77379  SFD           9.000      7.500  $2,639.16      360
5762949 SOQUEL                  CA     95073  SFD           8.875      7.500  $3,580.40      360
5763038 SANTA CRUZ              CA     95060  SFD           8.875      7.500  $2,227.81      360
5763353 SPRING                  TX     77379  SFD           8.500      7.500  $2,706.58      360
5765565 WOODSTOCK               GA     30188  SFD           9.125      7.500  $3,124.35      360
5766482 CLEBURNE                TX     76031  SFD           8.750      7.500  $3,146.81      360
5767237 KETCHUM                 ID     83340  SFD           8.875      7.500  $2,386.93      360
5776883 FREMONT                 CA     94536  SFD           9.125      7.500  $3,086.92      360
5791757 SAN FRANCISCO           CA     94124  SFD           8.875      7.500  $2,355.11      360
5800143 MABANK                  TX     75147  SFD           8.625      7.500  $2,624.46      360
7648049 LAUPAHOEHOE             HI     96764  SFD           7.500      7.233  $2,989.14      360
7655025 PLEASANTON              CA     94566  SFD           7.250      6.983  $2,363.06      360
7669107 GAINESVILLE             VA     20155  SFD           7.750      7.483  $1,846.91      360
7671061 GAINESVILLE             VA     20155  SFD           7.000      6.733  $1,774.69      360
7687660 SANTA CLARA             CA     95054  SFD           7.500      7.233  $2,097.64      360
7736810 BOWIE                   MD     20721  SFD           8.000      7.500  $2,047.68      360
7847595 LOUISVILLE              KY     40223  SFD           8.500      7.500  $1,968.42      360
7851582 ATLANTA                 GA     30328  SFD           8.375      7.500  $2,280.22      360
7912581 ELLICOTT CITY           MD     21043  SFD           8.875      7.500  $2,899.73      360
7938797 ALAMEDA                 CA     94501  SFD           8.250      7.500  $1,988.63      360
7993817 MIAMI                   FL     33143  SFD           9.500      7.500  $2,995.54      360
7996704 WHITE PLAINS            NY     10605  SFD           8.250      7.500  $4,845.67      360
8002949 ALAMO                   CA     94507  SFD           8.500      7.500  $3,348.62      360
8015077 LONG BEACH              CA     90803  MF3           8.125      7.500  $4,826.23      360
8027901 OCEAN CITY              NJ     08226  LCO           9.000      7.500  $3,379.41      360
8038390 AVALON                  NJ     08202  SFD           9.250      7.500  $2,369.31      360
8049532 SAN CARLOS              CA     94070  SFD           9.125      7.500  $3,091.81      360
8050383 ROCHESTER               MI     48307  SFD           9.125      7.500  $3,775.26      360
8059430 PUNTA GORDA             FL     33955  LCO           9.375      7.500  $2,969.35      360
8095668 JACKSON HEIGHTS         NY     11372  MF3           9.125      7.500  $3,213.85      360
8098599 LOS ANGELES             CA     90049  LCO           9.375      7.500  $2,657.44      360
8120638 ANAHOLA                 HI     96703  MF2           9.125      7.500  $8,136.33      360
8143710 PALM SPRINGS            CA     92262  SFD           9.500      7.500  $5,045.13      360
8165845 ASPEN                   CO     81611  SFD           9.500      7.500  $2,522.56      360
8172886 TOWSON                  MD     21204  SFD           8.750      7.500  $2,649.21      360
8177979 SALINAS                 CA     93906  SFD           8.750      7.500  $2,171.29      360
8188064 WEST HARTFORD           CT     06117  SFD           9.750      7.500  $3,434.47      360
8211309 LOUISVILLE              KY     40207  SFD           9.625      7.500  $2,719.97      360
8213868 DULUTH                  GA     30097  SFD           9.125      7.500  $2,278.17      360
8214313 LOS ANGELES             CA     90025  LCO           9.125      7.500  $2,440.90      360
8217302 SANTA CLARA             CA     95050  SFD           9.125      7.500  $2,965.69      360
8233097 SAN BRUNO               CA     94066  SFD           8.375      7.500  $3,040.29      360
8237258 SAN CARLOS              CA     94070  SFD           8.250      7.500  $4,085.01      360


WFALT
WFALT   2000-01 EXHIBIT 2
30 YEAR FIXED RATE NON CONFORMING LIMIT LOANS
(continued)


(i)           (viii)       (ix)          (x)   (xi)   (xii)     (xiii)  (xv)    (xvi)
---------------------------------------------------------------------------------------
                           CUT-OFF
MORTGAGE       SCHEDULED   DATE                        MORTGAGE          MASTER  FIXED
LOAN           MATURITY    PRINCIPAL                   INSURANCE SERVICE SERVICE RETAINED
NUMBER         DATE        BALANCE       LTV   SUBSIDY CODE      FEE     FEE     YIELD
-------        ----------- ------------------------------------------------------------
5088540        1-Mar-30    $238,896.22   80.00                   0.250   0.017    1.108
5123074        1-Jan-30    $161,696.49   66.45                   0.250   0.017    0.108
5163283        1-Mar-30    $365,999.75   74.99                   0.250   0.017    1.358
5163307        1-Apr-30    $490,179.66   80.00                   0.250   0.017    0.733
5164893        1-May-30    $303,112.64   80.00                   0.250   0.017    0.983
5734984        1-Feb-30    $267,264.14   75.00                   0.250   0.017    1.108
5746710        1-Jul-30    $389,299.86   78.43                   0.250   0.017    1.858
5750585        1-Jan-30    $366,037.89   80.00                   0.250   0.017    0.983
5750751        1-Apr-30    $367,916.48   78.18                   0.250   0.017    1.858
5750769        1-May-30    $271,320.40   74.93                   0.250   0.017    1.733
5750777        1-May-30    $298,205.37   70.59                   0.250   0.017    0.858
5751168        1-May-30    $291,667.91   65.00                   0.250   0.017    1.108
5751405        1-Apr-30    $275,303.44   85.00              33   0.250   0.017    1.108
5755766        1-May-30    $256,629.17   90.00              17   0.250   0.017    0.858
5755992        1-Jul-30    $599,107.58   64.86                   0.250   0.017    1.733
5757269        1-Jul-30    $320,123.15   70.00                   0.250   0.017    1.733
5761307        1-May-30    $294,575.05   80.00                   0.250   0.017    1.233
5761413        1-May-30    $327,066.86   50.46                   0.250   0.017    1.108
5761435        1-Feb-30    $287,726.35   87.64              33   0.250   0.017    0.608
5761463        1-May-30    $259,201.22   79.51                   0.250   0.017    0.733
5761728        1-May-30    $299,146.57   80.00                   0.250   0.017    1.108
5761950        1-May-30    $263,262.08   80.00                   0.250   0.017    1.358
5761954        1-May-30    $363,788.59   80.00                   0.250   0.017    1.233
5762142        1-May-30    $327,090.65   80.00                   0.250   0.017    1.233
5762949        1-May-30    $448,232.50   75.00                   0.250   0.017    1.108
5763038        1-May-30    $279,203.39   65.88                   0.250   0.017    1.108
5763353        1-May-30    $350,918.56   79.82                   0.250   0.017    0.733
5765565        1-Aug-30    $383,589.75   65.08                   0.250   0.017    1.358
5766482        1-Oct-30    $400,000.00   74.07                   0.250   0.017    0.983
5767237        1-Jun-30    $299,319.78   73.17                   0.250   0.017    1.108
5776883        1-Jul-30    $378,789.70   89.99              24   0.250   0.017    1.358
5791757        1-Sep-30    $295,834.06   80.00                   0.250   0.017    1.108
5800143        1-Sep-30    $337,225.78   75.00                   0.250   0.017    0.858
7648049        1-May-29    $309,271.45   75.00                   0.250   0.017    0.000
7655025        1-May-29    $341,559.87   80.00                   0.250   0.017    0.000
7669107        1-Aug-29    $255,142.93   79.99                   0.250   0.017    0.000
7671061        1-Aug-29    $263,570.12   80.00                   0.250   0.017    0.000
7687660        1-Jun-29    $296,263.22   76.83                   0.250   0.017    0.000
7736810        1-Dec-29    $277,135.35   80.00                   0.250   0.017    0.233
7847595        1-Aug-29    $253,725.90   80.00                   0.250   0.017    0.733
7851582        1-Nov-29    $297,875.74   77.45                   0.250   0.017    0.608
7912581        1-Apr-30    $363,201.19   79.71                   0.250   0.017    1.108
7938797        1-Feb-30    $263,320.71   80.00                   0.250   0.017    0.483
7993817        1-Sep-30    $356,074.77   75.00                   0.250   0.017    1.733
7996704        1-Dec-29    $636,624.38   75.02                   0.250   0.017    0.483
8002949        1-Jan-30    $433,057.15   73.81                   0.250   0.017    0.733
8015077        1-Jan-30    $646,068.01   74.54                   0.250   0.017    0.358
8027901        1-Apr-30    $418,597.48   80.00                   0.250   0.017    1.233
8038390        1-Apr-30    $287,086.70   80.00                   0.250   0.017    1.483
8049532        1-Mar-30    $378,551.72   56.72                   0.250   0.017    1.358
8050383        1-Mar-30    $462,231.58   80.00                   0.250   0.017    1.358
8059430        1-Apr-30    $355,896.91   70.00                   0.250   0.017    1.608
8095668        1-Jul-30    $394,364.59   88.76             06    0.250   0.017    1.358
8098599        1-May-30    $318,680.55   59.97                   0.250   0.017    1.608
8120638        1-Jun-30    $997,846.94   68.97                   0.250   0.017    1.358
8143710        1-Jun-30    $598,805.39   63.16                   0.250   0.017    1.733
8165845        1-Jun-30    $299,402.71   21.43                   0.250   0.017    1.733
8172886        1-Jul-30    $336,164.53   59.60                   0.250   0.017    0.983
8177979        1-Jul-30    $275,520.15   80.00                   0.250   0.017    0.983
8188064        1-Jun-30    $398,994.86   65.00                   0.250   0.017    1.983
8211309        1-Jul-30    $319,536.40   80.00                   0.250   0.017    1.858
8213868        1-Jul-30    $279,549.58   80.00                   0.250   0.017    1.358
8214313        1-Jul-30    $299,517.40   84.51              06   0.250   0.017    1.358
8217302        1-Jul-30    $363,913.65   72.47                   0.250   0.017    1.358
8233097        1-Jul-30    $399,248.91   78.90                   0.250   0.017    0.608
8237258        1-Aug-30    $543,054.16   75.00                   0.250   0.017    0.483

                        $23,577,586.04

COUNT:                      66
WAC:               8.828000791
WAM:               354.2082448
WALTV:             74.43408818


                                  EXHIBIT F-3A

        [Schedule of Group I Mortgage Loans Serviced by Other Servicers]



WFALT
WFALT   2000-01 EXHIBIT F-3A
15 YEAR RELOCATION AND NON RELOCATION LOANS AND 30 YEAR FIXED RATE RELOCATION NON RELOCATION LOANS


(i)      (ii)                              (iii)     (iv)      (v)      (vi)     (vii)    (viii)
----------------------------------------------------------------------------------------------------
                                                               NET
MORTGAGE                                             MORTGAGE  MORTGAGE CURRENT  ORIGINAL SCHEDULED
LOAN                                  ZIP  PROPERTY  INTEREST  INTEREST MONTHLY  TERM TO  MATURITY
NUMBER   CITY                  STATE  CODE TYPE      RATE      RATE     PAYMENT  MATURITY DATE
-------- -------------------------------------------------------------------------------------------
 5145998 DIAMOND BAR           CA     91765 SFD        7.875     7.500  $3,272.15   180   1-Jul-14
 5146007 RANDOLPH              WI     53956 SFD        7.875     7.500  $  692.37   180   1-Dec-14
 5146012 WESTPORT              CT     06880 SFD        6.875     6.608  $4,057.94   180   1-Jul-14
 5146027 SAN JOSE              CA     95133 SFD        7.750     7.483  $3,087.38   180   1-Nov-14
 5146088 WOODBURY              NY     11797 SFD        8.625     7.500  $4,960.40   180   1-Nov-14
 5146096 WATERFORD             MI     48327 SFD        7.500     7.233  $2,954.85   180   1-Jul-14
 5146101 DUBLIN                OH     43017 SFD        8.250     7.500  $2,546.62   180   1-Oct-14
 5146138 AURORA                CO     80016 SFD        8.125     7.500  $2,657.56   180   1-Sep-14
 5146548 SHRUB OAK             NY     10588 SFD        8.125     7.500  $2,888.65   180   1-Nov-14
 5152352 HILLSBORO             OR     97123 SFD        8.625     7.500  $2,678.62   180   1-Dec-14
 5152361 PHOENIX               AZ     85008 MF4        8.375     7.500  $  818.11   180   1-Dec-14
 5152373 LYNNWOOD              WA     98037 MF4        8.125     7.500  $2,773.11   180   1-Jan-15
 5156860 HOUSTON               TX     77040 PUD        8.125     7.500  $2,618.08   180   1-Jan-15
 5156866 JAMAICA               NY     11432 MF2        7.875     7.500  $2,304.73   180   1-Jan-15
 5712399 SYRACUSE              NY     13208 MF2        8.125     7.500  $  429.63   180   1-Dec-14
 5723532 LAS VEGAS             NV     89129 SFD        8.125     7.500  $2,143.38   180   1-Feb-15
 5723533 TUCSON                AZ     85705 SFD        8.250     7.500  $1,115.67   180   1-Sep-14
 5723576 FORT LAUDERDALE       FL     33312 MF4        8.875     7.500  $1,495.17   180   1-Jan-15
 5723583 AUSTIN                TX     78751 HCO        9.375     7.500  $  262.80   180   1-Mar-15
 5723590 AUSTIN                TX     78751 HCO        9.375     7.500  $  336.93   180   1-Mar-15
 5723593 DENVER                CO     80212 SFD        8.750     7.500  $1,063.41   180   1-Feb-15
 5723608 NORTH HIGHLANDS       CA     95660 SFD        8.875     7.500  $  523.56   180   1-Jan-15
 5723620 SPRINGFIELD           MO     65807 SFD        8.500     7.500  $  403.75   180   1-Jan-15
 5723629 ALEXANDRIA            VA     22309 SFD        8.625     7.500  $1,000.02   180   1-Dec-14
 5723631 FT OGLETHORPE         GA     30742 SFD        7.375     7.108  $  979.72   180   1-Dec-14
 5723641 GLENDALE              AZ     85308 SFD        8.375     7.500  $  967.65   180   1-Feb-15
 5723647 TUCSON                AZ     85748 SFD        8.125     7.500  $  943.62   180   1-Dec-14
 5723651 RUIDOSO DOWNS         NM     88346 HCO        9.000     7.500  $  507.65   180   1-Feb-15
 5723654 CRAIG                 CO     81625 SFD        8.125     7.500  $  577.73   180   1-Nov-14
 5723673 OCEAN PARK            WA     98640 SFD        8.500     7.500  $  393.90   180   1-Nov-14
 5723675 SNOWMASS VILLAGE      CO     81615 SFD        7.375     7.108  $1,060.67   180   1-Aug-14
 5723682 N MYRTLE BEACH        SC     29582 HCO        7.375     7.108  $  432.37   180   1-Oct-14
 5723687 NORCROSS              GA     30093 SFD        9.000     7.500  $  843.87   180   1-Jan-15
 5723691 ASHLAND               OR     97520 SFD        8.125     7.500  $  991.77   180   1-Jan-15
 5723696 LOCKPORT              IL     60441 SFD        8.750     7.500  $  599.67   180   1-Jan-15
 5723703 BEAVERTON             OR     97007 SFD        8.750     7.500  $  669.64   180   1-Jan-15
 5723716 CHICAGO               IL     60622 MF2        9.375     7.500  $1,083.35   180   1-Jan-15
 5723727 APOPKA                FL     32703 SFD        8.500     7.500  $  738.55   180   1-Oct-14
 5723734 S YARMOUTH            MA     02664 MF2        9.250     7.500  $  824.39   180   1-Nov-14
 5723739 DURHAM                NC     27707 SFD        8.500     7.500  $  437.22   180   1-Sep-14
 5723762 DURHAM                NC     27707 SFD        8.500     7.500  $  437.22   180   1-Sep-14
 5723772 DURHAM                NC     27704 SFD        8.500     7.500  $  437.22   180   1-Sep-14
 5723780 PORTSMOUTH            VA     23702 SFD        8.500     7.500  $  576.07   180   1-Dec-14
 5723815 LITHONIA              GA     30058 SFD        8.125     7.500  $  775.32   180   1-Jan-15
 5723821 NAUGATUCK             CT     06770 MF2        8.250     7.500  $1,207.83   180   1-Nov-14
 5724032 LOOKOUT MOUNTAIN      GA     30750 SFD        8.000     7.500  $  955.65   180   1-Jan-15
 5724481 WASHINGTON            DC     20016 HCO        8.000     7.500  $1,720.18   180   1-Oct-14
 5729471 SAINT LOUIS           MO     63131 PUD        8.375     7.500  $3,567.61   180   1-Dec-14
 5744363 SAN JOSE              CA     95125 SFD        8.500     7.500  $2,929.61   180   1-Apr-15
 5769561 VAN NUYS              CA     91405 SFD        8.625     7.500  $1,492.09   180   1-Jun-15
 5775383 PT. RICHEY            FL     34668 SFD        8.000     7.500  $  387.04   180   1-Jun-15
 5788736 MIAMI                 FL     33141 MF4        9.250     7.500  $1,934.88   180   1-Mar-15
 5788904 OCEAN CITY            NJ     08226 SFD        8.250     7.500  $5,093.24   180   1-Jun-15
 5788918 FT. MYERS BEACH       FL     33931 MF3        8.750     7.500  $1,878.96   180   1-May-15
 5805941 CUPERTINO             CA     95014 SFD        8.500     7.500  $3,938.96   180   1-Aug-15


WFALT
WFALT   2000-01 EXHIBIT 2
15 YEAR RELOCATION AND NON RELOCATION LOANS AND 30 YEAR FIXED RATE RELOCATION NON RELOCATION LOANS
(continued)


(i)        (ix)           (x)  (xi)     (xii)     (xiii)  (xv)     (xvi)
------------------------- -----------------------------------------------
           CUT-OFF
MORTGAGE   DATE                         MORTGAGE          MASTER   FIXED
LOAN       PRINCIPAL                    INSURANCE SERVICE SERVICE  RETAINED
NUMBER     BALANCE        LTV   SUBSIDY  CODE     FEE     FEE      YIELD
-------------------------------------------------------------------------

5145998     $ 328,991.51  63.30                   0.250    0.017   0.108
5146007     $  70,802.81  84.88          12       0.250    0.017   0.108
5146012     $ 432,337.45  70.00                   0.250    0.017   0.000
5146027     $ 316,989.52  80.00                   0.250    0.017   0.000
5146088     $ 484,209.85  76.92                   0.250    0.017   0.858
5146096     $ 295,810.74  73.28                   0.250    0.017   0.000
5146101     $ 253,252.33  69.81                   0.250    0.017   0.483
5146138     $ 265,179.05  80.00                   0.250    0.017   0.358
5146548     $ 289,117.19  75.00                   0.250    0.017   0.358
5152352     $ 262,235.92  57.45                   0.250    0.017   0.858
5152361     $  81,285.60  90.00          13       0.250    0.017   0.608
5152373     $ 280,388.18  80.00                   0.250    0.017   0.358
5156860     $ 264,713.75  78.58                   0.250    0.017   0.358
5156866     $ 236,439.28  69.03                   0.250    0.017   0.108
5712399     $  42,782.90  97.00                   0.250    0.017   0.358
5723532     $ 217,388.21  79.99                   0.250    0.017   0.358
5723533     $ 110,595.63  63.19                   0.250    0.017   0.483
5723576     $ 144,820.49  90.00          06       0.250    0.017   1.108
5723583     $  24,877.62  65.00                   0.250    0.017   1.608
5723590     $  31,887.52  65.00                   0.250    0.017   1.608
5723593     $ 103,648.09  80.00                   0.250    0.017   0.983
5723608     $  50,711.57  65.00                   0.250    0.017   1.108
5723620     $  39,430.48  45.05                   0.250    0.017   0.733
5723629     $  97,953.97  70.00                   0.250    0.017   0.858
5723631     $  64,612.08  75.00                   0.250    0.017   0.000
5723641     $  96,725.67  78.57                   0.250    0.017   0.608
5723647     $  95,099.32  70.00                   0.250    0.017   0.358
5723651     $  48,963.60  70.00                   0.250    0.017   1.233
5723654     $  58,048.55  50.00                   0.250    0.017   0.358
5723673     $  38,733.22  16.67                   0.250    0.017   0.733
5723675     $ 108,737.56  36.37                   0.250    0.017   0.000
5723682     $  45,218.37  54.02                   0.250    0.017   0.000
5723687     $  81,160.76  80.00                   0.250    0.017   1.233
5723691     $ 100,277.74  59.88                   0.250    0.017   0.358
5723696     $  18,131.35  80.00                   0.250    0.017   0.983
5723703     $  65,321.74  43.23                   0.250    0.017   0.983
5723716     $ 102,021.05  47.50                   0.250    0.017   1.608
5723727     $  72,413.14  55.56                   0.250    0.017   0.733
5723734     $  77,733.72  90.00                   0.250    0.017   1.483
5723739     $  42,566.40  64.35                   0.250    0.017   0.733
5723762     $  39,527.74  64.35                   0.250    0.017   0.733
5723772     $  42,670.46  64.35                   0.250    0.017   0.733
5723780     $  56,830.52  90.00          01       0.250    0.017   0.733
5723815     $  78,391.82  80.00                   0.250    0.017   0.358
5723821     $ 120,493.34  88.93                   0.250    0.017   0.483
5724032     $  97,328.70  40.00                   0.250    0.017   0.233
5724481     $ 173,523.79  80.00                   0.250    0.017   0.233
5729471     $ 352,531.84  69.52                   0.250    0.017   0.608
5744363     $ 292,477.88  70.00                   0.250    0.017   0.733
5769561     $ 148,737.83  80.00                   0.250    0.017   0.858
5775383     $  37,007.10  91.22                   0.250    0.017   0.233
5788736     $ 184,460.53  80.00                   0.250    0.017   1.483
5788904     $ 519,003.05  70.00                   0.250    0.017   0.483
5788918     $ 185,422.05  80.00                   0.250    0.017   0.983
5805941     $ 397,780.91  57.14                   0.250    0.017   0.733

           $8,567,801.49

WFALT
WFALT   2000-01 EXHIBIT 2
15 YEAR RELOCATION AND NON RELOCATION LOANS AND 30 YEAR FIXED RATE RELOCATION NON RELOCATION LOANS
(continued)


(i)       (xvii)                         (xviii)
-----     -----------                    -----------

MORTGAGE                                 NMI
LOAN                                     LOAN
NUMBER    SERVICER                       SELLER
--------  --------------------------------------------------------------------------------
5145998   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146007   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146012   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146027   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146088   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146096   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146101   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146138   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5146548   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5152352   BANK UNITED OF TEXAS           BANK UNITED OF TEXAS
5152361   BANK UNITED OF TEXAS           BANK UNITED OF TEXAS
5152373   BANK UNITED OF TEXAS           BANK UNITED OF TEXAS
5156860   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5156866   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5712399   MERRILL LYNCH CREDIT CORP.     MERRILL LYNCH CREDIT CORP.
5723532   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723533   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723576   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723583   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723590   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723593   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723608   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723620   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723629   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723631   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723641   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723647   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723651   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723654   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723673   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723675   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723682   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723687   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723691   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723696   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723703   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723716   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723727   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723734   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723739   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723762   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723772   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723780   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723815   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5723821   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5724032   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5724481   FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5729471   BANK OF AMERICA, NA            BANK OF AMERICA, NA
5744363   BANK OF AMERICA, NA            BANK OF AMERICA, NA
5769561   DOWNEY SAVINGS & LOAN ASSOC    DOWNEY SAVINGS & LOAN ASSOC
5775383   MERRILL LYNCH CREDIT CORP.     MERRILL LYNCH CREDIT CORP.
5788736   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5788904   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5788918   COUNTRYWIDE FUNDING CORP.      COUNTRYWIDE FUNDING CORP.
5805941   BANK OF AMERICA, NA            BANK OF AMERICA, NA


COUNT:                      55
WAC:               8.232282928
WAM:               170.3533713
WALTV:             71.34725128


                                  EXHIBIT F-3B

        [Schedule of Group II Mortgage Loans Serviced by Other Servicers]


WFALT
WFALT   2000-01 EXHIBIT F-3B
30 YEAR FIXED RATE CONFORMING LIMIT LOANS

(i)       (ii)                              (iii)     (iv)      (v)        (vi)     (vii)     (viii)     (ix)         (x)    (xi)
--------  ----              -----    ----   --------  --------  --------   -------  --------  ---------  ---------    ---    -------
                                                                NET                                      CUT-OFF
MORTGAGE                                              MORTGAGE  MORTGAGE   CURRENT  ORIGINAL  SCHEDULED  DATE
LOAN                                 ZIP    PROPERTY  INTEREST  INTEREST   MONTHLY  TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY              STATE    CODE   TYPE      RATE      RATE       PAYMENT  MATURITY  DATE       BALANCE      LTV    SUBSIDY
--------  ----              -----    ----   ----      --------  --------   -------  --------  ---------  ---------    ---    -------

4980734   WEEHAWKEN           NJ     07083   MF3      7.000     6.733     $2,086.73     360   1-Feb-29   $308,212.72  88.23
4996233   BROOKLYN            NY     11217   MF3      7.875     7.500     $2,675.51     360   1-Feb-29   $363,591.58  90.00
5135890   LONG BRANCH         NJ     07740   MF4      8.250     7.500       $966.89     360   1-Oct-29   $127,676.96  90.00
5136069   CHICAGO             IL     60660   MF4      9.250     7.500     $3,397.65     360   1-Nov-29   $409,028.68  89.98
5136073   KISSIMMEE           FL     34741   SFD      8.500     7.500       $922.70     360   1-Nov-29   $110,936.02  80.00
5150751   SOUTH LAKE TAHOE    CA     96150   SFD      8.250     7.500     $1,014.21     360   1-Jan-30   $133,472.09  69.95
5150792   RIVERSIDE           CA     92503   MF3      9.000     7.500     $1,070.15     360   1-Jan-30   $132,326.19  89.86
5151297   ENCINO              CA     91316   LCO      9.000     7.500       $450.59     360   1-Jan-30    $55,716.30  80.00
5151428   CUDAY               CA     90201   SFD      8.875     7.500       $605.29     360   1-Jan-30    $75,679.57  89.50
5152151   BRECKINRIDGE        CO     80424   SFD      6.625     6.358       $896.16     360   1-Nov-28   $136,085.28  65.00
5152375   CHICAGO             IL     60639   MF3      9.000     7.500     $1,605.23     360   1-Nov-29   $198,255.25  95.00
5152411   GURNEE              IL     60031   PUD      8.875     7.500     $1,016.72     300   1-Jan-25   $121,366.59  90.00
5152442   AUSTELL             GA     30106   SFD      8.750     7.500       $881.50     360   1-Jan-30   $111,452.49  90.00
5152462   GLENDALE HEIGHTS    IL     60139   LCO      8.375     7.500     $1,047.38     360   1-Jan-30   $137,007.27  73.69
5152482   WARREN              MI     48093   LCO      9.000     7.500       $737.84     360   1-Jan-30    $91,235.41  76.42
5152497   FLINT               MI     48503   SFD      9.375     7.500       $285.30     360   1-Jan-30    $34,139.06  70.00
5152550   SOUTH HOLLAND       IL     60471   SFD      9.250     7.500     $1,184.66     360   1-Jan-30   $143,306.96  90.00
5152565   TEMPE               AZ     85284   SFD      9.000     7.500     $1,889.26     360   1-Jan-30   $233,610.42  89.99
5152577   COVINA              CA     91723   MF3      8.875     7.500     $2,132.33     360   1-Jan-30   $266,607.06  80.00
5152593   TACOMA              WA     98409   MF4      8.125     7.500     $1,095.19     360   1-Jan-30   $146,607.68  89.99
5152595   PHOENIX             AZ     85032   SFD      8.125     7.500     $1,293.81     360   1-Jan-30   $173,195.85  85.00
5152622   LONG BEACH          CA     90810   SFD      8.875     7.500     $1,034.34     360   1-Jan-30   $129,271.04  78.79
5152631   HACIENA HEIGHTS     CA     91745   SFD      8.875     7.500     $1,545.54     360   1-Jan-30   $192,729.19  70.00
5152645   PHOENIX             AZ     85018   LCO      8.125     7.500       $962.28     360   1-Dec-29   $128,472.39  80.00
5152666   CORONA              CA     91719   SFD      8.875     7.500       $875.21     360   1-Jan-30   $109,428.29  75.86
5152683   PHOENIX             AZ     85012   MF4      8.750     7.500     $1,036.73     360   1-Dec-29   $130,997.36  88.44
5155629   WASHINGTON          DC     20009   MF3      8.000     7.500     $2,746.12     360   1-Jan-30   $371,928.71  74.85
5712166   LEXINGTON           SC     29072   LCO      8.500     7.500       $768.91     360   1-Nov-29    $99,309.54  100.00
5722481   CLEARWATER          FL     33767   LCO      9.500     7.500     $1,041.82     360   1-Mar-30   $123,354.33  70.00
5722482   PHOENIX             AZ     85029   MF4      9.875     7.500       $965.17     360   1-Mar-30   $110,544.08  95.00
5722485   CHICAGO             IL     60618   MF4      9.625     7.500     $1,892.93     360   1-Mar-30   $221,934.95  85.00
5722489   MILFORD             NH     03055   MF2      9.875     7.500     $1,211.35     360   1-Feb-30   $138,978.11  90.00
5722492   NEW BRITAIN         CT     06051   MF3      9.000     7.500       $448.98     360   1-Feb-30    $55,549.66  90.00
5722493   YOUNGSTOWN          OH     44505   MF4      9.375     7.500       $848.80     360   1-Mar-30   $101,197.62  89.99
5722498   PITTSBURGH          PA     15218   MF4      9.875     7.500       $703.36     360   1-Mar-30    $80,735.97  90.00
5722500   PALM SPRINGS        CA     92262   LCO      9.750     7.500       $359.13     360   1-Mar-30    $41,660.10  89.89
5722505   SWEET HOME          OR     97386   MF2      9.250     7.500       $644.98     360   1-Apr-30    $78,151.29  70.00
5722508   BALTIMORE           MD     21218   MF3      9.125     7.500       $475.98     360   1-Mar-30    $58,277.02  90.00
5722511   NORFOLK             VA     23508   MF2      9.625     7.500     $1,338.73     360   1-Mar-30   $156,958.99  90.00
5722512   DERBY               CT     06418   MF2      9.750     7.500       $881.49     360   1-Mar-30   $102,256.67  90.00
5722518   CLEVELAND           OH     44102   MF2      9.375     7.500       $516.52     360   1-Mar-30    $61,875.24  90.00
5722519   VIRGINIA BEACH      VA     23456   SFD      8.500     7.500       $344.47     360   1-Feb-30    $44,577.44  80.00
5722520   PORTLAND            OR     97214   SFD      8.750     7.500     $1,434.94     360   1-Apr-30   $181,758.77  80.00
5722522   SACRAMENTO          CA     95831   SFD      8.625     7.500     $1,422.58     360   1-Mar-30   $182,106.87  70.00
5722523   BALTIMORE           MD     21224   SFD      8.875     7.500       $477.39     360   1-Mar-30    $59,759.23  85.71
5722530   LA MESA             CA     91942   SFD      8.750     7.500     $1,232.76     360   1-Mar-30   $154,863.72  74.62
5722534   SAN BERNARDINO      CA     92410   MF4      9.000     7.500     $1,035.55     360   1-Feb-30   $128,122.62  90.00
5722543   WASHINGTON          DC     20020   SFD      9.125     7.500     $1,197.67     360   1-Mar-30   $146,638.97  80.00
5722548   MIDDLETOWN          IN     47356   SFD      9.250     7.500       $411.34     360   1-Mar-30    $49,809.32  80.00
5722563   CONYERS             GA     30012   LCO      9.625     7.500       $267.75     360   1-Mar-30    $31,391.78  90.00
5722574   DALLAS              TX     75240   LCO      9.500     7.500       $393.52     360   1-Mar-30    $46,633.33  90.00
5722576   RALEIGH             NC     27609   SFD      9.375     7.500       $995.60     360   1-Mar-30   $119,226.09  90.00
5722582   ARLINGTON           VA     22201   SFD      8.375     7.500     $1,147.71     360   1-Mar-30   $150,209.84  54.51
5722585   LIVINGSTON          MT     59047   MF3      9.875     7.500       $903.08     360   1-Mar-30   $103,660.99  80.00
5722741   MUNCIE              IN     47303   SFD      9.000     7.500       $394.67     360   1-Mar-30    $48,858.17  90.00
5722747   BENICIA             CA     94510   SFD      8.875     7.500     $1,531.62     360   1-Mar-30   $191,727.59  70.00
5722751   LOS ANGELES         CA     90018   MF3      9.375     7.500     $1,497.15     360   1-Mar-30   $179,348.58  75.00
5722752   LAS VEGAS           NV     89107   SFD      9.375     7.500       $678.71     360   1-Apr-30    $81,347.86  80.00
5722757   LAGUNA WOODS        CA     92653   LCO      8.875     7.500       $394.64     360   1-Mar-30    $49,400.98  80.00
5722763   INDIANAPOLIS        IN     46201   SFD      9.375     7.500       $389.26     360   1-Mar-30    $46,630.64  90.00
5722765   HOUSTON             TX     77061   SFD      8.875     7.500       $763.82     360   1-Apr-30    $95,671.05  80.00
5722767   GREEN VALLEY        AZ     85614   SFD      9.250     7.500       $732.51     360   1-Apr-30    $88,757.64  70.00
5722774   MESA                AZ     85201   MF4      9.875     7.500       $894.40     360   1-Apr-30   $102,711.34  89.57
5722777   DUNEDIN             FL     34698   MF4      9.500     7.500       $961.10     360   1-Mar-30   $113,896.95  87.92
5722785   MERIDIAN            ID     83642   SFD      8.375     7.500       $829.66     360   1-Mar-30   $107,828.41  95.00
5722786   LAS VEGAS           NV     89109   MF4      9.500     7.500     $1,475.70     360   1-Apr-30   $174,971.69  90.00
5722789   BURNHAM             IL     60633   HCO      9.750     7.500       $347.96     360   1-Mar-30    $40,363.76  90.00
5722810   FT LAUDERDALE       FL     33309   LCO      9.875     7.500       $321.73     360   1-Mar-30    $36,929.17  89.93
5722836   INDIANAPOLIS        IN     46226   MF2      8.875     7.500       $417.71     360   1-Feb-30    $52,258.37  70.00
5722869   PRINCE FREDERICK    MD     20678   SFD      8.375     7.500       $760.08     360   1-Mar-30    $99,555.65  41.84
5723320   AGAWAM              MA     01001   LCO      9.750     7.500       $369.44     360   1-Feb-30    $42,834.85  94.92
5723330   NEW ORLEANS         LA     70114   SFD      9.500     7.500       $151.35     360   1-Feb-30    $17,927.21  90.00
5723344   PROVIDENCE          RI     02908   MF3      9.875     7.500     $1,008.16     360   1-Mar-30   $115,721.48  90.00
5723357   PROVIDENCE          RI     02908   MF3      9.875     7.500     $1,000.34     360   1-Mar-30   $114,824.46  90.00
5723367   LOUISVILLE          KY     40214   SFD      8.500     7.500       $492.10     360   1-Feb-30    $63,682.06  80.00
5723369   PHILADELPHIA        PA     19126   MF3      9.375     7.500       $647.94     360   1-Mar-30    $77,618.03  95.00
5723370   PHILADELPHIA        PA     19140   SFD      9.875     7.500       $212.75     360   1-Mar-30    $24,420.09  70.00
5723373   TOLEDO              OH     43604   MF3      9.875     7.500        $68.60     360   1-Mar-30     $7,873.25  88.66
5723375   PHILADELPHIA        PA     19140   SFD      9.875     7.500       $217.09     360   1-Mar-30    $24,918.49  64.10
5723380   PHILADELPHIA        PA     19134   SFD      9.875     7.500       $218.83     360   1-Mar-30    $25,117.82  70.00
5723387   PHILADELPHIA        PA     19140   SFD      9.875     7.500       $212.75     360   1-Mar-30    $24,420.09  66.22
5723391   PROVIDENCE          RI     02908   MF3      9.875     7.500     $1,039.42     360   1-Mar-30   $119,275.13  90.00
5723523   BALLWIN             MO     63011   SFD      9.500     7.500       $605.42     360   1-Feb-30    $71,678.16  90.00
5723525   AUSTIN              TX     78704   MF4      9.625     7.500     $1,249.06     360   1-Feb-30   $146,116.84  89.99
5723612   PALM HARBOR         FL     34684   SFD      9.500     7.500     $1,578.29     360   1-Dec-29   $186,743.11  89.98
5723638   PHOENIX             AZ     85008   MF2      9.250     7.500       $481.27     360   1-Dec-29    $58,185.94  90.00
5723650   PHOENIX             AZ     85008   MF4      9.250     7.500       $481.27     360   1-Dec-29    $58,185.94  90.00
5723660   ST. LOUIS           MO     63139   MF4      8.875     7.500       $601.51     360   1-Dec-29    $75,161.76  90.00
5723667   EUGENE              OR     97405   SFD      8.625     7.500     $1,540.03     360   1-Dec-29   $196,792.40  77.34
5723692   OKLAHOMA CITY       OK     73106   SFD      8.750     7.500       $618.55     360   1-Dec-29    $78,157.44  85.00
5723694   SHORELINE           WA     98155   SFD      8.500     7.500     $1,168.75     360   1-Oct-29   $148,376.67  80.00
5723717   LYNNWOOD            WA     98036   HCO      9.000     7.500       $434.50     360   1-Dec-29    $53,694.86  65.85
5723719   OMAHA               NE     68127   SFD      8.500     7.500     $1,014.97     360   1-Dec-29   $131,174.31  80.00
5723733   GOLD BEACH          OR     97444   SFD      8.625     7.500       $547.57     360   1-Nov-29    $69,925.92  80.00
5723737   SEATTLE             WA     98155   SFD      9.375     7.500       $723.62     360   1-Dec-29    $86,544.91  60.00
5723741   BLOCK ISLAND        RI     02807   SFD      8.375     7.500       $760.08     360   1-Dec-29    $99,358.49  24.33
5723742   PORTLAND            OR     97223   SFD      8.750     7.500       $825.65     360   1-Dec-29   $103,713.41  69.99
5723746   OMAHA               NE     68104   MF2      9.625     7.500       $619.65     360   1-Mar-30    $72,649.52  90.00
5723748   WEST MONROE         LA     71291   SFD      8.375     7.500       $478.85     360   1-Jul-29    $62,382.40  90.00
5723753   SPRINGFIELD         OR     97478   SFD      8.750     7.500       $934.61     360   1-Dec-29   $117,708.95  80.00
5723757   PIMA                AZ     85543   MF2      8.250     7.500       $961.62     360   1-Nov-29   $127,070.66  80.00
5723764   TUCSON              AZ     85719   MF4      8.875     7.500       $962.73     360   1-Nov-29   $120,225.62  89.96
5723769   BAILEY              CO     80421   SFD      8.750     7.500     $1,069.13     360   1-Nov-29   $135,007.82  79.99
5723771   HILLSBORO           OR     97124   SFD      8.750     7.500       $821.32     360   1-Jan-30   $103,337.02  90.00
5723777   TEMPE               AZ     85281   HCO      9.250     7.500       $487.02     360   1-Oct-29    $58,815.75  80.00
5723782   BENBROOK            TX     76126   SFD      8.875     7.500       $572.07     360   1-Feb-30    $71,569.05  89.99
5723783   ST LOUIS            MO     63139   MF4      8.875     7.500       $476.20     360   1-Dec-29    $59,502.90  90.00
5723800   RENTON              WA     98059   PUD      8.375     7.500     $1,118.45     360   1-Nov-29   $146,020.20  79.99
5723807   HURST               TX     76054   SFD      9.250     7.500       $925.51     360   1-Oct-29   $111,769.68  90.00
5723812   DAYTONA BEACH SHORESFL     32127   HCO      9.500     7.500       $840.86     360   1-Dec-29    $99,490.16  74.35
5723813   ORLANDO             FL     32808   SFD      8.875     7.500       $152.77     360   1-Jan-30    $19,100.16  80.00
5723817   ATLANTA             GA     30308   HCO      9.125     7.500     $1,397.01     360   1-Jan-30   $170,852.18  80.00
5723819   ST GEORGE           UT     84770   SFD      8.875     7.500     $1,436.14     360   1-Oct-29   $179,235.06  95.00
5723824   NAPLES              FL     34116   MF4      9.500     7.500     $1,797.33     360   1-Dec-29   $212,660.32  95.00
5723827   VIRGINA BEACH       VA     23451   SFD      8.000     7.500     $1,181.36     360   1-Dec-29   $159,886.74  61.92
5723834   VICTORVILLE         CA     92394   SFD      8.625     7.500       $894.46     360   1-Oct-29   $114,152.23  79.92
5723839   ATLANTA             GA     30308   HCO      9.500     7.500     $1,091.85     360   1-Jan-30   $129,256.60  65.00
5723843   EVERGREEN           CO     80439   SFD      8.750     7.500     $1,910.11     360   1-Jan-30   $241,505.47  75.88
5723845   ATLANTA             GA     30308   HCO      9.500     7.500       $709.27     360   1-Jan-30    $83,964.46  64.97
5723855   PUEBLO              CO     81007   MF4      8.375     7.500     $1,778.57     360   1-Oct-29   $232,186.09  90.00
5723856   MARIETTA            GA     30060   MF3      8.500     7.500     $1,058.80     360   1-Dec-29   $136,838.65  90.00
5723860   NORTHGLENN          CO     80233   SFD      8.750     7.500       $881.50     360   1-Dec-29   $111,383.75  79.97
5723864   APOPKA              FL     32703   PUD      9.000     7.500       $621.97     360   1-Jan-30    $76,015.42  89.99
5723865   LUTHERSVILLE        GA     30251   SFD      8.250     7.500       $691.17     360   1-Dec-29    $91,394.82  80.00
5723868   WILLIAMSPORT        OH     43164   MF2      8.875     7.500       $795.64     360   1-Nov-29    $99,083.53  80.00
5723869   KLAMATH FALLS       OR     97601   SFD      9.000     7.500       $230.13     360   1-Dec-29    $27,715.56  65.00
5723882   LAS VEGAS           NV     89147   HCO      8.750     7.500       $503.49     360   1-Dec-29    $63,619.46  80.00
5723911   NORTH AURORA        IL     60542   SFD      9.625     7.500       $476.00     360   1-Jan-30    $55,750.61  37.33
5723916   NORTH REDINGTON BEACFL     33708   HCO      8.875     7.500     $1,163.63     360   1-Feb-30   $145,576.84  65.00
5723918   OMAHA               NE     68130   SFD      9.000     7.500     $1,448.33     360   1-Jan-30   $179,088.01  66.42
5723922   LUSBY               MD     20657   PUD      8.625     7.500       $746.68     360   1-Feb-30    $95,372.13  80.00
5723923   ALAMOGORDO          NM     88310   SFD      8.375     7.500       $823.92     360   1-Jan-30   $107,776.39  80.00
5723925   KLAMATH FALLS       OR     97601   SFD      8.875     7.500       $343.72     360   1-Dec-29    $42,367.66  80.00
5723926   MIDDLETOWN          PA     17057   SFD      7.750     7.483       $644.78     360   1-Aug-29    $89,072.26  67.16
5723930   SCOTTSDALE          AZ     85254   SFD      8.375     7.500     $1,444.14     360   1-Nov-29   $188,654.62  79.17
5723934   PHOENIX             AZ     85008   MF4      8.500     7.500       $449.81     360   1-Aug-29    $57,980.39  78.00
5723938   MISSOULA            MT     59801   PUD      8.375     7.500       $342.03     360   1-Sep-29    $44,620.71  45.05
5723963   STROM LAKE          IA     50588   SFD      9.125     7.500       $663.93     360   1-Mar-30    $81,288.96  80.00
5723975   ATLANTA             GA     30308   MF4      9.750     7.500     $2,508.73     360   1-Mar-30   $291,022.82  79.78
5723980   IDEALYA LANE        ID     83202   SFD      8.500     7.500       $899.63     360   1-Jan-30   $116,343.69  90.00
5723984   TUCSON              AZ     85719   SFD      8.625     7.500       $684.34     360   1-Jan-30    $87,503.79  80.00
5723997   PHOENIX             AZ     85016   LCO      8.500     7.500     $1,050.34     360   1-Dec-29   $135,745.55  89.99
5724004   LAS CRUCES          NM     88005   SFD      8.250     7.500       $931.58     360   1-Jan-30   $123,268.38  80.00
5724041   NORTH NEWTON        KS     67117   PUD      8.375     7.500     $1,440.34     360   1-Dec-29   $187,252.43  73.03
5724043   GERMANTOWN          MD     20874   PUD      9.250     7.500       $956.37     360   1-Mar-30   $115,818.17  75.00
5724045   ASHLAND             OR     97520   SFD      8.000     7.500       $909.87     360   1-Jan-30   $123,230.89  80.00
5724052   OHAHA               NE     68134   SFD      9.000     7.500       $593.82     360   1-Dec-29    $73,382.94  90.00
5724054   TUCSON              AZ     85749   SFD      9.250     7.500     $1,147.64     360   1-Mar-30   $138,725.94  75.00
5724057   PHOENIX             AZ     85007   MF4      9.625     7.500       $543.99     360   1-Jan-30    $63,715.07  80.00
5724059   LAS VEGAS           NV     89121   MF4      8.500     7.500     $1,236.41     360   1-Nov-29   $159,689.74  89.98
5724061   INDEPENDENCE        MO     64052   SFD      9.000     7.500       $321.85     360   1-Mar-30    $39,843.57  80.00
5724062   CHICAGO             IL     60641   MF2      9.250     7.500       $987.22     360   1-Feb-30   $119,488.60  51.06
5724068   BARTONVILLE         TX     76226   SFD      9.500     7.500     $1,324.35     360   1-Sep-29   $155,407.34  70.00
5724070   HENDERSON           NV     89012   PUD      8.250     7.500       $751.27     360   1-Dec-29    $99,264.20  33.33
5724071   PHOENIX             AZ     85013   MF2      9.500     7.500       $471.72     360   1-Nov-29    $55,783.08  89.95
5724072   POCATELLO           ID     83201   SFD      8.875     7.500       $913.01     360   1-Mar-30   $114,289.52  90.00
5724078   CAMAS               WA     98607   SFD      8.375     7.500     $1,644.04     360   1-Jul-29   $214,181.73  79.99
5724080   WOONSOCKET          RI     02895   MF2      9.250     7.500       $789.77     360   1-Dec-29    $95,484.68  76.80
5724083   LYNNWOOD            WA     98037   SFD      8.875     7.500     $1,495.82     360   1-Mar-30   $187,079.68  80.00
5724085   ST LOUIS            MO     63118   MF4      8.500     7.500       $346.02     360   1-Jan-30    $44,747.51  90.00
5724088   MESA                AZ     85201   MF4      8.875     7.500       $572.86     360   1-Dec-29    $71,582.70  90.00
5724090   PEMBROKE PINES      FL     33029   PUD      8.750     7.500     $1,573.41     360   1-Mar-30   $199,176.63  80.00
5724092   WHITE PLAINS        NY     10603   SFD      9.250     7.500     $1,376.34     360   1-Mar-30   $166,678.62  70.00
5724096   ELK GROVE VILLAGE   IL     60007   HCO      8.750     7.500       $553.84     360   1-Jan-30    $70,019.30  80.00
5724098   MESA                AZ     85201   MF4      8.875     7.500       $644.47     360   1-Dec-29    $80,530.52  90.00
5724101   HOLLYWOOD           FL     33020   MF4      9.625     7.500       $849.99     360   1-Mar-30    $95,055.57  60.61
5724106   ROSEBURG            OR     97470   SFD      8.375     7.500     $1,347.61     360   1-Jan-30   $176,240.98  90.00
5724108   ANTIOCH             TN     37013   SFD      9.000     7.500       $605.88     360   1-Feb-30    $74,962.18  60.24
5724118   RICKMAN             TN     38580   MF4      8.875     7.500       $668.34     360   1-Feb-30    $83,613.38  84.00
5724120   CHUBBUCK            ID     83202   MF4      8.875     7.500     $1,286.09     360   1-Jan-30   $160,799.81  90.00
5724126   ATLANTA             GA     30324   HCO      9.125     7.500     $1,249.75     360   1-Mar-30   $153,014.52  80.00
5724129   RICKMAN             TN     38580   MF2      8.875     7.500       $668.34     360   1-Feb-30    $83,608.30  84.00
5724134   CHUBBUCK            ID     83202   MF4      8.875     7.500     $1,286.09     360   1-Jan-30   $160,799.81  90.00
5724139   SPARKS              NV     89436   SFD      8.625     7.500       $915.85     360   1-Feb-30    $91,769.88  75.00
5724142   HIXSON              TN     37343   SFD      7.875     7.500       $589.48     360   1-Dec-29    $80,625.86  62.54
5724147   ATLANTA             GA     30308   HCO      9.250     7.500     $1,532.24     360   1-Mar-30   $185,558.23  79.99
5724151   SEATTLE             WA     98146   SFD      8.125     7.500       $843.48     360   1-Aug-29   $112,512.56  80.00
5724154   ORLANDO             FL     32808   PUD      8.875     7.500       $152.77     360   1-Jan-30    $19,100.16  80.00
5724159   CHUBBUCK            ID     83202   MF3      8.875     7.500       $628.56     360   1-Jan-30    $78,589.40  89.87
5724163   PORTLAND            OR     97214   SFD      8.500     7.500       $904.25     360   1-Nov-29   $116,787.91  80.00
5724164   BOCA RATON          FL     33498   PUD      8.875     7.500     $1,527.64     360   1-Feb-30   $191,116.24  80.00
5724172   HENDERSON           NV     89014   PUD      8.750     7.500       $509.39     360   1-Jan-30    $64,404.77  70.00
5724177   OMAHA               NE     68116   SFD      8.625     7.500     $1,680.03     360   1-Dec-29   $214,682.64  80.00
5724186   BOSTON              MA     02125   MF4      9.125     7.500     $1,217.20     360   1-Jan-30   $148,861.26  80.00
5724192   ELIZBETHTOWN        KY     42701   MF4      8.000     7.500     $1,019.94     360   1-Sep-29   $137,426.22  84.76
5724197   OAKLAND             CA     94603   SFD      8.500     7.500       $527.48     360   1-Jan-30    $67,477.25  70.00
5724200   OKLAHOMA CITY       OK     73107   MF4      8.750     7.500       $401.22     360   1-Nov-29    $50,665.18  85.00
5724205   REVERE              MA     02151   MF2      9.750     7.500     $2,061.98     360   1-Jan-30   $238,958.80  74.53
5724208   LAS VEGAS           NV     89106   MF4      9.500     7.500     $1,248.67     360   1-Nov-29   $147,663.94  90.00
5724213   RICHFIELD           OH     44286   MF4      8.500     7.500       $953.46     360   1-Feb-30   $122,262.81  77.50
5724217   WINTER GARDEN       FL     34787   HCO      8.875     7.500       $317.47     360   1-Nov-29    $39,644.53  95.00
5724221   CORAL SPRINGS       FL     33076   PUD      8.000     7.500     $1,052.96     360   1-Jan-30   $142,399.59  79.99
5724225   DEERFIELD           IL     60015   PUD      8.750     7.500     $1,035.30     360   1-Nov-29   $130,680.38  78.80
5724232   GRANTS PASS         OR     97527   SFD      8.500     7.500       $799.68     360   1-Jan-30   $103,318.97  80.00
5724242   BERWYN              IL     60402   SFD      8.875     7.500       $930.91     360   1-Jan-30   $116,391.86  90.00
5724244   SALEM               OR     97302   SFD      8.000     7.500       $953.90     360   1-Nov-29   $129,007.80  67.71
5724247   WEST VALLEY CITY    UT     84119   HCO      9.000     7.500       $697.61     360   1-Dec-29    $86,210.10  76.25
5724250   AUSTIN              TX     78734   MF2      9.500     7.500     $1,778.41     360   1-Mar-30   $210,572.29  90.00
5724253   ELLENSBURG          WA     98926   SFD      9.250     7.500       $617.01     360   1-Dec-29    $74,597.37  78.95
5724256   KRIKLAND            WA     98034   SFD      8.250     7.500     $1,387.59     360   1-Jan-30   $183,610.39  83.95
5724257   ROSWELL             GA     30075   HCO      9.125     7.500       $451.57     360   1-Feb-30    $55,257.30  75.00
5724262   ATLANTA             GA     30306   SFD      9.000     7.500     $1,963.28     360   1-Mar-30   $243,045.79  80.00
5724268   GAITHERSBURG        MD     20879   PUD      8.875     7.500       $895.11     360   1-Jan-30   $111,815.39  90.00
5724274   PORTLAND            OR     97217   SFD      8.875     7.500       $739.56     360   1-Oct-29    $92,298.52  59.97
5724275   STONE MOUNTAIN      GA     30083   SFD      9.625     7.500       $627.30     360   1-Mar-30    $73,546.43  89.99
5724276   STONEMOUNTAIN       GA     30083   SFD      9.625     7.500       $703.80     360   1-Feb-30    $82,473.55  90.00
5724278   ATLANTA             GA     30308   HCO      8.750     7.500       $787.10     360   1-Feb-30    $99,540.66  74.99
5724285   MONROE              WA     98272   MF4      8.625     7.500     $1,668.36     360   1-Dec-29   $212,988.95  65.00
5724288   ORLANDO             FL     32808   PUD      8.875     7.500       $152.77     360   1-Jan-30    $19,100.16  80.00
5724294   PORTLAND            OR     97236   PUD      8.625     7.500     $1,480.29     360   1-Feb-30   $189,398.14  80.00
5724298   GODFREY             IL     62035   SFD      8.875     7.500       $515.58     360   1-Nov-29    $64,385.26  80.00
5724470   SPOKANE             WA     99207   MF4      9.500     7.500     $1,430.29     360   1-Dec-29   $169,232.91  90.00
5724474   CASA GRANDE         AZ     85222   SFD      8.500     7.500       $464.04     360   1-Dec-29    $59,964.00  85.00
5724476   AURORA              CO     80011   SFD      8.750     7.500     $1,038.45     360   1-Mar-30   $131,456.59  80.00
5724477   ROCHESTER           MN     55906   SFD      8.750     7.500       $484.61     360   1-Dec-29    $61,233.73  80.00
5724479   TEMPE               AZ     85282   SFD      9.000     7.500       $516.57     360   1-Feb-30    $63,911.98  80.00
5724482   MACUNGIE            PA     18062   SFD      8.750     7.500     $1,030.58     360   1-Dec-29   $130,169.18  74.86
5724483   AURORA              CO     80012   PUD      9.000     7.500       $771.24     360   1-Dec-29    $95,307.74  90.00
5724484   ST LOUIS            MO     63118   MF4      9.500     7.500       $515.36     360   1-Dec-29    $60,977.55  90.00
5724485   ANDERSON            IN     46016   MF4      9.500     7.500       $525.96     360   1-Dec-29    $62,231.07  90.00
5724486   JERSEY CITY         NJ     07307   HCO      9.000     7.500       $718.13     360   1-Dec-29    $88,345.15  70.00
5724489   SAN ANTONIO         TX     78229   HCO      8.750     7.500       $467.30     360   1-Jan-30    $59,083.30  90.00
5724491   ROSEVILLE           CA     95661   SFD      8.625     7.500     $1,645.03     360   1-Jan-30   $210,343.27  90.00
5724494   UNION               NJ     07083   SFD      9.250     7.500       $855.59     360   1-Jan-30   $103,412.90  80.00
5724495   SAN ANTONIO         TX     78230   SFD      8.750     7.500       $637.23     360   1-Dec-29    $78,737.50  90.00
5724498   SACRAMENTO          CA     95815   MF4      8.750     7.500       $407.12     360   1-Dec-29    $51,285.96  90.00
5724500   WILLIAMSPORT        MD     21795   MF4      9.000     7.500       $405.53     360   1-Dec-29    $49,679.58  90.00
5724501   ORLANDO             FL     32826   MF4      8.500     7.500     $1,245.64     360   1-Jan-30   $160,580.54  90.00
5724504   NORWALK             CA     90650   SFD      8.625     7.500     $1,137.52     360   1-Dec-29   $144,869.09  75.00
5724506   WILLIAMSPORT        MD     21795   MF2      9.000     7.500       $608.30     360   1-Dec-29    $74,558.77  90.00
5724507   ANDERSON            IN     46012   MF4      9.000     7.500       $417.20     360   1-Dec-29    $51,557.00  89.94
5724508   BETHANY WEST        DE     19930   SFD      8.750     7.500       $765.46     360   1-Feb-30    $96,840.57  70.00
5724509   SUN VALLEY AREA     CA     91352   MF2      8.875     7.500       $795.64     360   1-Dec-29    $99,287.85  40.00
5724510   MIAMI               FL     33169   SFD      9.500     7.500     $1,664.89     360   1-Feb-30   $197,198.81  90.00
5724524   ORLANDO             FL     32822   HCO      9.375     7.500       $281.55     360   1-Feb-30    $33,709.42  94.88
5724525   REHOBOTH BEACH      DE     19971   SFD      8.000     7.500       $807.15     360   1-Nov-29   $109,160.40  57.59
5724528   SEBASTOPOL          CA     95472   SFD      8.750     7.500     $1,975.40     360   1-Jan-30   $249,761.25  90.00
5724530   LUCERNE             CA     95458   SFD      8.750     7.500       $534.96     360   1-Feb-30    $67,678.88  80.00
5724531   SANFORD             FL     33773   HCO      9.000     7.500       $280.01     360   1-Feb-30    $34,643.87  80.00
5724533   OCEAN CITY          MD     21842   HCO      9.375     7.500     $1,003.09     360   1-Jan-30   $120,034.44  90.00
5724537   HENDERSON           NV     89052   PUD      9.625     7.500       $993.64     360   1-Feb-30   $116,439.19  89.99
5724539   RENO                NV     89506   SFD      9.500     7.500       $794.19     360   1-Feb-30    $94,067.85  79.97
5724541   BLADENBORO          NC     28320   SFD      9.000     7.500       $643.70     360   1-Mar-30    $79,687.13  50.00
5724544   PAHRUMP             NV     89048   SFD      9.625     7.500       $841.49     360   1-Feb-30    $98,609.74  90.00
5724546   LAKE FOREST         IL     60045   SFD      9.375     7.500     $2,089.78     360   1-Nov-29   $249,798.40  75.00
5724549   MODESTO             CA     95355   SFD      9.500     7.500       $968.66     360   1-Feb-30   $114,672.37  90.00
5724551   SAN ANTONIO         TX     78202   SFD      8.875     7.500       $292.80     360   1-Nov-29    $36,564.44  80.00
5724553   HENDERSON           NV     89052   PUD      9.375     7.500       $972.32     360   1-Feb-30   $116,414.58  89.99
5724556   DEARING             GA     30808   SFD      9.250     7.500       $668.02     360   1-Nov-29    $80,718.60  94.97
5724557   AZLE                TX     76020   SFD      8.375     7.500     $1,089.95     360   1-Dec-29   $142,480.09  62.78
5724558   BURRILLVILLE        RI     02859   MF2      8.875     7.500       $974.67     360   1-Dec-29   $121,789.87  87.50
5724560   LAS VEGAS           NV     89130   PUD      9.375     7.500     $1,029.29     360   1-Feb-30   $123,236.14  90.00
5724561   SAINT LOUIS         MO     63113   MF2      9.625     7.500       $629.20     360   1-Jan-30    $73,695.44  90.00
5724564   IRVING              TX     75060   MF2      9.375     7.500       $640.03     360   1-Jan-30    $76,589.14  90.00
5724569   MINNEAPOLIS         MN     55414   SFD      9.375     7.500       $524.00     360   1-Dec-29    $62,670.47  68.48
5724573   LAS VEGAS           NV     89101   MF4      9.375     7.500     $1,031.37     360   1-Feb-30   $123,485.13  80.00
5724574   HOCKLEY             TX     77447   PUD      9.750     7.500       $311.01     360   1-Mar-30    $36,078.90  89.94
5724580   KANNAPOLIS          NC     28081   SFD      8.875     7.500       $944.83     360   1-Nov-29   $117,989.99  95.00
5724585   CARMICHAEL          CA     95608   SFD      8.250     7.500       $686.28     360   1-Nov-29    $90,686.78  90.00
5724587   GAINSVILLE          GA     30504   SFD      8.875     7.500     $1,101.17     360   1-Jan-30   $137,597.79  80.00
5724594   VALPARAISO          IN     46383   SFD      9.125     7.500       $564.25     360   1-Nov-29    $68,855.37  89.95
5724599   WASHINGTON          DC     20001   SFD      8.875     7.500       $477.39     360   1-Nov-29    $59,615.97  69.77
5724600   NAPERVILLE          IL     60564   HCO      9.250     7.500     $1,050.56     360   1-Nov-29   $126,943.00  94.95
5724605   LAGO VISTA          TX     78645   SFD      8.250     7.500       $489.83     360   1-Dec-29    $64,771.11  80.00
5724606   ANDERSON            IN     46012   MF2      9.500     7.500       $423.80     360   1-Dec-29    $50,092.39  90.00
5724607   AUSTIN              TX     78745   SFD      8.625     7.500       $721.79     360   1-Dec-29    $92,234.03  68.74
5724610   PASCO               WA     99301   MF2      9.500     7.500       $673.52     360   1-Mar-30    $79,817.60  90.00
5724619   WEST COLUMBIA       SC     29169   SFD      9.250     7.500       $481.27     360   1-Feb-30    $58,250.69  74.05
5724623   BRIDGEPORT          CT     06607   MF2      8.875     7.500       $501.26     360   1-Dec-29    $62,608.39  90.00
5724630   MARIETTA            GA     30062   SFD      8.875     7.500       $859.30     360   1-Feb-30   $107,502.87  77.14
5724633   ESTEA PARK          CO     80517   MF2      9.000     7.500     $1,231.07     360   1-Mar-30   $152,401.68  90.00
5724640   MARIETTA            GA     30062   SFD      8.875     7.500       $896.69     360   1-Feb-30   $112,181.28  76.15
5724648   BEND                OR     97701   MF2      8.750     7.500     $1,534.07     360   1-Nov-29   $193,719.86  75.00
5724651   FOLSOM              CA     95630   SFD      9.375     7.500     $1,430.61     360   1-Feb-30   $171,285.82  80.00
5724652   DENVER              CO     80220   SFD      9.125     7.500       $358.00     360   1-Feb-30    $43,788.87  55.00
5724655   POCATELLO           ID     83201   MF2      9.375     7.500       $636.29     360   1-Feb-30    $76,064.55  90.00
5724656   OREGON CITY         OR     97045   SFD      8.375     7.500       $912.09     360   1-Nov-29   $119,150.28  75.00
5724660   OAKDALE             CA     95361   SFD      9.375     7.500     $1,455.56     360   1-Mar-30   $172,348.12  23.33
5724663   NEWBERG             OR     97132   SFD      9.000     7.500       $539.10     360   1-Feb-30    $62,031.38  40.61
5724665   NEW BRITAIN         CT     06051   MF3      8.875     7.500       $501.26     360   1-Dec-29    $62,634.79  90.00
5724668   OKLAHOMA CITY       OK     73106   MF4      9.250     7.500       $394.40     360   1-Feb-30    $47,735.65  85.00
5724669   BASS LAKE           CA     93604   SFD      8.875     7.500       $781.72     360   1-Mar-30    $97,855.77  75.00
5724672   ST PETERSBURG       FL     33710   SFD      9.500     7.500       $423.79     360   1-Mar-30    $49,689.67  80.00
5724673   EVERETT             WA     98201   MF3      9.500     7.500     $1,191.92     360   1-Feb-30   $141,176.44  90.00
5724674   MANCHESTER          NH     03104   MF4      8.500     7.500       $865.03     360   1-Dec-29   $111,796.31  90.00
5724676   WASHINGTON          DC     20002   MF2      9.625     7.500       $332.77     360   1-Feb-30    $38,995.69  90.00
5724678   RAMONA              CA     92065   SFD      8.875     7.500     $1,479.90     360   1-Mar-30   $185,253.67  77.50
5724683   RAPID CITY          SD     57701   MF4      9.500     7.500       $658.39     360   1-Jan-30    $77,942.19  90.00
5724684   BRISTOW             VA     20136   HCO      8.500     7.500       $518.25     360   1-Feb-30    $64,343.56  59.99
5724688   ORLANDO             FL     32811   HCO      8.750     7.500       $534.96     360   1-Feb-30    $67,678.88  80.00
5724691   WASHINGTON          DC     20002   MF4      9.625     7.500       $657.89     360   1-Feb-30    $77,094.92  90.00
5724697   CLEARWATER          FL     33756   MF4      9.500     7.500     $1,078.40     360   1-Feb-30   $127,731.09  90.00
5724702   WARRENTON           MO     63383   SFD      8.375     7.500       $480.37     360   1-Dec-29    $62,774.77  80.00
5724705   ST PETERSBURG       FL     33705   SFD      9.500     7.500       $500.31     360   1-Mar-30    $59,290.18  85.00
5724707   EAST BERLIN         PA     17316   SFD      8.375     7.500       $862.68     360   1-Mar-30   $112,995.74  88.67
5724708   AUSTIN              TX     78753   MF4      9.250     7.500       $666.37     360   1-Jan-30    $80,610.18  90.00
5724709   PASADENA            MD     21122   SFD      8.500     7.500     $1,537.83     360   1-Mar-30   $199,133.62  72.73
5724714   AGATE               CO     80101   SFD      8.625     7.500     $1,555.58     360   1-Jan-30   $198,824.71  64.52
5724717   BALTIMORE           MD     21218   MF4      8.875     7.500       $751.89     360   1-Nov-29    $93,895.13  90.00
5724721   GAINESVILLE         GA     30501   SFD      9.375     7.500       $746.91     360   1-Feb-30    $89,427.13  89.98
5724723   PALMETTO            FL     34221   SFD      8.875     7.500       $544.23     360   1-Jan-30    $68,044.42  90.00
5724727   OMAHA               NE     68105   SFD      9.500     7.500       $384.28     360   1-Feb-30    $45,515.02  89.92
5724730   BUCKEYE             AZ     85326   SFD      9.250     7.500       $822.68     360   1-Feb-30    $99,573.86  55.56
5724736   NASHUA              NH     03062   MF4      9.500     7.500     $1,259.27     360   1-Mar-30   $149,231.91  90.00
5724739   SUMERVILLE          SC     29485   SFD      8.625     7.500     $1,124.30     360   1-Mar-30   $143,780.03  84.99
5724743   SPRINGFIELD         MO     65802   SFD      9.375     7.500       $223.83     360   1-Feb-30    $26,375.35  90.00
5724747   LAWRENCE            MA     01841   MF3      9.125     7.500       $677.76     360   1-Mar-30    $82,882.51  70.00
5724750   LAS VEGAS           NV     89108   SFD      8.750     7.500       $885.04     360   1-Feb-30   $106,681.73  90.00
5724755   HARRISBURG          OR     97446   SFD      8.750     7.500       $432.30     360   1-Mar-30    $54,688.29  70.00
5724758   PUEBLO              CO     81004   SFD      9.625     7.500       $475.99     360   1-Mar-30    $55,807.55  67.47
5724762   CHICAGO             IL     60618   MF2      9.875     7.500     $1,905.60     360   1-Mar-30   $218,734.57  95.00
5724764   JOLIET              IL     60432   MF2      9.625     7.500       $451.35     360   1-Mar-30    $52,856.85  90.00
5724766   RALEIGH             NC     27603   SFD      8.875     7.500       $674.71     360   1-Jan-30    $84,359.23  80.00
5724768   PALM HARBOR         FL     34684   SFD      8.875     7.500       $981.83     360   1-Mar-30   $116,848.32  79.97
5724774   RENTON              WA     98058   HCO      8.750     7.500     $1,415.67     360   1-Mar-30   $179,209.21  80.00
5724781   STONE MOUNTAIN      GA     30088   SFD      8.875     7.500       $572.07     360   1-Dec-29    $71,483.22  79.98
5724798   ORLANDO             FL     32807   MF4      9.250     7.500       $740.41     360   1-Jan-30    $89,566.86  88.19
5724804   SEASIDE             CA     93955   MF4      9.000     7.500     $3,218.49     360   1-Jan-30   $397,146.08  89.89
5724809   DENVER              CO     80206   MF4      9.125     7.500     $1,647.61     360   1-Dec-29   $201,384.69  90.00
5726131   FOLEY               MO     63347   SFD      9.000     7.500     $1,225.04     360   1-Mar-30   $151,654.58  75.00
5726141   MIDDLETOWN          PA     19052   SFD      9.250     7.500       $446.88     360   1-Mar-30    $54,118.15  80.00
5726155   PLATTE CITY         MO     64079   MF4      9.875     7.500     $1,109.75     360   1-Feb-30   $127,321.90  90.00
5726167   WICHITA             KS     67218   SFD      9.500     7.500       $370.82     360   1-Mar-30    $43,884.60  90.00
5726173   NORFOLK             VA     23509   SFD      9.500     7.500       $420.43     360   1-Mar-30    $49,823.67  66.23
5726178   KANSAS CITY         MO     64123   SFD      9.500     7.500       $286.06     360   1-Mar-30    $33,900.03  73.96
5726197   FAIRFIELD           IA     52556   SFD      9.625     7.500       $260.10     360   1-Feb-30    $30,479.35  90.00
5726203   RICHMOND            VA     23223   SFD      9.250     7.500       $329.72     240   1-Mar-20    $35,625.90  90.00
5726209   KANSAS CITY         MO     64114   MF4      9.875     7.500     $1,203.54     360   1-Mar-30   $138,134.23  90.00
5726225   SPRINGFIELD         MA     01108   MF2      8.250     7.500       $435.74     360   1-Feb-30    $57,690.87  55.24
5726234   MOORESTOWN          NJ     08057   SFD      9.500     7.500       $454.07     360   1-Mar-30    $53,809.53  90.00
5726247   SOUTH BOSTON        MA     02127   MF3      8.750     7.500     $1,565.54     360   1-Mar-30   $196,198.42  58.53
5726258   NORFOLK             VA     23513   SFD      9.500     7.500       $598.69     360   1-Mar-30    $70,948.94  80.00
5726262   VIRGINIA BEACH      VA     23455   MF2      9.500     7.500     $1,073.78     360   1-Feb-30   $127,183.27  89.99
5726273   LANCASTER           PA     17602   HCO      9.500     7.500       $515.45     360   1-Mar-30    $61,083.81  72.20
5726279   ROSEVILLE           MI     48066   SFD      9.000     7.500       $148.06     360   1-Mar-30    $18,256.39  24.86
5726290   EL DORADO           KS     67042   MF4      9.750     7.500       $214.79     360   1-Mar-30    $24,916.32  58.14
5726291   LEE'S SUMMIT        MO     64063   PUD      9.000     7.500       $449.79     360   1-Mar-30    $55,388.34  79.97
5726299   HOUSTON             TX     77098   LCO      9.375     7.500       $197.55     360   1-Mar-30    $23,479.34  95.00
5726309   CINCINNATI          OH     45219   MF3      9.250     7.500       $684.88     360   1-Mar-30    $82,870.99  90.00
5726317   RADFORD             VA     24141   SFD      9.250     7.500       $259.15     360   1-Mar-30    $30,952.09  67.02
5726337   WASHINGTON          DC     20002   MF4      9.250     7.500       $656.50     360   1-Mar-30    $79,503.58  95.00
5726347   MILLERSPORT         OH     43046   SFD      9.000     7.500       $384.21     360   1-Apr-30    $47,540.87  71.80
5726353   XENIA               OH     45385   SFD      9.250     7.500       $376.79     360   1-Apr-30    $45,644.51  89.98
5726358   PLATTE CITY         MO     64079   MF4      9.875     7.500     $1,109.75     360   1-Feb-30   $127,321.90  90.00
5726363   PLATTE CITY         MO     64079   MF4      9.875     7.500     $1,109.75     360   1-Feb-30   $127,321.90  90.00
5726370   RAYTOWN             MO     64133   MF4      9.875     7.500     $1,210.57     360   1-Apr-30   $138,927.51  90.00
5726376   KANSAS CITY         MO     64114   MF4      9.875     7.500     $1,203.54     360   1-Mar-30   $138,134.26  90.00
5726407   KANSAS CITY         KS     66106   SFD      9.250     7.500       $294.11     360   1-Feb-30    $35,583.04  65.00
5726418   MURFREESBORO        TN     37130   MF4      9.500     7.500     $1,112.46     360   1-Mar-30   $131,833.45  90.00
5726437   PHILADELPHIA        PA     19145   MF4      9.875     7.500       $820.59     360   1-Mar-30    $94,191.95  90.00
5726449   VIRGINIA BEACH      VA     23455   MF2      9.500     7.500     $1,073.78     360   1-Feb-30   $127,183.27  89.99
5726479   ADAMS               MA     01220   MF2      9.375     7.500       $516.52     360   1-Mar-30    $61,875.24  90.00
5727405   STAFFORD            VA     22554   LCO      9.250     7.500       $444.25     360   1-Mar-30    $53,799.41  90.00
5727443   ATLANTA             GA     30308   SFD      9.500     7.500     $1,116.65     360   1-Mar-30   $132,331.79  80.00
5727445   INDIANAPOLIS        IN     46226   SFD      8.875     7.500       $353.66     360   1-Feb-30    $44,245.44  70.00
5727450   HOUSTON             TX     77057   LCO      9.125     7.500       $387.29     360   1-Mar-30    $47,023.05  85.00
5727459   INDIANAPOLIS        IN     46220   SFD      8.875     7.500       $807.58     360   1-Feb-30   $101,032.81  70.00
5727465   PALM BAY            FL     32907   SFD      9.250     7.500       $275.60     360   1-Mar-30    $33,375.56  51.54
5727472   BLUE SPRINGS        MO     64015   SFD      9.875     7.500       $742.44     360   1-Apr-30    $85,057.92  90.00
5727900   SPRINGFIELD         MA     01108   MF4      9.500     7.500       $855.15     360   1-Dec-29   $101,181.56  90.00
5727914   WOONSOCKET          RI     02895   MF3      8.875     7.500       $572.87     360   1-Mar-30    $71,711.06  80.00
5727926   EAST ORANGE         NJ     07018   MF2      9.625     7.500       $512.55     360   1-Mar-30    $60,063.47  90.00
5727939   PANAMA CITY         FL     32404   PUD      9.375     7.500       $407.56     360   1-Mar-30    $48,651.10  79.03
5727943   KANSAS CITY         MO     64125   SFD      9.875     7.500       $224.91     360   1-Mar-30    $25,815.51  70.00
5727949   BROOKVILLE          OH     45309   SFD      9.125     7.500       $533.75     360   1-Mar-30    $65,349.94  80.00
5727982   TRANECK             NJ     07666   SFD      9.125     7.500       $781.09     360   1-Mar-30    $95,634.11  79.93
5727989   KANSAS CITY         MO     64155   SFD      9.500     7.500       $454.07     360   1-Feb-30    $53,769.64  90.00
5727997   AUSTIN              TX     78744   SFD      9.000     7.500       $496.05     360   1-Feb-30    $61,347.47  90.00
5728023   ARLINGTON           TX     76014   MF4      9.000     7.500     $1,383.96     360   1-Feb-30   $171,228.29  80.00
5728036   ELLIOTT             IL     60933   SFD      9.125     7.500       $507.71     360   1-Feb-30    $61,305.54  80.00
5728050   TUCSON              AZ     85716   MF2      9.500     7.500       $779.47     360   1-Mar-30    $91,713.85  90.00
5728058   HAPEVILLE           GA     30354   SFD      9.750     7.500       $394.36     360   1-Mar-30    $45,746.33  90.00
5728070   FULTON              NY     13069   MF4      8.875     7.500       $479.78     360   1-Mar-30    $60,058.01  90.00
5728532   AKRON               OH     44310   MF2      9.875     7.500       $625.21     360   1-Mar-30    $71,725.74  90.00
5728551   CLEVELAND           OH     44110   SFD      9.750     7.500       $337.65     360   1-Mar-30    $39,168.46  89.93
5728567   WILMINGTON          NC     28411   SFD      9.000     7.500     $1,243.15     360   1-Mar-30   $153,895.75  75.55
5728590   FORT WAYNE          IN     46835   MF4      9.750     7.500     $1,097.57     360   1-Mar-30   $127,322.48  94.98
5728596   ROCKFORD            IL     61101   SFD      9.750     7.500       $216.51     360   1-Feb-30    $25,103.18  90.00
5728606   BLOOMINGDALE        NJ     07403   SFD      9.000     7.500       $611.52     360   1-Feb-30    $75,626.77  80.00
5728625   AUSTIN              TX     78744   SFD      9.000     7.500       $514.16     360   1-Feb-30    $63,607.53  90.00
5728640   AUSTIN              TX     78744   SFD      8.750     7.500       $446.06     360   1-Feb-30    $56,432.27  90.00
5728659   TOLEDO              OH     43612   MF2      9.000     7.500       $568.47     360   1-Apr-30    $70,384.55  90.00
5728673   NORTH PLAINFIELD    NJ     07060   MF2      8.625     7.500     $1,393.80     360   1-Mar-30   $178,443.23  80.00
5728678   ST LOUIS            MO     63118   MF4      9.750     7.500       $394.36     360   1-Mar-30    $45,661.52  90.00
5729092   PORTSMOUTH          VA     23704   SFD      9.250     7.500       $213.08     360   1-Feb-30    $25,789.58  64.75
5729123   WILMINGTON          NC     28409   SFD      9.375     7.500     $1,730.04     360   1-Mar-30   $207,247.26  80.00
5729131   HOPKINTON           RI     02832   SFD      7.875     7.500       $732.33     360   1-Mar-29    $99,357.25  58.72
5729148   PENDLETON           IN     46064   MF4      8.625     7.500       $948.91     360   1-Mar-30   $121,484.76  80.00
5729157   VIRGINIA BEACH      VA     23454   LCO      8.875     7.500       $698.18     360   1-Mar-30    $87,397.88  75.00
5729226   ST LOUIS            MO     63104   SFD      9.750     7.500       $605.71     360   1-Mar-30    $70,264.03  60.00
5729234   WICHITA             KS     67213   MF4      9.500     7.500       $491.90     360   1-Feb-30    $58,263.33  90.00
5729241   SPRINGFIELD         MA     01104   MF2      9.125     7.500       $443.03     360   1-Apr-30    $54,272.77  90.00
5729250   PHILADELPHIA        PA     19114   MF2      9.375     7.500       $511.11     360   1-Mar-30    $61,040.71  89.97
5729266   PHILADELPHIA        PA     19143   MF3      9.625     7.500       $749.70     360   1-Jan-29    $87,807.22  90.00
5731893   ST PETERS           MO     63376   SFD      8.875     7.500       $636.52     360   1-Nov-29    $79,453.71  85.11
5731903   ST LOUIS            MO     63116   MF4      9.625     7.500       $590.75     360   1-Nov-29    $69,104.16  86.88
5787242   CHICAGO             IL     60657   MF4      8.625     7.500     $2,877.82     360   1-Jun-30   $368,980.16  71.15

                                                                                                      $42,106,923.66

TABLE (CONTINUED)

(i)          (xii)       (xiii)    (xv)      (xvi)
--------     ---------   -------   -------   --------

MORTGAGE     MORTGAGE              MASTER    FIXED
LOAN         INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER       CODE        FEE       FEE       YIELD
--------     ---------   -------   -------   --------

4980734        11         0.250     0.017      0.000
4996233        11         0.250     0.017      0.108
5135890        01         0.250     0.017      0.483
5136069        06         0.250     0.017      1.483
5136073                   0.250     0.017      0.733
5150751                   0.250     0.017      0.483
5150792        17         0.250     0.017      1.233
5151297                   0.250     0.017      1.233
5151428        17         0.250     0.017      1.108
5152151                   0.250     0.017      0.000
5152375        33         0.250     0.017      1.233
5152411        13         0.250     0.017      1.108
5152442        13         0.250     0.017      0.983
5152462                   0.250     0.017      0.608
5152482                   0.250     0.017      1.233
5152497                   0.250     0.017      1.608
5152550        11         0.250     0.017      1.483
5152565        11         0.250     0.017      1.233
5152577                   0.250     0.017      1.108
5152593        11         0.250     0.017      0.358
5152595        13         0.250     0.017      0.358
5152622                   0.250     0.017      1.108
5152631                   0.250     0.017      1.108
5152645                   0.250     0.017      0.358
5152666                   0.250     0.017      1.108
5152683        11         0.250     0.017      0.983
5155629                   0.250     0.017      0.233
5712166                   0.250     0.017      0.733
5722481                   0.250     0.017      1.733
5722482        01         0.250     0.017      2.108
5722485        06         0.250     0.017      1.858
5722489        12         0.250     0.017      2.108
5722492        12         0.250     0.017      1.233
5722493        01         0.250     0.017      1.608
5722498        01         0.250     0.017      2.108
5722500        12         0.250     0.017      1.983
5722505                   0.250     0.017      1.483
5722508        01         0.250     0.017      1.358
5722511        06         0.250     0.017      1.858
5722512        12         0.250     0.017      1.983
5722518        01         0.250     0.017      1.608
5722519                   0.250     0.017      0.733
5722520                   0.250     0.017      0.983
5722522                   0.250     0.017      0.858
5722523        01         0.250     0.017      1.108
5722530                   0.250     0.017      0.983
5722534        01         0.250     0.017      1.233
5722543                   0.250     0.017      1.358
5722548                   0.250     0.017      1.483
5722563        06         0.250     0.017      1.858
5722574        06         0.250     0.017      1.733
5722576        06         0.250     0.017      1.608
5722582                   0.250     0.017      0.608
5722585                   0.250     0.017      2.108
5722741        06         0.250     0.017      1.233
5722747                   0.250     0.017      1.108
5722751                   0.250     0.017      1.608
5722752                   0.250     0.017      1.608
5722757                   0.250     0.017      1.108
5722763        06         0.250     0.017      1.608
5722765                   0.250     0.017      1.108
5722767                   0.250     0.017      1.483
5722774        06         0.250     0.017      2.108
5722777        06         0.250     0.017      1.733
5722785        06         0.250     0.017      0.608
5722786        01         0.250     0.017      1.733
5722789        06         0.250     0.017      1.983
5722810        13         0.250     0.017      2.108
5722836                   0.250     0.017      1.108
5722869                   0.250     0.017      0.608
5723320        11         0.250     0.017      1.983
5723330        11         0.250     0.017      1.733
5723344        11         0.250     0.017      2.108
5723357        11         0.250     0.017      2.108
5723367                   0.250     0.017      0.733
5723369        06         0.250     0.017      1.608
5723370                   0.250     0.017      2.108
5723373        33         0.250     0.017      2.108
5723375                   0.250     0.017      2.108
5723380                   0.250     0.017      2.108
5723387                   0.250     0.017      2.108
5723391        33         0.250     0.017      2.108
5723523        12         0.250     0.017      1.733
5723525        11         0.250     0.017      1.858
5723612                   0.250     0.017      1.733
5723638                   0.250     0.017      1.483
5723650        13         0.250     0.017      1.483
5723660        13         0.250     0.017      1.108
5723667                   0.250     0.017      0.858
5723692        06         0.250     0.017      0.983
5723694                   0.250     0.017      0.733
5723717                   0.250     0.017      1.233
5723719                   0.250     0.017      0.733
5723733                   0.250     0.017      0.858
5723737                   0.250     0.017      1.608
5723741                   0.250     0.017      0.608
5723742                   0.250     0.017      0.983
5723746        13         0.250     0.017      1.858
5723748        13         0.250     0.017      0.608
5723753                   0.250     0.017      0.983
5723757                   0.250     0.017      0.483
5723764        06         0.250     0.017      1.108
5723769                   0.250     0.017      0.983
5723771        13         0.250     0.017      0.983
5723777                   0.250     0.017      1.483
5723782        06         0.250     0.017      1.108
5723783        13         0.250     0.017      1.108
5723800                   0.250     0.017      0.608
5723807        06         0.250     0.017      1.483
5723812                   0.250     0.017      1.733
5723813                   0.250     0.017      1.108
5723817                   0.250     0.017      1.358
5723819        06         0.250     0.017      1.108
5723824        06         0.250     0.017      1.733
5723827                   0.250     0.017      0.233
5723834                   0.250     0.017      0.858
5723839                   0.250     0.017      1.733
5723843                   0.250     0.017      0.983
5723845                   0.250     0.017      1.733
5723855        06         0.250     0.017      0.608
5723856        13         0.250     0.017      0.733
5723860                   0.250     0.017      0.983
5723864        13         0.250     0.017      1.233
5723865                   0.250     0.017      0.483
5723868                   0.250     0.017      1.108
5723869                   0.250     0.017      1.233
5723882                   0.250     0.017      0.983
5723911                   0.250     0.017      1.858
5723916                   0.250     0.017      1.108
5723918                   0.250     0.017      1.233
5723922                   0.250     0.017      0.858
5723923                   0.250     0.017      0.608
5723925                   0.250     0.017      1.108
5723926                   0.250     0.017      0.000
5723930                   0.250     0.017      0.608
5723934                   0.250     0.017      0.733
5723938                   0.250     0.017      0.608
5723963                   0.250     0.017      1.358
5723975                   0.250     0.017      1.983
5723980        06         0.250     0.017      0.733
5723984                   0.250     0.017      0.858
5723997                   0.250     0.017      0.733
5724004                   0.250     0.017      0.483
5724041                   0.250     0.017      0.608
5724043                   0.250     0.017      1.483
5724045                   0.250     0.017      0.233
5724052        06         0.250     0.017      1.233
5724054                   0.250     0.017      1.483
5724057                   0.250     0.017      1.858
5724059        06         0.250     0.017      0.733
5724061                   0.250     0.017      1.233
5724062                   0.250     0.017      1.483
5724068                   0.250     0.017      1.733
5724070                   0.250     0.017      0.483
5724071        06         0.250     0.017      1.733
5724072        06         0.250     0.017      1.108
5724078                   0.250     0.017      0.608
5724080                   0.250     0.017      1.483
5724083                   0.250     0.017      1.108
5724085        06         0.250     0.017      0.733
5724088        01         0.250     0.017      1.108
5724090                   0.250     0.017      0.983
5724092                   0.250     0.017      1.483
5724096                   0.250     0.017      0.983
5724098        01         0.250     0.017      1.108
5724101                   0.250     0.017      1.858
5724106        13         0.250     0.017      0.608
5724108                   0.250     0.017      1.233
5724118        06         0.250     0.017      1.108
5724120        13         0.250     0.017      1.108
5724126                   0.250     0.017      1.358
5724129                   0.250     0.017      1.108
5724134        13         0.250     0.017      1.108
5724139                   0.250     0.017      0.858
5724142                   0.250     0.017      0.108
5724147                   0.250     0.017      1.483
5724151                   0.250     0.017      0.358
5724154                   0.250     0.017      1.108
5724159        13         0.250     0.017      1.108
5724163                   0.250     0.017      0.733
5724164                   0.250     0.017      1.108
5724172                   0.250     0.017      0.983
5724177                   0.250     0.017      0.858
5724186                   0.250     0.017      1.358
5724192        06         0.250     0.017      0.233
5724197                   0.250     0.017      0.733
5724200        06         0.250     0.017      0.983
5724205                   0.250     0.017      1.983
5724208        06         0.250     0.017      1.733
5724213                   0.250     0.017      0.733
5724217        13         0.250     0.017      1.108
5724221                   0.250     0.017      0.233
5724225                   0.250     0.017      0.983
5724232                   0.250     0.017      0.733
5724242        06         0.250     0.017      1.108
5724244                   0.250     0.017      0.233
5724247                   0.250     0.017      1.233
5724250        06         0.250     0.017      1.733
5724253                   0.250     0.017      1.483
5724256        13         0.250     0.017      0.483
5724257                   0.250     0.017      1.358
5724262                   0.250     0.017      1.233
5724268                   0.250     0.017      1.108
5724274                   0.250     0.017      1.108
5724275        06         0.250     0.017      1.858
5724276        06         0.250     0.017      1.858
5724278                   0.250     0.017      0.983
5724285                   0.250     0.017      0.858
5724288                   0.250     0.017      1.108
5724294                   0.250     0.017      0.858
5724298                   0.250     0.017      1.108
5724470        13         0.250     0.017      1.733
5724474        06         0.250     0.017      0.733
5724476                   0.250     0.017      0.983
5724477                   0.250     0.017      0.983
5724479                   0.250     0.017      1.233
5724482                   0.250     0.017      0.983
5724483        06         0.250     0.017      1.233
5724484        06         0.250     0.017      1.733
5724485        01         0.250     0.017      1.733
5724486                   0.250     0.017      1.233
5724489        13         0.250     0.017      0.983
5724491        13         0.250     0.017      0.858
5724494                   0.250     0.017      1.483
5724495        13         0.250     0.017      0.983
5724498        06         0.250     0.017      0.983
5724500        12         0.250     0.017      1.233
5724501        12         0.250     0.017      0.733
5724504                   0.250     0.017      0.858
5724506        13         0.250     0.017      1.233
5724507        06         0.250     0.017      1.233
5724508                   0.250     0.017      0.983
5724509                   0.250     0.017      1.108
5724510        13         0.250     0.017      1.733
5724524        13         0.250     0.017      1.608
5724525                   0.250     0.017      0.233
5724528                   0.250     0.017      0.983
5724530                   0.250     0.017      0.983
5724531                   0.250     0.017      1.233
5724533                   0.250     0.017      1.608
5724537        01         0.250     0.017      1.858
5724539                   0.250     0.017      1.733
5724541                   0.250     0.017      1.233
5724544        13         0.250     0.017      1.858
5724546                   0.250     0.017      1.608
5724549        06         0.250     0.017      1.733
5724551                   0.250     0.017      1.108
5724553        13         0.250     0.017      1.608
5724556        06         0.250     0.017      1.483
5724557                   0.250     0.017      0.608
5724558        01         0.250     0.017      1.108
5724560        01         0.250     0.017      1.608
5724561        13         0.250     0.017      1.858
5724564        01         0.250     0.017      1.608
5724569                   0.250     0.017      1.608
5724573                   0.250     0.017      1.608
5724574        06         0.250     0.017      1.983
5724580        12         0.250     0.017      1.108
5724585        06         0.250     0.017      0.483
5724587                   0.250     0.017      1.108
5724594        13         0.250     0.017      1.358
5724599                   0.250     0.017      1.108
5724600        13         0.250     0.017      1.483
5724605                   0.250     0.017      0.483
5724606        01         0.250     0.017      1.733
5724607                   0.250     0.017      0.858
5724610        06         0.250     0.017      1.733
5724619                   0.250     0.017      1.483
5724623        06         0.250     0.017      1.108
5724630                   0.250     0.017      1.108
5724633                   0.250     0.017      1.233
5724640                   0.250     0.017      1.108
5724648                   0.250     0.017      0.983
5724651                   0.250     0.017      1.608
5724652                   0.250     0.017      1.358
5724655        06         0.250     0.017      1.608
5724656                   0.250     0.017      0.608
5724660                   0.250     0.017      1.608
5724663                   0.250     0.017      1.233
5724665        06         0.250     0.017      1.108
5724668        13         0.250     0.017      1.483
5724669                   0.250     0.017      1.108
5724672                   0.250     0.017      1.733
5724673        13         0.250     0.017      1.733
5724674        06         0.250     0.017      0.733
5724676        01         0.250     0.017      1.858
5724678                   0.250     0.017      1.108
5724683        06         0.250     0.017      1.733
5724684                   0.250     0.017      0.733
5724688                   0.250     0.017      0.983
5724691        01         0.250     0.017      1.858
5724697        13         0.250     0.017      1.733
5724702                   0.250     0.017      0.608
5724705        06         0.250     0.017      1.733
5724707        01         0.250     0.017      0.608
5724708        06         0.250     0.017      1.483
5724709                   0.250     0.017      0.733
5724714                   0.250     0.017      0.858
5724717        13         0.250     0.017      1.108
5724721        12         0.250     0.017      1.608
5724723        06         0.250     0.017      1.108
5724727        13         0.250     0.017      1.733
5724730                   0.250     0.017      1.483
5724736        06         0.250     0.017      1.733
5724739        12         0.250     0.017      0.858
5724743        13         0.250     0.017      1.608
5724747                   0.250     0.017      1.358
5724750        06         0.250     0.017      0.983
5724755                   0.250     0.017      0.983
5724758                   0.250     0.017      1.858
5724762        06         0.250     0.017      2.108
5724764        06         0.250     0.017      1.858
5724766                   0.250     0.017      1.108
5724768                   0.250     0.017      1.108
5724774                   0.250     0.017      0.983
5724781                   0.250     0.017      1.108
5724798        13         0.250     0.017      1.483
5724804        06         0.250     0.017      1.233
5724809        12         0.250     0.017      1.358
5726131                   0.250     0.017      1.233
5726141                   0.250     0.017      1.483
5726155        11         0.250     0.017      2.108
5726167        11         0.250     0.017      1.733
5726173                   0.250     0.017      1.733
5726178                   0.250     0.017      1.733
5726197        11         0.250     0.017      1.858
5726203        06         0.250     0.017      1.483
5726209        11         0.250     0.017      2.108
5726225                   0.250     0.017      0.483
5726234        11         0.250     0.017      1.733
5726247                   0.250     0.017      0.983
5726258                   0.250     0.017      1.733
5726262        11         0.250     0.017      1.733
5726273                   0.250     0.017      1.733
5726279                   0.250     0.017      1.233
5726290                   0.250     0.017      1.983
5726291                   0.250     0.017      1.233
5726299        11         0.250     0.017      1.608
5726309        13         0.250     0.017      1.483
5726317                   0.250     0.017      1.483
5726337        06         0.250     0.017      1.483
5726347                   0.250     0.017      1.233
5726353        06         0.250     0.017      1.483
5726358        11         0.250     0.017      2.108
5726363        11         0.250     0.017      2.108
5726370        11         0.250     0.017      2.108
5726376        11         0.250     0.017      2.108
5726407                   0.250     0.017      1.483
5726418        11         0.250     0.017      1.733
5726437        13         0.250     0.017      2.108
5726449        11         0.250     0.017      1.733
5726479        11         0.250     0.017      1.608
5727405        11         0.250     0.017      1.483
5727443                   0.250     0.017      1.733
5727445                   0.250     0.017      1.108
5727450        11         0.250     0.017      1.358
5727459                   0.250     0.017      1.108
5727465                   0.250     0.017      1.483
5727472        11         0.250     0.017      2.108
5727900        11         0.250     0.017      1.733
5727914                   0.250     0.017      1.108
5727926        33         0.250     0.017      1.858
5727939                   0.250     0.017      1.608
5727943                   0.250     0.017      2.108
5727949                   0.250     0.017      1.358
5727982                   0.250     0.017      1.358
5727989        11         0.250     0.017      1.733
5727997        11         0.250     0.017      1.233
5728023                   0.250     0.017      1.233
5728036                   0.250     0.017      1.358
5728050        13         0.250     0.017      1.733
5728058        11         0.250     0.017      1.983
5728070        11         0.250     0.017      1.108
5728532        06         0.250     0.017      2.108
5728551        11         0.250     0.017      1.983
5728567                   0.250     0.017      1.233
5728590        13         0.250     0.017      1.983
5728596        11         0.250     0.017      1.983
5728606                   0.250     0.017      1.233
5728625        11         0.250     0.017      1.233
5728640        11         0.250     0.017      0.983
5728659        06         0.250     0.017      1.233
5728673                   0.250     0.017      0.858
5728678        11         0.250     0.017      1.983
5729092                   0.250     0.017      1.483
5729123                   0.250     0.017      1.608
5729131                   0.250     0.017      0.108
5729148                   0.250     0.017      0.858
5729157                   0.250     0.017      1.108
5729226                   0.250     0.017      1.983
5729234        11         0.250     0.017      1.733
5729241        11         0.250     0.017      1.358
5729250        11         0.250     0.017      1.608
5729266        33         0.250     0.017      1.858
5731893        11         0.250     0.017      1.108
5731903        11         0.250     0.017      1.858
5787242                   0.250     0.017      0.858




WFALT
WFALT   2000-01 EXHIBIT 3(Part B)
30 YEAR FIXED RATE CONFORMING LIMIT LOANS



(i)        (xvii)                          (xviii)
-----      -----------                     -----------

MORTGAGE                                   NMI
LOAN                                       LOAN
NUMBER     SERVICER                        SELLER
--------   -----------------------------   ------------------------------
 4980734   FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
 4996233   FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
 5135890   FT MORTGAGE COMPANIES           FT MORTGAGE COMPANIES
 5136069   FT MORTGAGE COMPANIES           FT MORTGAGE COMPANIES
 5136073   FT MORTGAGE COMPANIES           FT MORTGAGE COMPANIES
 5150751   DOWNEY SAVINGS & LOAN ASSOC     DOWNEY SAVINGS & LOAN ASSOC
 5150792   DOWNEY SAVINGS & LOAN ASSOC     DOWNEY SAVINGS & LOAN ASSOC
 5151297   DOWNEY SAVINGS & LOAN ASSOC     DOWNEY SAVINGS & LOAN ASSOC
 5151428   DOWNEY SAVINGS & LOAN ASSOC     DOWNEY SAVINGS & LOAN ASSOC
 5152151   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152375   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152411   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152442   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152462   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152482   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152497   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152550   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152565   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152577   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152593   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152595   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152622   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152631   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152645   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152666   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5152683   BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
 5155629   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5712166   MERRILL LYNCH CREDIT CORP.      MERRILL LYNCH CREDIT CORP.
 5722481   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722482   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722485   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722489   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722492   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722493   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722498   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722500   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722505   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722508   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722511   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722512   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722518   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722519   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722520   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722522   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722523   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722530   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722534   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722543   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722548   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722563   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722574   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722576   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722582   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722585   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722741   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722747   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722751   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722752   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722757   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722763   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722765   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722767   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722774   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722777   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722785   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722786   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722789   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722810   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722836   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5722869   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723320   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723330   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723344   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723357   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723367   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723369   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723370   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723373   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723375   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723380   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723387   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723391   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723523   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723525   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5723612   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723638   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723650   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723660   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723667   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723692   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723694   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723717   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723719   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723733   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723737   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723741   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723742   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723746   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723748   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723753   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723757   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723764   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723769   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723771   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723777   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723782   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723783   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723800   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723807   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723812   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723813   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723817   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723819   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723824   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723827   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723834   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723839   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723843   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723845   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723855   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723856   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723860   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723864   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723865   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723868   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723869   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723882   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723911   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723916   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723918   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723922   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723923   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723925   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723926   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723930   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723934   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723938   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723963   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723975   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723980   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723984   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5723997   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724004   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724041   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724043   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724045   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724052   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724054   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724057   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724059   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724061   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724062   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724068   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724070   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724071   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724072   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724078   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724080   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724083   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724085   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724088   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724090   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724092   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724096   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724098   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724101   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724106   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724108   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724118   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724120   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724126   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724129   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724134   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724139   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724142   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724147   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724151   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724154   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724159   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724163   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724164   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724172   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724177   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724186   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724192   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724197   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724200   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724205   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724208   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724213   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724217   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724221   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724225   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724232   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724242   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724244   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724247   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724250   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724253   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724256   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724257   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724262   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724268   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724274   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724275   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724276   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724278   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724285   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724288   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724294   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724298   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724470   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724474   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724476   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724477   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724479   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724482   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724483   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724484   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724485   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724486   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724489   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724491   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724494   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724495   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724498   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724500   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724501   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724504   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724506   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724507   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724508   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724509   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724510   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724524   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724525   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724528   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724530   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724531   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724533   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724537   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724539   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724541   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724544   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724546   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724549   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724551   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724553   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724556   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724557   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724558   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724560   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724561   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724564   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724569   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724573   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724574   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724580   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724585   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724587   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724594   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724599   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724600   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724605   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724606   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724607   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724610   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724619   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724623   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724630   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724633   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724640   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724648   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724651   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724652   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724655   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724656   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724660   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724663   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724665   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724668   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724669   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724672   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724673   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724674   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724676   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724678   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724683   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724684   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724688   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724691   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724697   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724702   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724705   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724707   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724708   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724709   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724714   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724717   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724721   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724723   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724727   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724730   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724736   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724739   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724743   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724747   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724750   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724755   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724758   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724762   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724764   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724766   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724768   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724774   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724781   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724798   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724804   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5724809   FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
 5726131   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726141   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726155   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726167   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726173   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726178   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726197   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726203   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726209   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726225   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726234   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726247   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726258   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726262   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726273   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726279   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726290   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726291   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726299   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726309   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726317   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726337   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726347   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726353   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726358   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726363   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726370   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726376   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726407   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726418   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726437   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726449   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5726479   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727405   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727443   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727445   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727450   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727459   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727465   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727472   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727900   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727914   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727926   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727939   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727943   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727949   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727982   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727989   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5727997   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728023   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728036   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728050   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728058   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728070   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728532   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728551   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728567   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728590   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728596   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728606   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728625   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728640   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728659   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728673   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5728678   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729092   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729123   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729131   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729148   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729157   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729226   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729234   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729241   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729250   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5729266   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5731893   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5731903   NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
 5787242   ABN AMRO MORTGAGE GROUP INC     ABN AMRO MORTGAGE GROUP INC



COUNT:                   397
WAC:             8.966902409
WAM:             350.7901898
WALTV:           81.09065406

                                  EXHIBIT F-3C

       [Schedule of Group III Mortgage Loans Serviced by Other Servicers]



WFALT
WFALT   2000-01 EXHIBIT F-3C
30 YEAR FIXED RATE NON CONFORMING LIMIT LOANS


(i)       (ii)                                 (iii)      (iv)       (v)        (vi)      (vii)     (viii)
-------------------------------------------------------------------------------------------------------------
                                                                     NET
MORTGAGE                                                   MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
LOAN                                    ZIP    PROPERTY    INTEREST  INTEREST  MONTHLY   TERM TO   MATURITY
NUMBER  CITY                    STATE   CODE   TYPE        RATE      RATE      PAYMENT   MATURITY  DATE
------------------------------------------------------------------------------------------------------------
4986947 NEWPORT BEACH           CA      92662   SFD         8.000    7.500    $5,576.62    360     1-Sep-28
4995931 PRESCOTT                AZ      86303   SFD         7.000    6.733    $1,896.12    360     1-Mar-29
5150772 SAN JOSE                CA      95126   SFD         8.500    7.500    $2,114.52    360     1-Jan-30
5151280 SANTA BARBARA           CA      93105   SFD         8.500    7.500    $2,101.51    360     1-Jan-30
5151288 VENICE                  CA      90291   SFD         8.375    7.500    $2,536.75    360     1-Jan-30
5151432 ORINDA                  CA      94563   SFD         9.000    7.500    $3,186.31    360     1-Jan-30
5152179 MORGAN HILL             CA      95037   SFD         8.250    7.500    $5,409.12    360     1-Dec-29
5152208 YACHATS                 OR      97498   SFD         8.000    7.500    $2,747.95    360     1-Dec-29
5152423 WOODSIDE                NY      11377   MF2         8.625    7.500    $2,756.10    360     1-Jan-30
5152515 SAN FRANCISCO           CA      94110   MF3         8.250    7.500    $3,756.33    360     1-Jan-30
5152522 PORTLAND                OR      97215   SFD         8.375    7.500    $4,188.00    360     1-Jan-30
5155598 PHOENIX                 AZ      85044   SFD         8.750    7.500    $3,835.17    360     1-Jan-30
5156241 SACRAMENTO              CA      95864   SFD         8.125    7.500    $2,413.12    360     1-Jan-30
5156293 BRENTWOOD               CA      94513   SFD         8.125    7.500    $2,409.40    360     1-Jan-30
5156300 LOS ANGELES             CA      90043   SFD         8.000    7.500    $2,993.76    360     1-Dec-29
5156420 OWINGS MILLS            MD      21117   PUD         8.250    7.500    $2,058.47    360     1-Jan-30
5722758 WALNUT CREEK            CA      94598   SFD         9.125    7.500    $2,505.99    360     1-Mar-30
5722760 IRVINE                  CA      92606   SFD         9.500    7.500    $2,387.19    360     1-Mar-30
5722855 SCOTTSBORO              AL      35769   SFD         9.000    7.500    $2,413.87    360     1-Mar-30
5723310 EDISON                  NJ      08837   SFD         8.875    7.500    $3,023.46    360     1-Apr-30
5723685 NAGS HEAD               NC      27959   SFD         8.875    7.500    $5,012.57    360     1-Nov-29
5723715 AVONDALE                PA      19311   SFD         8.875    7.500    $3,439.18    360     1-Dec-29
5723730 DENVER                  CO      80220   SFD         8.500    7.500    $2,652.75    360     1-Jan-30
5723775 DES PLAINES             IL      60016   SFD         8.750    7.500    $2,942.26    360     1-Nov-29
5723785 BRUSH PRAIRIE           WA      98606   SFD         8.375    7.500    $2,280.22    360     1-Nov-29
5723859 WATERFORD               VA      20197   PUD         8.375    7.500    $3,040.29    360     1-Feb-30
5723866 ST CHARLES              IL      60175   SFD         9.750    7.500    $3,324.93    360     1-Feb-30
5723878 GOLD CANYON             AZ      85219   SFD         9.000    7.500    $2,701.21    360     1-Mar-30
5723894 NAPERVILLE              IL      60540   SFD         9.250    7.500    $3,978.05    360     1-Feb-30
5723921 NAGS HEAD               NC      27959   PUD         7.875    7.500    $3,625.35    360     1-Jan-30
5723933 NAGS HEAD               NC      27959   SFD         8.750    7.500    $2,624.44    360     1-Feb-30
5723945 NAGS HEAD               NC      27959   SFD         9.750    7.500    $4,746.83    360     1-Jan-30
5723952 PETALUMA                CA      94952   SFD         9.125    7.500    $3,482.35    360     1-Feb-30
5723960 ATLANTA                 GA      30309   SFD         8.875    7.500    $2,705.19    360     1-Nov-29
5723967 MOUNT PLEASANT          SC      29466   SFD         8.625    7.500    $2,282.42    360     1-Jan-30
5778339 BOULDER                 CO      80303   SFD         8.500    7.500    $2,091.44    360     1-Jun-30
5784813 CHICAGO                 IL      60613   MF3         7.750    7.483    $3,599.97    360     1-Sep-29
5803423 RANCHO MIRAGE           CA      92260   SFD         8.500    7.500    $2,244.46    360     1-Jun-30
5803432 SAN LORENZO             CA      94580   SFD         9.000    7.500    $2,171.68    360     1-Jul-30



WFALT
WFALT   2000-01 EXHIBIT 3
30 YEAR FIXED RATE NON CONFORMING LIMIT LOANS
(continued)


(i)       (ix)           (x)  (xi)    (xii)     (xiii)  (xv)      (xvi)
-------------------------------------------------------------------------
          CUT-OFF
MORTGAGE  DATE                        MORTGAGE           MASTER   FIXED
LOAN      PRINCIPAL                   INSURANCE  SERVICE SERVICE  RETAINED
NUMBER    BALANCE        LTV  SUBSIDY   CODE     FEE     FEE      YIELD
-------------------------------------------------------------------------
4986947   $746,177.21   42.22                    0.250    0.017   0.233
4995931   $280,320.28   74.03                    0.250    0.017   0.000
5150772   $273,457.39   77.46                    0.250    0.017   0.733
5151280   $271,774.87   62.83                    0.250    0.017   0.733
5151288   $331,700.83   74.17                    0.250    0.017   0.608
5151432   $393,993.79   80.00                    0.250    0.017   1.233
5152179   $715,256.83   80.00                    0.250    0.017   0.483
5152208   $371,864.04   89.99            13      0.250    0.017   0.233
5152423   $352,412.06   95.00            11      0.250    0.017   0.858
5152515   $497,050.35   80.00                    0.250    0.017   0.483
5152522   $547,830.23   74.97                    0.250    0.017   0.608
5155598   $484,900.76   75.00                    0.250    0.017   0.983
5156241   $323,033.96   75.58                    0.250    0.017   0.358
5156293   $322,533.25   72.11                    0.250    0.017   0.358
5156300   $405,020.94   80.00                    0.250    0.017   0.233
5156420   $272,279.96   76.11                    0.250    0.017   0.483
5722758   $306,826.15   80.00                    0.250    0.017   1.358
5722760   $282,898.95   79.97                    0.250    0.017   1.733
5722855   $298,433.11   73.17                    0.250    0.017   1.233
5723310   $378,697.86   80.00                    0.250    0.017   1.108
5723685   $625,967.95   70.00                    0.250    0.017   1.108
5723715   $423,945.84   65.00                    0.250    0.017   1.108
5723730   $343,064.82   75.00                    0.250    0.017   0.733
5723775   $371,544.84   85.00            06      0.250    0.017   0.983
5723785   $297,775.04   79.16                    0.250    0.017   0.608
5723859   $397,486.29   76.19                    0.250    0.017   0.608
5723866   $385,513.82   70.36                    0.250    0.017   1.983
5723878   $334,398.11   83.93            13      0.250    0.017   1.233
5723894   $481,489.55   95.00                    0.250    0.017   1.483
5723921   $496,820.55   74.07                    0.250    0.017   0.108
5723933   $331,010.08   80.00                    0.250    0.017   0.983
5723945   $550,103.25   65.00                    0.250    0.017   1.983
5723952   $426,126.66   80.00                    0.250    0.017   1.358
5723960   $337,824.03   80.00                    0.250    0.017   1.108
5723967   $291,812.90   90.00                    0.250    0.017   0.858
5778339   $271,333.87   76.19                    0.250    0.017   0.733
5784813   $497,445.92   75.00                    0.250    0.017   0.000
5803423   $291,185.11   70.00                    0.250    0.017   0.733
5803432   $269,454.38   90.00            12      0.250    0.017   1.233

       $15,280,765.83

WFALT
WFALT   2000-01 EXHIBIT 3(Part B)
30 YEAR FIXED RATE NON CONFORMING LIMIT LOANS


(i)        (xvii)                            (xviii)
----------------------------------------------------------------------
MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER     SERVICER                           SELLER
----------------------------------------------------------------------

4986947 MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
4995931 FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5150772 DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5151280 DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5151288 DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5151432 DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5152179 BANK UNITED OF TEXAS               BANK UNITED OF TEXAS
5152208 BANK UNITED OF TEXAS               BANK UNITED OF TEXAS
5152423 BANK UNITED OF TEXAS               BANK UNITED OF TEXAS
5152515 BANK UNITED OF TEXAS               BANK UNITED OF TEXAS
5152522 BANK UNITED OF TEXAS               BANK UNITED OF TEXAS
5155598 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156241 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156293 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156300 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156420 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5722758 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5722760 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5722855 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5723310 NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5723685 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723715 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723730 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723775 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723785 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723859 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723866 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723878 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723894 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723921 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723933 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723945 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723952 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723960 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5723967 FIRST HORIZON HOME LOAN CORP       FIRST HORIZON HOME LOAN CORP
5778339 FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5784813 ABN AMRO MORTGAGE GROUP INC        ABN AMRO MORTGAGE GROUP INC
5803423 COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5803432 COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.

COUNT:                         39
WAC:                  8.584019724
WAM:                  350.2224225
WALTV:                75.95209236


                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

LOAN INFORMATION
         Name of Mortgagor:                                   _______________________________________________________

         Servicer
         Loan No.:                                            _______________________________________________________

CUSTODIAN/TRUST ADMINISTRATOR

         Name:                                                _______________________________________________________

         Address:                                             _______________________________________________________

                                                              _______________________________________________________

         Custodian/Trust Administrator
         Mortgage File No.:                                   _______________________________________________________

SELLER

         Name:                                                _______________________________________________________

         Address:                                             _______________________________________________________

                                                              _______________________________________________________

         Certificates:                                         Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1

                  The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of October 27, 2000 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  ) Mortgage recorded on _____________________ as instrument no.
     ______________ in the County Recorder's Office of the County of
     ____________________, State of

_______________________ in book/reel/docket ____________________ of official records at page/image ____________.

(  ) Deed of Trust recorded on ____________________ as instrument no.
     _________________ in the County Recorder's Office of the County of
     ___________________, State of _________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ______________ in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( )      _____________________________________________

         ( )      _____________________________________________

         ( )      _____________________________________________

         ( )      _____________________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

         (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION



                                By:
                                    __________________________________________
                                    Name:
                                    Title:

Date: ________________, 19__

                                    EXHIBIT H

                                       AFFIDAVIT PURSUANT TO SECTION
                                       860E(e)(4) OF THE INTERNAL
                                       REVENUE CODE OF 1986, AS AMENDED, AND FOR
                                       NON-ERISA INVESTORS



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


                   [NAME OF OFFICER], being first duly sworn, deposes and says:

   1._______That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

   2._______That the Purchaser's Taxpayer Identification Number is [ ].

   3._______That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class II-A-R Certificate (the "Class II-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

   4._______That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class II-A-R Certificate as they become due.

   5._______That the Purchaser understands that it may incur tax liabilities with respect to the Class II-A-R Certificate in excess of cash flows generated by the Class II-A-R Certificate.

   6._______That the Purchaser will not transfer the Class II-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

   7._______That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class II-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class II-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   8._______That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class II-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

   9._______That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

   IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                              [Name of Purchaser]



                                             By:_______________________________
                                                 [Name of Officer]
                                                 [Title of Officer]

   Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

                  Subscribed and sworn before me this __ day of ________, 19 __.



____/________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

              [Letter from Transferor of Class II-A-R Certificate]




                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:  Wells Fargo Asset Securities Corporation,
     SERIES 2000-1, CLASS II-A-R
     -----------------------------------------
Ladies and Gentlemen:

                  [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                     Very truly yours,
                                                     [Transferor]



                                                     ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

                  The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class [B-4][B-5][B-6] Certificates (the "Class[B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1.________DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 27, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1.

                  Section 2.________REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

                  (b) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

                  (c) The Purchaser is acquiring the Class[B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

                  (d) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6]

Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

                  [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]


                  (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

                  (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve

System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

                  Section 3.  TRANSFER OF CLASS [B-4][B-5][B-6]CERTIFICATES.

                  (h) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (i) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement. (j) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------

                                    EXHIBIT K

                    WELLS FARGO ASSET SECURITIES CORPORATION

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                       ---------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

                  The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1.________DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 27, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1.

                  Section 2.________REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

                  Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
Section 4975 of the Code or Similar Law).

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                      [PURCHASER]



                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------


                                      [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                    Bank of America, N.A. Servicing Agreement

                         Bank United Servicing Agreement

             First Horizon Home Loan Corporation Servicing Agreement

           Downey Savings & Loan Association, F.A. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                ABN AMRO Mortgage Group, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

                  This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ___, between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and

 (the "Purchaser").

                              PRELIMINARY STATEMENT

                  ____________________________________ is the holder of the
entire interest in Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of October 27, 2000 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

                  ____________________________________ intends  to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

                  In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

                  In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01  DEFINED TERMS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

                  COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

                  COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's ("S&P") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

                  COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

                  CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

                  ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

                                      M-2
                  ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

                  MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

                  REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                  Section 1.02  DEFINITIONS INCORPORATED BY REFERENCE

                  All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

                  Section 2.01  REPORTS AND NOTICES

                  (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                    (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

                  (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

                  (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

                  Section 2.02 PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

                  (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01 (a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

                  (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

                  (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

                  (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                  (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust

Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

                  (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

                  Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

                  (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                  (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

                  (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

                  Section 2.04  TERMINATION

                  (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and


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

Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

                  (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

                  Section 3.01  COLLATERAL FUND

                  Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

                  Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

                  Section 3.02  COLLATERAL FUND PERMITTED INVESTMENTS

                  The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such


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

investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

                  All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                  Section 3.03  GRANT OF SECURITY INTEREST

                  The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

                  The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                  Section 3.04  COLLATERAL SHORTFALLS

                  In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


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

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  Section 4.01  AMENDMENT

                  This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

                  Section 4.02  COUNTERPARTS

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.03  GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 4.04  NOTICES

                  All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                           Frederick, MD 21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365

                  (b)      in the case of the Purchaser,

                           ___________________________________
                           ___________________________________
                           ___________________________________
                           Attention: ________________________

                  Section 4.05  SEVERABILITY OF PROVISIONS

                  If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 4.06  SUCCESSORS AND ASSIGNS

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

                  Section 4.07  ARTICLE AND SECTION HEADINGS

                  The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 4.08  CONFIDENTIALITY

                  The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

                  Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

                  Section 4.09  INDEMNIFICATION

                  The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                Wells Fargo Bank Minnesota, National Association

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                   ---------------------------------------------



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

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